THIS DISCLOSURE STATEMENT HAS NOT BEEN FILED WITH OR APPROVED BY THE BANKRUPTCY COURT. IN THE EVENT THE COMPANY FILES A PETITION FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AND SEEKS CONFIRMATION OF ITS PLAN OF REORGANIZATION, THIS DISCLOSURE STATEMENT WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL. DEFINED TERMS USED IN THIS COVERING SUMMARY SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE TEXT OF THE DISCLOSURE STATEMENT.

                   DISCLOSURE STATEMENT, DATED AUGUST 29, 1996

                      Solicitation of Votes with Respect to
                                       the
                Prepackaged Chapter 11 Plan of Reorganization of

                             ITHACA INDUSTRIES, INC.

                       from the holders of its outstanding

                   11 1/8% SENIOR SUBORDINATED NOTES DUE 2002

                               and from its other

                               IMPAIRED CREDITORS

- --------------------------------------------------------------------------------
                     THE VOTING DEADLINE TO ACCEPT OR REJECT
                   THE PLAN IS 4:00 P.M., NEW YORK CITY TIME,
                 ON MONDAY, SEPTEMBER 30, 1996, UNLESS EXTENDED.
- --------------------------------------------------------------------------------

     HOLDERS OF NOTES AND ALL OTHER IMPAIRED CREDITORS OF THE COMPANY ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT (INCLUDING THE MATTERS DESCRIBED UNDER THE HEADING "RISK FACTORS") PRIOR TO SUBMITTING BALLOTS PURSUANT TO THE SOLICITATION.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE SOLICITATION, THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS THAT ALL IMPAIRED CREDITORS SUBMIT BALLOTS ACCEPTING THE PLAN OF REORGANIZATION AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     ALL MEMBERS OF THE INFORMAL COMMITTEE, AND CERTAIN OTHER NOTEHOLDERS, HAVE ADVISED THE COMPANY THAT THEY INTEND TO VOTE IN FAVOR OF THE PLAN.

     IF THE REQUISITE VOTE CONDITION IS SATISFIED, AND THE PLAN IS SUBSEQUENTLY CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF NOTES AND ALL OTHER IMPAIRED CREDITORS AND HOLDERS OF EQUITY INTERESTS (INCLUDING THOSE WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN) WILL BE BOUND BY THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                                                                     (Continued)

(Front Cover Page Continued)

     This Disclosure Statement, the Plan annexed hereto as Exhibit A (and the other appendices hereto), the accompanying form of Ballot, and the related materials delivered together herewith are being furnished by the Company to registered Noteholders, and to all other Impaired Creditors known to the Company, pursuant to sections 1125(a) and 1126(b) of the Bankruptcy Code, in connection with the Solicitation by the Company of votes to accept or reject, as the case may be, its Plan (and the transactions contemplated thereby), as described herein.

     The Company is not currently a debtor (or a debtor-in-possession) in a case under chapter 11 of the Bankruptcy Code. However, in the event the Company receives properly completed Ballots indicating acceptance of the Plan in sufficient number and amount to meet the voting requirements prescribed by section 1126 of the Bankruptcy Code, the Company intends to file (but hereby expressly reserves the right not to file) with the Bankruptcy Court a voluntary petition for reorganization pursuant to chapter 11 of the Bankruptcy Code and to seek, as promptly thereafter as is practicable, confirmation by the Bankruptcy Court of the Plan pursuant to Section 1129 of the Bankruptcy Code.

     FOR THE PLAN TO BE CONFIRMED BY THE BANKRUPTCY COURT AS A CONSENSUAL PLAN, THE HOLDERS OF CLAIMS IN EACH IMPAIRED CLASS WHO CAST VOTES IN FAVOR OF THE PLAN MUST (a) HOLD AT LEAST TWO-THIRDS IN AGGREGATE AMOUNT OF THE CLAIMS OF THE HOLDERS IN SUCH CLASS WHO CAST VOTES WITH RESPECT TO THE PLAN AND (b) COMPRISE MORE THAN ONE-HALF IN NUMBER OF THE HOLDERS IN SUCH CLASS WHO CAST VOTES WITH RESPECT TO THE PLAN.

     To the extent that the requisite votes for acceptance of the Plan from each Class of Impaired Creditors are not received, or if they are received but subsequently revoked, withdrawn or deemed invalid, in any such case, prior to the termination of the Solicitation, the Company hereby reserves the absolute right to use any and all votes which were received (and not subsequently revoked or withdrawn) pursuant to this Solicitation to seek, on a nonconsensual basis, confirmation of the Plan (or of any modification thereof that does not materially and adversely affect the treatment of the claim of any such Impaired Creditor).

     PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 14a-2 THEREUNDER, THE PROXY RULES OF THE SECURITIES EXCHANGE COMMISSION ADOPTED UNDER THAT SECTION DO NOT APPLY TO THIS SOLICITATION, SINCE THE NOTES ARE NOT EQUITY SECURITIES REGISTERED OR REQUIRED TO BE REGISTERED UNDER SECTION 12(g) OF THAT ACT AND ARE NOT REGISTERED OR REQUIRED TO BE REGISTERED UNDER SECTION 12(b) OF THAT ACT BY REASON OF BEING LISTED FOR TRADING ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

     THE COMPANY IS RELYING ON SECTION 3(a) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND SECTION 1145 OF THE BANKRUPTCY CODE, TO EXEMPT FROM REGISTRATION PURSUANT TO THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, THE OFFER OF NEW SECURITIES WHICH MAY BE DEEMED TO BE MADE PURSUANT TO THE SOLICITATION. ACCORDINGLY, THE COMPANY HAS NOT ENGAGED AND WILL NOT, DIRECTLY OR INDIRECTLY, PAY ANY COMMISSION OR OTHER REMUNERATION TO ANY BROKER, DEALER, SALESPERSON, AGENT OR ANY OTHER PERSON TO SOLICIT ANY VOTES TO ACCEPT OR REJECT THE PLAN OR TO EXCHANGE THE NOTES THEREUNDER.

     THE NEW SECURITIES TO BE ISSUED ON THE EFFECTIVE DATE WILL NOT HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") UNDER THE SECURITIES ACT OR UNDER ANY STATE SECURITIES OR "BLUE SKY" LAW, AND WILL BE ISSUED IN RELIANCE UPON THE EXEMPTION FROM THE SECURITIES ACT AND EQUIVALENT STATE LAW REGISTRATION PROVIDED BY SECTION 1145(a)(1) OF THE BANKRUPTCY CODE.

     NONE OF THE NEW SECURITIES TO BE ISSUED ON THE EFFECTIVE DATE HAVE BEEN APPROVED OR DISAPPROVED BY THE COMMISSION OR BY ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL, OR REGULATORY AUTHORITY, AND

                                                                     (Continued)

(Front Cover Page Continued)

     NEITHER THE COMMISSION NOR ANY SUCH AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Ballots being solicited hereby will not be used by the Company for any purpose other than to cast, with respect to classes of Claims, votes to accept or reject the Plan (and any permitted modified version thereof) under chapter 11 of the Bankruptcy Code.

     Unless otherwise specified, the statements contained in this Disclosure Statement are made as of the date hereof, and neither the delivery of this Disclosure Statement nor any exchange of Notes made pursuant to the Plan will, under any circumstances, create any implication that the information contained herein is correct at any time subsequent to the date hereof.

     Any statement or other information which is contained in a document incorporated by reference in this Disclosure Statement (and/or incorporated by reference in any exhibit hereto) will be deemed to be modified or superseded for purposes of the Solicitation and the Plan to the extent a statement or other information contained in this Disclosure Statement (and/or in any Exhibits hereto) modifies, supersedes or replaces such statement or information. Any such statements or information modified or superseded will not, except as so modified or superseded, be deemed to constitute a part of this Disclosure Statement.

     Impaired Creditors should not construe the contents of this Disclosure Statement as providing any legal, business, financial or tax advice. Each such Creditor should, therefore, consult with his or its own legal, business, financial and tax advisors as to any such matters concerning the Solicitation, the Plan and the transactions contemplated thereby.



                         ------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
I.    INTRODUCTION AND SUMMARY
      A. The Solicitation ...................................................  1
      B. Summary of Classification and Treatment
           under The Plan of Reorganization .................................  1
      C. Voting and Confirmation Procedures .................................  4
         1. Who May Vote ....................................................  4
         2. Voting Instructions .............................................  4
         3. Acceptance or Rejection of the Plan .............................  5
         4. Counting of Ballots and Master Ballots
              for Determining Acceptance of the Plan ........................  5
         5. Confirmation Hearing ............................................  6

II.   BACKGROUND AND EVENTS PRECIPITATING THE SOLICITATION ..................  6
      A. Overview of the Company and its Business Operations ................  6
      B. Debt Structure of the Company ......................................  7
         1. The Notes .......................................................  7
         2. The Credit Agreement ............................................  8
      C. Certain Affiliate Relationships and Agreements .....................  9
         1. Overview of Affiliate Relationships .............................  9
         2. Agreements Regarding Holdings,
               the Company and Bestform ..................................... 10
      D. Development and Implementation of Business Plan .................... 10
      E. Development of the Plan of Reorganization .......................... 11
         1. Restructuring Negotiations With the Bank Group .................. 11
         2. Restructuring Negotiations With
               the Informal Committee ....................................... 12
         3. Treatment of General Unsecured Claims ........................... 13

III.  THE PLAN .............................................................. 13
      A. General ............................................................ 13
      B. Classification of Claims and Interests ............................. 14
      C. Treatment of Claims and Interests Under the Plan ................... 14
         1. Category 1-- Allowed Administrative Claims ...................... 15
         2. Category 2-- Allowed Tax Claims ................................. 15
         3. Class 1-- Allowed Priority Claims (Unimpaired) .................. 16
         4. Class 2A-- Allowed Bank Group Secured Claims (Impaired) ......... 16
         5. Class 2B-- Allowed General Secured Claims (Unimpaired) .......... 19
         6. Class 3-- Allowed General Unsecured Claims (Unimpaired) ......... 19
         7. Class 4-- Allowed Noteholders' Claims (Impaired) ................ 20
         8. Class 5-- Equity Interests (Impaired) ........................... 20
      D. Description of Transactions to Be Implemented
            in Connection with the Plan ..................................... 20
         1. New Ithaca Charter and By Laws .................................. 20
         2. Employee Incentive Plan and Arrangements ........................ 21
         3. Employment Contracts ............................................ 27
         4. Intercompany Compromise and Settlement .......................... 27
         5. Registration Rights Agreement ................................... 28
      E. Funding for the Plan ............................................... 30
      F. Treatment of Disputed Claims ....................................... 30
      G. Disputed Payments .................................................. 31
      H. Full and Final Satisfaction ........................................ 31
      I. Releases ........................................................... 32
      J. Injunctions ........................................................ 32
      K. Waiver of Contractual Subordination Rights ......................... 33
      L. Cram-Down .......................................................... 33

                                                                            Page
                                                                            ----

      M. Unclaimed Distributions ............................................ 33
      N. Time and Method of Distributions Under the Plan .................... 33
      O. Surrender of Cancelled Instruments ................................. 33
      P. Modification of the Plan ........................................... 34
      Q. Revocation of the Plan ............................................. 34
      R. Retention of Jurisdiction .......................................... 34
      S. Executory Contracts ................................................ 35
      T. Indemnification Obligations ........................................ 35
      U. Post-Confirmation Officers and Directors ........................... 35
      V. Conditions Precedent to Effective Date of the Plan ................. 36

IV.   ACCEPTANCE AND CONFIRMATION OF THE PLAN ............................... 37
      A. Acceptance of the Plan ............................................. 37
      B. Confirmation ....................................................... 37
         1. Confirmation Hearing ............................................ 37
         2. Statutory Requirements for Confirmation of the Plan ............. 37
         3. Confirmation Without Acceptance by
               All Impaired Classes ......................................... 38

V.    CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ................... 39
      A. Tax Consequences to the Company .................................... 39
         1. Cancellation of Debt Income ..................................... 39
         2. Section 382 Limitation .......................................... 40

      B. Tax Consequences to the Noteholders ................................ 41
         1. Exchange of Notes for New Ithaca Common Stock ................... 41
         2. Section 269 ..................................................... 42
      C. Tax Consequences to the Bank Group ................................. 42
      D. Tax Consequences to Holders of Equity Interests .................... 42

VI.   RISK FACTORS .......................................................... 43
      A. Leverage ........................................................... 43
      B. Dependence on Key Personnel ........................................ 43
      C. Importance of Major Customers ...................................... 43
      D. Competition ........................................................ 43
      E. Risks Inherent in Business Plan .................................... 43
      F. Lack of Market for New Ithaca Common Stock ......................... 44
      G. Certain Bankruptcy Related Considerations .......................... 44
         1. General ......................................................... 44
         2. Failure to File Chapter 11 Petition ............................. 44
         3. Risk of Failure to Obtain Authority
               to Pay Pre-Petition Unsecured Claims
               in the Ordinary Course of Business ........................... 44
         4. Risk of Non-Confirmation of the Plan ............................ 44
         5. Nonconsensual Confirmation ...................................... 44
      H. Liquidity; Restriction on Transfer ................................. 45
      I. Dividends .......................................................... 45
      J. Refinancing of Obligations to Bank Group ........................... 45

VII.  EXEMPTIONS FROM SECURITIES ACT REGISTRATION; REGISTRATION RIGHTS ...... 46
      A. The Solicitation ................................................... 46
      B. Issuance of New Securities Pursuant to the Plan .................... 46
      C. Registration Rights ................................................ 47

                                                                            Page
                                                                            ----

VIII. ALTERNATIVES TO THE PLAN AND CONSEQUENCES OF REJECTION ................ 47
      A. Alternative Plans .................................................. 47
      B. Chapter 7 Liquidation .............................................. 47

IX.   RECOMMENDATION AND CONCLUSION ......................................... 48

                                LIST OF EXHIBITS

A. Plan of Reorganization, dated August 29, 1996

B. Annual Report on Form 10K for the Fiscal Year Ended February 2, 1996
C. Liquidation Analysis
D. Financial Projections and Pro Forma Balance Sheet

E. Form of Certificate of Incorporation of reorganized Ithaca Industries, Inc., a Delaware corporation
F. Form of By-Laws of reorganized Ithaca Industries, Inc., a Delaware corporation
G. Form of Intercompany Compromise and Settlement
H. Form of Registration Rights Agreement
I. Form of Employee Incentive Plan

                                       I.

                            INTRODUCTION AND SUMMARY

A. The Solicitation

     Ithaca Industries, Inc. (the "Company" or "Ithaca"), is hereby soliciting votes (the "Solicitation") for the acceptance or rejection of the Company's plan of reorganization dated August 29, 1996 (the "Plan") under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code") from holders of: (i) the Company's 11 1/8% Senior Subordinated Notes due 2002 in the aggregate face amount of $125,000,000 (the "Notes") issued under that certain Indenture dated as of December 1, 1992 (the "Indenture"), between the Company and the indenture trustee therein (the "Trustee"), as same may have been amended, and (ii) Claims of the Bank Group (as defined below), who hold secured claims estimated to be approximately $101,500,000 as of August 30, 1996 (the month end immediately prior to the anticipated Filing Date), under that certain Credit Agreement dated as of December 1, 1992 (the "Credit Agreement"). A copy of the Plan (with exhibits) is annexed hereto as Exhibit "A" and should be reviewed separately. All capitalized terms used herein shall have the meanings ascribed to them in the Plan unless otherwise noted.

     The Company has negotiated the terms of the Plan with an informal committee of Noteholders, which recommends that all holders of Notes vote to accept the Plan. The Company has also negotiated the treatment of the Bank Group's Claims as contained in the Plan with the Bank Group Steering Committee. The Company expects the members of the Bank Group to vote in favor of the Plan, although the Company has been informed that such parties may not vote until an agreement has been reached regarding the New Ithaca Bank Group Documents. The Company believes that such agreement can and will be completed expeditiously and, therefore, does not believe there will be any significant delay in obtaining the vote of the members of the Bank Group. In addition, the sole shareholder of the Company, Ithaca Holdings, Inc., also supports the Plan.

     Although the Solicitation relates to a voluntary petition for reorganization of the Company under chapter 11 of the Bankruptcy Code, no such filing has been made or is intended to be made by the Company unless and until
(i) holders of Claims in each impaired Class who cast votes in favor of the Plan
(a) hold at least two-thirds in amount of the Claims of the holders in such Class who cast votes with respect to the Plan and (b) comprise more than one-half in number of the holders in such Class who cast votes with respect to the Plan (together, the "Requisite Vote Condition"), or (ii) the Company otherwise determines that such filing is necessary to protect the Company's property and/or interests. The Company anticipates that by conducting the Solicitation in advance of the commencement of a chapter 11 case, the duration of the bankruptcy proceeding will be significantly shortened, and the administration of such proceeding will be simplified and less costly.

B. Summary of Classification and Treatment under The Plan of Reorganization

     The effect of Confirmation of the Plan will be to cause, among other things, the following to occur: (i) each $1,000 principal amount of Notes will be exchanged for 80 shares of New Ithaca Common Stock, which represents each Note's proportionate share of 100% of the equity of Reorganized Ithaca (subject to dilution by equity distributed under the Employee Incentive Plan or as may be otherwise authorized and issued pursuant to the New Ithaca Charter), and the Company's Certificate of Incorporation and By-laws, each as currently in effect, will be amended and restated, (ii) the Credit Agreement will be restructured as described below, and (iii) all outstanding Equity Interests will be cancelled. In addition, should the Company commence a voluntary chapter 11 case, it intends to seek authority from the Bankruptcy Court to pay all pre-petition trade and other debt in the ordinary course of business. Under the Plan, to the extent not previously satisfied, all General Unsecured Claims against the Company will either be reinstated, paid in full in accordance with their respective terms or otherwise rendered unimpaired.

     In general, the Plan (i) divides Claims and Equity Interests that will exist on the date the Company files its voluntary petition under chapter 11 of the Bankruptcy Code (the "Filing Date") into six classes, (ii) sets forth the treatment afforded to each class, and (iii) provides the means by which the Company will be reorganized under chapter 11 of the Bankruptcy Code.

     The following table sets forth a summary of the treatment of each type of Claim and Equity Interest under the Plan (a detailed description of the Plan is set forth later in this Disclosure Statement in Section III entitled "The Plan").(1)

                       Type of
Class                 Claim/Interest          Treatment
- ----------            ---------------------   --------------------------------------------------

Not                  Allowed
Applicable           Administrative
                     Claims ...............   To be paid in full,  in Cash,  in such  amounts as
                                              are incurred in the ordinary course of business by
                                              the Company,  or in such amounts as are allowed by
                                              the  Bankruptcy  Court  upon (a) the  later of the
                                              Effective  Date  or  the  date  of a  Final  Order
                                              allowing such Administrative  Claim, (b) upon such
                                              other  terms  as may  exist  due  to the  ordinary
                                              course of business of the  Company,  or (c) as may
                                              be  agreed  upon   between  the  holders  of  such
                                              Administrative Claims and the Company.

Not                  Allowed
Applicable           Priority
                     Tax Claims............   To be paid in full,  in Cash,  on the later of (a)
                                              the Effective  Date, (b) the date upon which there
                                              is a Final Order allowing such Claim as an Allowed
                                              Tax  Claim,  (c) the date  that such  Allowed  Tax
                                              Claim  would  have been due if the  Reorganization
                                              Case had not  been  commenced,  or (d)  upon  such
                                              other  terms  as  may be  agreed  to  between  the
                                              Company  and the holder of any  Allowed Tax Claim;
                                              provided,  however,  that the Company  may, at its
                                              option,   in  lieu  of  payment  in  full  on  the
                                              Effective  Date of Allowed Tax  Claims,  make Cash
                                              payments  respecting Allowed Tax Claims,  deferred
                                              in  accordance  with  Section  1129(a)(9)  of  the
                                              Bankruptcy  Code. 1 Allowed Other Priority  Claims
                                              Unimpaired.  To be paid in full, in Cash, upon the
                                              later of the Effective  Date, or the date on which
                                              there is a Final Order  allowing any such Claim as
                                              an  Allowed  Priority  Claim,  or upon such  other
                                              terms as may be agreed to between  the Company and
                                              any holder of an Allowed Priority Claim.

2A                   Allowed Bank
                     Group Secured
                     Claims ...............   Impaired.  To receive,  on the Effective Date, Pro
                                              Rata distributions of the New Ithaca Secured Notes
                                              pursuant  to the New Ithaca  Bank Group  Documents
                                              which shall contain the terms set forth in Section
                                              4.2.1 of the Plan.

2B                   Allowed General
                     Secured ..............   Claims  Unimpaired.  Each  holder  of  an  Allowed
                                              General  Secured Claim will either be paid in full
                                              on the  Effective  Date  (or the date  upon  which
                                              there is a Final Order  allowing  such Claim as an
                                              Allowed  Secured  Claim),  or  will  otherwise  be
                                              rendered unimpaired.

- ------------
(1) This summary contains only a brief and simplified description of the classification and treatment of Claims and Equity Interests under the Plan. It does not describe every provision of the Plan. Accordingly, reference should be made to the entire Disclosure Statement (including exhibits) and the Plan for a complete description of the classification and treatment of Claims and Equity Interests.

                       Type of
Class                 Claim/Interest          Treatment
- ----------            ---------------------   --------------------------------------------------
3                    Allowed General
                     Unsecured Claims ....    Unimpaired.  To the  extent not  satisfied  by the
                                              Company in the ordinary  course of business  prior
                                              to  the   Effective   Date,   in  full  and  final
                                              satisfaction of such claim, the legal,  equitable,
                                              and  contractual  rights  to  which  such  Allowed
                                              General   Unsecured   Claim  entitles  the  holder
                                              thereof shall be left unimpaired and, accordingly,
                                              shall  be  satisfied  on the  latest  of  (i)  the
                                              Effective Date, (ii) the date a General  Unsecured
                                              Claim becomes an Allowed Claim,  (iii) the date an
                                              Allowed  General  Unsecured  Claim becomes due and
                                              payable  in  the   ordinary   course  of  business
                                              consistent  with the  Company's  ordinary  payment
                                              practices,  and (iv) the date on which the Company
                                              and the holder of such Allowed  General  Unsecured
                                              Claim  agree  in  writing.  At the  option  of the
                                              Company,  the  treatment  provided  under the Plan
                                              will result in the payment of any Allowed  General
                                              Unsecured Claim in Cash in an amount equal to such
                                              Allowed  General  Unsecured  Claim (which  payment
                                              shall  include  interest,  only to the  extent  to
                                              which  the  holder  thereof  may be  contractually
                                              entitled,  accrued through the date of payment).


4                    Allowed
                     Noteholder Claims ...    Impaired.  As of the  Effective  Date,  all  Notes
                                              shall be cancelled, annulled and extinguished, and
                                              each holder of an Allowed  Noteholder  Claim shall
                                              receive, in accordance with the terms of the Plan,
                                              its Pro Rata  share of  10,000,000  shares  of New
                                              Ithaca   Common   Stock   (representing,   in  the
                                              aggregate,  100% of the outstanding  shares of New
                                              Ithaca Common Stock).(2)


5                    Equity Interests
                     in the Company ......    Impaired.   On  the  Effective  Date,  all  Equity
                                              Interests  in  the  Company  shall  be  cancelled,
                                              annulled and  extinguished,  and holders of Equity
                                              Interests  shall not be  entitled  to  receive  or
                                              retain any property or interest in property  under
                                              the Plan on account of such Equity  Interests.  In
                                              addition,   the   Intercompany    Compromise   and
                                              Settlement  will be  approved  and  assumed.  (See
                                              Section III.D.4. of this Disclosure Statement).

- ----------
(2) The percentage of New Ithaca Common Stock to be issued to holders of Allowed Noteholder Claims is subject to dilution by shares of New Ithaca Common Stock to be issued in accordance with the Employee Incentive Plan, and such other shares as may be authorized and issued pursuant to the New Ithaca Charter.

     THIS DISCLOSURE STATEMENT CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF THE PLAN AND CERTAIN OTHER DOCUMENTS AND CERTAIN FINANCIAL INFORMATION. WHILE THE COMPANY BELIEVES THAT THESE SUMMARIES ARE FAIR AND ACCURATE AND PROVIDE ADEQUATE INFORMATION WITH RESPECT TO THE DOCUMENTS SUMMARIZED, SUCH SUMMARIES ARE
QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS. ALTHOUGH THE COMPANY HAS MADE EVERY EFFORT TO BE ACCURATE, EACH HOLDER OF A CLAIM OR EQUITY INTEREST SHOULD REVIEW THE PLAN AND THE OTHER EXHIBITS HERETO BEFORE CASTING A BALLOT. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION TO BE INCORPORATED THEREIN BY REFERENCE, THE PLAN SHALL GOVERN FOR ALL PURPOSES.

     THE STATEMENTS AND FINANCIAL INFORMATION CONTAINED HEREIN HAVE BEEN MADE AS

OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND EQUITY INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH REVIEW THAT THERE HAVE BEEN NO CHANGES IN THE FACTS SET FORTH HEREIN UNLESS SO SPECIFIED. WHILE THE COMPANY HAS MADE EVERY EFFORT TO DISCLOSE WHERE CHANGES IN PRESENT CIRCUMSTANCES COULD REASONABLY BE EXPECTED TO AFFECT MATERIALLY THE VOTE ON THE PLAN, THIS DISCLOSURE STATEMENT IS QUALIFIED TO THE EXTENT THAT CERTAIN EVENTS, SUCH AS THOSE MATTERS DISCUSSED IN THE SECTION BELOW ENTITLED "RISK FACTORS", DO OCCUR.

     NO PARTY IS AUTHORIZED TO GIVE ANY INFORMATION WITH RESPECT TO THE PLAN OTHER THAN THAT CONTAINED IN THIS DISCLOSURE STATEMENT. NO REPRESENTATIONS
CONCERNING THE COMPANY, ITS FUTURE BUSINESS OPERATIONS OR THE VALUE OF ITS ASSETS HAVE BEEN AUTHORIZED BY THE COMPANY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN YOUR ACCEPTANCE OF THE PLAN WHICH ARE INCONSISTENT WITH THE INFORMATION CONTAINED HEREIN SHOULD NOT BE RELIED UPON IN VOTING ON THE PLAN.

     THIS DISCLOSURE STATEMENT HAS BEEN PREPARED TO SOLICIT VOTES FOR A PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AND MAY NOT BE RELIED UPON OR USED FOR ANY OTHER PURPOSE.

C. Voting and Confirmation Procedures

     This Disclosure Statement (and the exhibits hereto), together with the accompanying form of ballot, form of master ballot and the related materials delivered together herewith, are being furnished for purposes of soliciting votes on the Plan to (i) holders of Notes whose respective names (or the names of whose nominees) appear as of the Record Date on the security holder lists maintained by the Trustee pursuant to the Indenture, and (ii) holders of Bank Group Secured Claims (collectively, with the Noteholders, the "Impaired Creditors").(3)

     All votes to accept or reject the Plan must be cast by using the form of ballot (the "Ballot") or, in the case of a brokerage firm holding Notes in its own name on behalf of a beneficial owner, the master ballot (the "Master Ballot"), enclosed with this Disclosure Statement. No votes other than ones using such Ballots will be counted except to the extent the Bankruptcy Court orders otherwise. Consistent with the provisions of Rule 3018 of the Bankruptcy Rules, the Company has fixed 5:00 p.m. (New York City time) on July 26, 1996 (the "Disclosure Statement Record Date") as the time and date for the determination of holders of record of Claims who are entitled to (i) receive a copy of this Disclosure Statement and all of the related materials, and (ii) to vote to accept or reject the Plan.

     1. Who May Vote

     Under the Bankruptcy Code, impaired classes of claims or interests are entitled to vote to accept or reject a plan of reorganization. A class which is not "impaired" is deemed to have accepted the Plan and need not vote. Under the Bankruptcy Code, a class is "impaired" unless the legal, equitable and contractual rights to which the holders of claims or interests in such Class are entitled are not modified. For purposes of the Plan, holders of Claims in Classes 2A and 4 are impaired and are entitled to vote on the Plan.

     2. Voting Instructions

     A Ballot to be used for voting to accept or reject the Plan accompanies this Disclosure Statement. After carefully reviewing the Plan and this Disclosure Statement (including the attached exhibits) please indicate your acceptance or rejection of the Plan on the Ballot and return it in the enclosed envelope addressed to:

                          Ithaca Industries, Inc. Plan
                          c/o Bankruptcy Services, Inc.
                               70 East 55th Street
                                    6th Floor
                            New York, New York 10022

- ----------
(3) Ballots are only being provided to holders of Claims in Classes that are impaired and entitled to vote under the Plan.

     BALLOTS MUST BE RECEIVED ON OR BEFORE 4:00 P.M. NEW YORK CITY TIME ON SEPTEMBER 30, 1996 (THE "VOTING DEADLINE"). ANY BALLOT WHICH IS NOT EXECUTED BY A DULY AUTHORIZED PERSON SHALL NOT BE COUNTED. THE COMPANY EXPRESSLY RESERVES THE RIGHT TO EXTEND (IN ITS SOLE DISCRETION AND ON A DAILY BASIS IF NECESSARY), THE VOTING DEADLINE UNTIL THE REQUISITE VOTE CONDITION HAS BEEN SATISFIED.(4) ANY BALLOT WHICH IS EXECUTED BY THE HOLDER OF AN ALLOWED CLAIM BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN SHALL NOT BE COUNTED.

     If you have any questions regarding the procedures for voting on the Plan, please call the Company's voting agent:

                            Bankruptcy Services, Inc.
                               70 East 55th Street
                                    6th Floor
                            New York, New York 10022
                                 (212) 376-8494
                            Attn: Ms. Laura Campbell

     3. Acceptance or Rejection of the Plan

     Under the Bankruptcy Code, a voting Class of Claims is deemed to have accepted the Plan if it is accepted by creditors in such Class who, of those voting on the Plan, hold at least two-thirds in amount and more than one-half in number of the Allowed Claims of such Class. A voting Class of Equity Interests is deemed to have accepted the Plan if it is accepted by holders of Equity Interests who hold at least two-thirds in amount of the Equity Interests of such Class that have actually voted on the Plan.

     If the Plan is not accepted by all impaired Classes of Allowed Claims, the Plan may still be confirmed by the Bankruptcy Court pursuant to Section 1129(b) of the Bankruptcy Code if (i) the Plan has been accepted by at least one impaired Class of Claims, and (ii) the Bankruptcy Court determines, among other things, that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each non-accepting impaired Class. If the Plan is not accepted by all impaired Classes of Allowed Claims, the Company may ask the Bankruptcy Court to find that the Plan does not discriminate unfairly and is fair and equitable with respect to each impaired Class that has not accepted the Plan.

     4. Counting of Ballots and Master Ballots for Determining Acceptance of the Plan

     The Company intends to count all Ballots and Master Ballots received prior to the Voting Deadline for purposes of determining whether each impaired Class that is entitled to vote has accepted or rejected the Plan. Bankruptcy Rule 3018(b) prescribes the conditions that must be satisfied in order to count the ballots solicited with respect to a plan of reorganization prior to the commencement of a chapter 11 case. The rule requires that (i) such chapter 11 plan and a related disclosure statement must be disseminated to substantially all impaired creditors and impaired equity holders, (ii) the time prescribed for voting on such a plan must not be unreasonably short, and (iii) the solicitation must be conducted in compliance with all applicable non-bankruptcy laws, rules, or regulations or, if there are no such applicable laws, rules, or regulations, that the disclosure statement for such plan contain "adequate information."
Section 1125 of the Bankruptcy Code defines "adequate information" as information of a kind and in sufficient detail as far as is reasonably practicable in light of the nature and history of a company and the condition of such company's books and records, that would enable a hypothetical reasonable investor typical of holders of claims or equity interests of the relevant class to make an informed judgment about the plan of reorganization.

     The Company believes that, with respect to the Plan, all the requirements of Bankruptcy Rule 3018(b) will be satisfied. This Disclosure Statement and the

- -----------
(4) If the Voting Deadline is so extended, the period during which Ballots and Master Ballots will be accepted will terminate at 4:00 p.m., New York City time, on such extended date. Except to the extent permitted by the Bankruptcy Court, Ballots or Master Ballots which are received after the Voting Deadline (as extended) will not be accepted or used in connection with the Company's request for confirmation of the Plan (or any permitted modification thereof).

Plan (a copy of which is annexed hereto as Exhibit A), together with all of the accompanying materials, are being transmitted to all known Impaired Creditors. The solicitation period for voting on the Plan is approximately 30 days, which is approximately the time normally prescribed by the Securities and Exchange Commission for an exchange offer pursuant to Rule 13e-4 and Regulation 14D, as the case may be, under the Securities Exchange Act of 1934, as amended. The Company believes that this Disclosure Statement contains sufficient information for all impaired holders of Claims to cast an informed vote to accept or reject the Plan.

     5. Confirmation Hearing

     Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a Confirmation Hearing. Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to confirmation of the Plan.

     Should the Company file a petition for relief under chapter 11 of the Bankruptcy Code and seek confirmation of the Plan, the Bankruptcy Court will schedule a Confirmation Hearing. Notice of the Confirmation Hearing will be provided to all holders of Claims and to all Equity Interests or their representatives (the "Confirmation Notice"). Objections to confirmation must be filed with the Bankruptcy Court by the date designated in the Confirmation Notice and are governed by Bankruptcy Rules 3020(b) and 9014, and Local Rules of the Bankruptcy Court. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

                                       II.

              BACKGROUND AND EVENTS PRECIPITATING THE SOLICITATION

A. Overview of the Company and its Business Operations

     Ithaca is a leading designer, marketer and manufacturer of private label women's and girls' underwear, men's and boys' underwear, hosiery and T-shirt products. Ithaca manufactures its products at approximately 19 plants in the southeastern United States, Central America and the Caribbean. A portion of the Company's goods are sewn by contractors in Asia and Latin America. Some are assembled by the Company's wholly-owned subsidiary, Ithaca, S.A., a Honduran corporation, which operates three sewing plants in that country, from components that are cut in the United States.(5) As of February 2, 1996, the Company had approximately 9,000 employees, of which approximately 8,500 were engaged in the manufacturing process, and approximately 500 were engaged in managerial, administrative or sales and marketing functions.

     The Company believes it is the largest manufacturer of private label underwear and hosiery products in the United States. The Company attributes its strong market largely to its ability to supply a wide variety of product offerings at a number of price points, a strong presence in multiple channels of distribution, an ability to maintain close customer relationships by developing products and programs that suit individual customer needs, and a low cost and flexible manufacturing capability.

     The Company has four principal product lines: (i) hosiery, (ii) men's and boys' underwear, (iii) women's and girls' underwear and (iv) T-shirts. In marketing its products, the Company utilizes the private label names or trade names of its customers as well as licensed brand names. The Company's products are sold through a wide range of retail distribution channels and are offered to the public through more than 10,000 customer outlets, including discount stores, department stores, specialty stores, drug stores and supermarkets.

     The Company was founded in 1948 in Ithaca, New York as a manufacturer of women's underwear. Since such time, Ithaca has evolved from a specialized producer of women's underwear for J.C. Penney to become a leading diversified producer and marketer of undergarments to major retailers throughout the United States. Over the years, Ithaca expanded its product lines and manufacturing capacity, adding hosiery in 1968, and men's and boys' underwear in 1972. During the early 1980's, Ithaca significantly broadened its customer base and further expanded its product lines by adding T-shirts to its product lines. Ithaca now sells a full line of white and colored T-shirts.

- -----------
(5) The Company also has one other subsidiary, Robsen Square 1800 Services Ltd., a Canadian corporation, which is also wholly-owned by the Company.

     In 1983, Ithaca's founder sold the business to an investor group led by Merrill Lynch Capital Partners Merrill Lynch & Co.), Butler Capital Corporation, and certain members of the Company's senior management. In 1992, Ithaca and its stockholders completed a transaction whereby Ithaca became (and presently is) a wholly-owned subsidiary of Ithaca Holdings, Inc. ("Holdings"), a Delaware corporation. Holdings was formed by affiliates of Merrill Lynch & Co., Inc. and Butler Capital Corporation to acquire, through an indirect wholly-owned subsidiary, the net assets of Bestform Foundations, Inc. ("Bestform"), a manufacturer of women's intimate apparel. On November 17, 1992, Holdings acquired Bestform, and Holdings and Ithaca Merger, Inc., a wholly-owned subsidiary of Holdings ("Mergerco"), entered into an agreement and plan of merger (the "Merger Agreement") pursuant to which, in December 1992, Mergerco was merged with and into Ithaca (the "Merger") and each outstanding share of common stock of the Company was converted into one share of common stock of Holdings, and Ithaca became a wholly-owned subsidiary of Holdings. Pursuant to the Merger and related transactions, stockholders of the Company at the time of the Merger acquired approximately 68% of the total number of shares of common stock of Holdings then outstanding. (For a detailed description of the Company and its history see the Company's Annual Report on Form 10-K for the Fiscal Year Ended February 2, 1996, a copy of which is annexed hereto as Exhibit "B").

B. Debt Structure of the Company

     The Company's significant pre-petition financing obligations consist of the Notes issued pursuant to the Indenture, and obligations to the Bank Group arising under the Credit Agreement.

     1. The Notes

     Pursuant to the  Indenture,  $125,000,000  of Notes were issued as follows:
$100,000,000 in principal amount offered through Merrill, Lynch, Pierce, Fenner & Smith Incorporated, and $25,000,000 in principal amount sold directly by the Company to certain limited partnership investment funds advised by, and other affiliates of, Butler Capital Corporation. (See Section II.C. of this Disclosure Statement entitled "Background and Events Precipitating the Solicitation -- Certain Affiliate Relationships and Agreements"). A portion of the net proceeds from the sale of the Notes were used to redeem the Company's old senior subordinated notes aggregating approximately $45.2 million at redemption (the "Old Senior Subordinated Notes") and old junior subordinated notes aggregating approximately $31.7 million at redemption (the "Old Junior Subordinated Notes"), and to pay an approximately $4.4 million prepayment penalty on the Old Junior Subordinated Notes, of which, at the time of the redemption, approximately $45.4 million were held by the funds advised by, and affiliates of, Butler Capital Corporation, and approximately $21.5 million were held by Merrill, Lynch affiliated entities.

     As discussed below, the Company was unable to make the December 15, 1995 interest payment due under the Notes and anticipated that it would be unable to pay the interest due on June 15, 1996, which led to the formation of the Informal Committee and to the negotiation of the Plan. (See Section II.E.2. of this Disclosure Statement entitled "Background and Events Precipitating the Solicitation -- Development of the Plan of Reorganization -- Restructuring Negotiations with the Informal Committee").

     If the Plan obtains the requisite acceptances and is confirmed by the Bankruptcy Court, holders of Allowed Noteholder Claims will receive New Ithaca Common Stock in exchange for the Notes (which include accrued and unpaid interest), and the Notes and the Indenture will be cancelled. Set forth below is a discussion of certain of the principal terms of the Notes and the Indenture.

     The Notes are unsecured obligations of the Company. Interest on the Notes accrues at the rate of 11 1/8% per annum and is payable on each June 15 and December 15. The Notes are subordinate and subject in right of payment to the prior payment in full, in cash or cash equivalents, of all existing and future senior indebtedness of the Company, as defined in the Indenture, including, among other things, borrowings from the Bank Group under the Credit Agreement (collectively, the "Senior Indebtedness"). The Notes are senior subordinated indebtedness of the Company ranking pari passu with all other future senior subordinated indebtedness of the Company and senior to all future subordinated indebtedness of the Company.

     2. The Credit Agreement

     In connection with the offering of the Notes, on December 1, 1992, the Credit Agreement was entered into among Holdings, the Company, Canadian Imperial Bank of Commerce and Kleinwort Benson Limited, as co-agents, and Bankers Trust Company ("BTC"), as agent, First Union National Bank of North Carolina, Marine Midland, N.A., The Long-Term Credit Bank of Japan, New York Branch, The First National Bank of Boston, National City Bank, The Industrial Bank of Japan, Limited, New York Branch, The Fuji Bank, Limited, and Banque Paribas (collectively with their successors, assigns and participants, the "Bank Group"). Pursuant to the Credit Agreement, funds were made available to the Company in the following components: (i) a term loan facility in the maximum principal amount of $125,000,000 (the "Term Loan Facility"), and (ii) a $65,000,000 revolving credit facility (the "Revolving Credit Loan Facility") pursuant to which funds were made available to the Company in accordance with a borrowing base formula set forth in the Credit Agreement (and which includes loans made by BTC in its individual capacity (hereinafter, the "Swingline Facility") in the maximum principal amount of $5,000,000). The Credit Agreement replaced Ithaca's then existing credit facility and, among other things, enabled Ithaca to refund its borrowing under its then existing credit facility.

     In mid-1995, the Company was unable to comply with certain financial covenants contained in the Credit Agreement. The Company was also unable to make principal repayments due under the Term Loan Facility on January 31, April 30 and July 31, 1996. Since that time, certain of the terms of the Credit Agreement were modified in connection with waivers of events of default agreed to by the Company and the Bank Group. Pursuant to the Plan, the Credit Agreement will be restructured. (See Section II.E.1. of this Disclosure Statement entitled "Treatment of Claims and Interests Under the Plan - Class 2A -- Allowed Bank Group Secured Claims").

     Pursuant to the Term Loan Facility, the Company obtained a term loan in the original principal amount of $125,000,000, to be repaid in twenty-four specified quarterly installments. The Term Loan matures on October 31, 1998. As of August 20, 1996, the outstanding principal balance of the Term Loan Facility was approximately $77,200,000.

     The Revolving Credit Facility also matures on October 31, 1998. Advances under the Revolving Credit Facility are based on a borrowing base equal to 85% of eligible accounts receivable and 50% of eligible inventory (each as defined in the Credit Agreement). If the amount of the borrowing and outstanding letters of credit under the Revolving Credit Facility exceeds the borrowing base at any time, the Company is required to reduce borrowing (and, if necessary, cash collateralize outstanding letters of credit) by the amount of such excess. As of August 20, 1996, the outstanding principal balance of the Revolving Credit Facility was approximately $17,000,000 (exclusive of approximately $7,300,000 in outstanding letters of credit).

     Pursuant to the Credit Agreement, the Company may also request that BTC issue, prior to October 31, 1998, (x) for the Company's account and for the benefit of any holder of certain indebtedness of the Company or any of its subsidiaries, irrevocable standby letters of credit ("Standby Letters of Credit"), including letters of credit respecting obligations incurred in the ordinary course of business relating to workers compensation, surety bonds, and other similar statutory obligations, and (y) for the Company's account and for the benefit of sellers of goods to the Company or any of its subsidiaries, an irrevocable sight documentary letter of credit ("Trade Letters of Credit", together with Standby Letters of Credit, collectively, the "Letters of Credit") in support of commercial transactions of the Company and its subsidiaries. As of August 20, 1996 there were approximately $7,300,000 in Letters of Credit outstanding.

     The Credit Agreement permits the Company to make optional prepayments, in whole or in part, under both the Term Loan Facility and the Revolving Credit Facility, and to cancel all or a part of the undrawn portion of the Revolving Credit Facility, in each case without premium or penalty. The Credit Agreement also requires mandatory prepayments of portions of the amount outstanding under the Term Loan Facility under certain circumstances.

     In addition, the Credit Agreement contains a number of customary covenants including, among others, those restricting the incurrence of indebtedness (including indebtedness to related parties), the creation or existence of liens, the declaration or payment of dividends, the making of certain investments or other payments, capital expenditures, lease payments, the repurchase or redemption of debt and equity securities of the Company, certain transactions with related parties, amendments to certain corporate and other documents, certain corporate transactions such as sales and purchases of assets, mergers or consolidations, sale-leaseback transactions and other transactions.

     Pursuant  to  the  Credit  Agreement,   Holdings  also  agreed  to  certain
covenants, including, among other things, those restricting the incurrence of additional indebtedness, the creation or existence of liens on the capital stock of the Company, certain corporate transactions such as sales and purchases of assets, mergers, consolidations, acquisitions (with certain exceptions), and change in the ownership of Ithaca.

     Ithaca's obligations under the Credit Agreement are secured by (i) a first priority perfected pledge of all securities owned by the Company and (ii) a first priority perfected lien on, and security interest in, substantially all of the Company's tangible and intangible assets. The terms of the Credit Agreement have been affected by certain waivers entered into by the Company and the Bank Group. (See Section II.E.1. of this Disclosure Statement entitled "Background and Events Precipitating the Solicitation -- Development of the Plan of Reorganization -- Negotiations with the Bank Group".)

C. Certain Affiliate Relationships and Agreements

     1. Overview of Affiliate Relationships

     Stephen M. McLean has served as a director of the Company since March 1985, and as a director of Holdings since January 1992. Mr. McLean was also a Managing Director of the Investment Banking Division of Merrill Lynch & Co., Inc. from 1987 to 1994. He is also a partner and director of Stonington Partners, Inc., a private investment firm, a position he has held since 1993. From 1993 to July 1994, he was a Partner of Merrill Lynch Capital Partners, Inc. ("MLCP"), a private investment firm affiliated with Merrill Lynch & Co., Inc., and a Senior Vice President of MLCP from 1987 to 1994. MLCP is the indirect general partner of several limited partnership investment funds, the limited partners of which are institutional investors, which own shares of common stock of Holdings. Investments made by such limited partnerships are funded by the partners thereof. In addition, Merrill Lynch & Co., Inc. co-invests in such investments in an amount equal to 25% of what such limited partnerships invest.

     MLCP is an affiliate of Merrill Lynch Interfunding, Inc., which also owns shares of common stock of Holdings. These Merrill Lynch affiliated entities beneficially owned 37.18% of the voting power of Holdings common stock upon the consummation of the Merger and related transactions. In addition, approximately $15.6 million in principal amount of Notes are held by Merrill Lynch & Co. on its own behalf.

     In exchange for services rendered as exclusive financial advisor to the Company in connection with the replacement of the Company's existing indebtedness and the financing of the Bestform acquisition, the Company paid MLCP a fee of $1 million. The Company has also agreed to indemnify MLCP against certain liabilities in connection with the services MLCP agreed to render, or to contribute to payments MLCP may be required to make in respect thereof.

     In addition, Gilbert Butler served as a Director of the Company since 1983, and as a Director of Holdings since 1992. Mr. Butler resigned from Holdings' and the Company's boards in November 1995, although two representatives of Butler Capital Corporation are still members of Holdings' board. Mr. Butler is also the managing general partner of two limited partnerships that own shares of common stock of Holdings. These limited partnerships also serve as the respective general partners of two limited partnership investment funds which own shares of common stock of Holdings. (Such limited partnerships, together with another limited partnership, the general partner of which is a partnership of which Mr. Butler is the managing general partner, are collectively referred to herein as the "Mezzanine Entities"). General Electric Pension Trust ("GEPT"), which purchased shares of Company common stock at the same time as did certain of the Mezzanine Entities and MLCP, is a limited partner of each of such investment funds. The Mezzanine Entities beneficially owned 31.05% of the voting power of Holdings common stock upon the consummation of the Merger and related transactions.(6) In addition, the Butler Noteholders presently hold Notes in the approximate principal amount of $25 million.

- ----------
(6) Besides the common stock owned by Merrill, Lynch affiliated entities, the Mezzanine Entities and GEPT, substantially all remaining shares of Holdings common stock is owned by certain management employees of Holdings, Ithaca and Bestform.

     Merrill Lynch Interfunding, Inc. held 33.63% of the Company's Old Senior Subordinated Notes and two Mezzanine Entities collectively held 44.25% of the Old Senior Subordinated Notes. Such holders, together with GEPT, held all of the Old Senior Subordinated Notes. The aggregate principal amount outstanding under the Old Senior Subordinated Notes at the time of their repayment was $45.2 million and the Old Senior Subordinated Notes bore interest at the rate of 14.25%. As stated above, a portion of the net proceeds of the offering of the Notes was used to redeem the Old Senior Subordinated Notes.

     Merrill Lynch Interfunding, Inc. held 20% of the Company's Old Junior Subordinated Notes and three Mezzanine Entities collectively held 80% of the Old Junior Subordinated Notes. The aggregate principal amount outstanding under the Old Junior Subordinated Notes at the time of their repayment was $31.7 million and the Old Junior Subordinated Notes bore interest at the rate of 14.5%. As also stated above, a portion of the net proceeds of the offering of the Notes was used to redeem the Old Junior Subordinated Notes and to pay a prepayment penalty thereon of approximately $4.4 million.

     The Certificate of Incorporation of Holdings provides the holders of Holdings' common stock with cumulative voting rights for the election of directors, pursuant to which each share of Holdings' common stock carries as many votes as there are vacancies to be filled, the stockholder being permitted to distribute the votes for all such shares among the candidates in any way desired. By reason of these provisions and voting agreements in a certain stockholders agreement, MLCP and the Mezzanine Entities may use their respective voting power to assure themselves of representation on Holdings' Board of Directors and the Company's Board of Directors, and thereby influence the operations of Ithaca.

     2. Agreements Regarding Holdings, the Company and Bestform

     Ithaca and Bestform have operated as independent companies; they have separate credit facilities with different lenders and have different management teams. The only significant operational arrangement currently in place between the two companies is a license arrangement which was entered into prior to the execution of the acquisition agreement. Other intercompany agreements include a tax sharing agreement between Holdings and Ithaca, and a tax sharing agreement between Holdings and Bestform. Pursuant to the Intercompany Compromise and
Settlement: (a) the license agreement shall be deemed terminated as of the date of the Intercompany Compromise and Settlement Agreement, and neither Ithaca nor Bestform shall have a claim against the other as a result of such termination;
(b) in anticipation of payments required to be made under the tax sharing agreement between Holdings and Ithaca in respect of Ithaca losses utilized by the affiliated group of which Holdings is the common parent for the Taxable Period (as defined in such agreement) that includes the date of cancellation of the Equity Interests and the exchange of Notes for New Ithaca Common Stock, Holdings will agree to make estimated quarterly payments to Ithaca, out of payments of estimated tax received from Bestform, in respect of such losses; (c) the tax sharing agreement between Holdings and Ithaca will be terminated with respect to taxable periods of Ithaca ending after the date of the cancellation of the Equity Interests and the exchange of Notes for New Ithaca Common Stock; and (d) the tax sharing agreement between Holdings and Bestform will remain in full force and effect. (See Section III.D.4. of this Disclosure Statement entitled "The Plan -- Description of Transactions to Be Implemented in Connection with the Plan -- Intercompany Compromise and Settlement".)

D. Development and Implementation of Business Plan(7)

     During fiscal 1996, the Company incurred covenant defaults under the Credit Agreement. In addition, Ithaca did not make the December 15, 1995 and June 15, 1996 interest payments due on the Notes or scheduled quarterly principal payments due under the Credit Agreement on January 31, April 30 and July 31, 1996. Gross profits decreased significantly ($28.0 million or 38%) during fiscal 1996 compared to fiscal 1995. All product categories had decreased gross profit during the year due to lower volume and manufacturing cost increases which were not offset by price increases. Anticipating that the current weakness in the U.S. retail environment would persist, with severe pricing pressures likely to continue or escalate with a corresponding adverse effect on the Company's profitability, in the third and fourth quarters of fiscal 1996 the Company

- ----------
(7) The information contained in this section has previously been available in public filings with the Securities and Exchange Commission.

undertook an extensive review of its manufacturing capacity, overhead structure, product lines and customer base.(8) The Company also analyzed its strategic plans in connection with the utilization of its plants located in Honduras, as well as obtaining products from the Far East.

     These efforts resulted in the promulgation of a three-year business plan. The Company has reviewed its business plan with the Bank Group and representatives of certain Noteholders, and is in the process of implementing such plan. In general, to enhance its performance and reduce overhead expenses, the Company consolidated its distribution centers and production capacity to increase efficiencies, consolidated certain plants to off-shore facilities and accelerated the process of moving more sewing operations off-shore. As part of its implementation of its business plan, the Company has terminated certain real property leases and unprofitable license agreements, and made certain payments in connection therewith. In addition, the Company reduced the number of styles and products it had been producing, eliminated unprofitable customers and product lines, began the process of establishing Far East outsourcing capability, and closed selected plants.

     In connection with its business plan, the Company recorded charges totaling $51,591,000 ($33,379,000 after related income tax benefits). Such charges related to (i) the closing and consolidation of certain manufacturing and distribution facilities, (ii) the write-down of certain equipment associated with closed facilities, (iii) the write-off and establishment of reserves for inventory and accounts receivable associated with customers, product lines, and specific products that the Company elected to discontinue manufacturing and distributing, (iv) severance and other costs associated with plant closures and overhead reductions, and (v) the write-off of certain impaired intangible assets. Although there are risks associated with the business plan (see Section VI of this Disclosure Statement entitled "Risk Factors"), the Company believes that its restructured operations will enable it to remain competitive and expand in areas where it has its greatest strength.

E. Development of the Plan of Reorganization

     In furtherance of its restructuring efforts, the Company, together with its legal and financial advisors, met with representatives of the Bank Group and with representatives of certain Noteholders in order to discuss the Company's general business and financial status, and to explore various restructuring alternatives. To facilitate these discussions, the Bank Group formed a steering committee (the "Bank Group Steering Committee") and certain Noteholders formed an informal committee (the "Informal Committee").

     During discussions with its creditor constituencies, the Company emphasized the benefits of a consensual transaction, and the potential harm the uncertainties of a protracted, contentious restructuring process could cause to the Company's relationships with its suppliers and customers. The Plan represents such a transaction pursuant to which: the Credit Agreement will be restructured; the holders of Noteholder Claims will receive 100% of the equity of Reorganized Ithaca (subject to dilution by shares of New Ithaca Common Stock issued in accordance with the Employee Incentive Plan, or such other shares as may be authorized and issued pursuant to the New Ithaca Charter); the Company's other creditors will be rendered unimpaired and, if permitted by the Bankruptcy Court, will continue to be paid in the ordinary course of business; and the Intercompany Compromise and Settlement will be implemented.

     1. Restructuring Negotiations With the Bank Group

     In May 1995, in connection with a then contemplated corporate restructuring of Holdings and its subsidiaries, Ithaca received a commitment from BTC to provide a new $250,000,000 revolving credit facility to replace both the Credit Agreement and Bestform's borrowings under Bestform's senior bank facility. In connection with the contemplated refinancing, Holdings was to have contributed all of the stock of Bestform Holdings Inc., the parent of Bestform, to Ithaca, and thereby Bestform was to have become an indirect wholly-owned subsidiary of

- ------------
(8) Ithaca retained the firm of Alvarez & Marsal, Inc. ("A&M") as management and financial consultants to assist in the restructuring of the Company's operations and finances. In connection therewith, Peter Cheston, a Managing Director of A&M, is serving as the Company's Acting Chief Operating Officer. A&M's fees for services rendered are based on hourly rates set forth in an engagement letter with the Company. In addition, the Company reimburses A&M for its reasonable out-of-pocket expenses. All such fees and expenses are billed to the Company on a monthly basis.

Ithaca. However, in October 1995, Ithaca suspended its efforts to enter into this new revolving credit facility because it determined that such a facility could not, at that time, be implemented on terms that were acceptable. As a result, Bestform did not become a subsidiary of Ithaca, and Bestform continued to operate as an independent affiliate of Ithaca.

     During fiscal 1996, Ithaca was not in compliance with certain financial covenants in the Credit Agreement. Thereafter, following discussions with the Bank Group, Ithaca entered into a series of waiver agreements (with the most recent covering the period from July 1, 1996 to and including August 31, 1996) respecting these defaults, while continuing to pursue efforts to effect a restructuring.

     In general, the waivers with the Bank Group provide for (i) restricted availability under the Revolving Credit Facility, (ii) the computation and payment of interest with respect to a prime-based rate (as opposed to a LIBOR-based rate), (iii) a cash collateral arrangement pursuant to which, among other things, the Company agreed to grant a lien to First Union National Bank of North Carolina ("First Union"), for the benefit of the Bank Group, on all funds on deposit with First Union (and, with the exception of certain specified accounts with deposits not to exceed an aggregate of $600,000, agreed to maintain all deposit and other bank accounts with First Union), (iv) a delay in principal payments due January 31, April 30 and July 31, 1996 until the end of the waiver period, (v) a restriction on the payment of interest due under the Notes on December 15, 1995 and June 15, 1996 (both of which have not been paid),
(vi) the Company's payment of waiver fees to the Bank Group aggregating $375,000 (which were paid), and (vii) additional covenants regarding asset sales, EBITDA,(9) and capital expenditures. Under the terms of the waiver effective as of July 1, 1996, the Company had availability of approximately $10.9 million under the Revolving Credit Facility as of August 20, 1996. The waivers from the Bank Group provide that the failure to make the scheduled interest payment on the Notes does not constitute a default or event of default under the Credit Agreement unless and until the indebtedness pursuant to the Notes shall have become due prior to its stated maturity by reason of such failure, or any Noteholder (or trustee under the Indenture) shall have exercised any remedy under the Indenture, or shall have initiated any legal proceeding, in respect of, or in relation to, such failure to make the schedule interest payment. As of the date hereof, no such action has been taken.

     The Company's negotiations with the Bank Group Steering Committee have resulted in the proposed treatment of the Bank Group Secured Claims as set forth in Section 4.2.1 of the Plan. (See Section III.C.4. of this Disclosure Statement entitled "The Plan -- Treatment of Claims and Interests Under the Plan -- Class 2A -- Allowed Bank Group Secured Claims".)

     2. Restructuring Negotiations With the Informal Committee

     Shortly after its formation, representatives of the Informal Committee requested permission to engage, at the Company's expense, independent legal and financial advisors to conduct due diligence, and to advise the Informal
Committee with respect to the viability of various financial restructuring alternatives. In December 1995, the Informal Committee engaged Houlihan Lokey Howard & Zukin, Inc. ("Houlihan Lokey") to act as its financial advisor at the expense of the Company. Additionally, the Company agreed to pay fees and expenses of the Informal Committee and its legal advisors, Stroock & Stroock &
Lavan. During the first quarter of calendar year 1996, representatives of Houlihan Lokey inspected certain of the Company's properties and facilities, and conducted due diligence with respect to the Company's business operations and financial condition. In addition, Stroock & Stroock & Lavan analyzed the transactions between the Company and its affiliates. (See Section II.C. of this Disclosure Statement entitled "Background and Events Precipitating the Solicitation -- Certain Affiliate Relationships and Agreements" for an overview of transactions between the Company and its affiliates).

     Thereafter, the Company and the Informal Committee engaged in negotiations regarding a long-term restructuring. Ultimately, the parties agreed to the terms of the restructuring proposed under the Plan pursuant to which the Notes would be converted into 100% of the equity of Reorganized Ithaca (subject to dilution for shares of New Ithaca Common Stock issued pursuant to the Employee Incentive

- -----------
(9) EBITDA stands for earnings before interest, taxes, depreciation, and amortization.

Plan, or such other shares as may be authorized and issued pursuant to the New Ithaca Charter), and the Intercompany Compromise and Settlement would be effectuated.

     Representatives of the Company and its advisors, and the Informal Committee and its advisors, mutually determined that the proposed restructuring could best be accomplished pursuant to a pre-petition solicitation of votes to accept or reject a voluntary plan of reorganization under chapter 11 of the Bankruptcy Code. On July 19, 1996, the Company's Board of Directors, having unanimously determined that consummation of the transactions contemplated by the Plan is in the best interests of the Company, its security holders and its creditors, authorized the commencement of the Solicitation.

     3. Treatment of General Unsecured Claims

     Under the Plan, General Unsecured Claims are to be rendered unimpaired. In order to effectuate this non-impairment, the Company intends to seek authority from the Bankruptcy Court to continue to satisfy its obligations to unsecured creditors in the ordinary course of business, including obligations which arise prior to the filing of the Company's Chapter 11 proceeding. If the Company is unable to obtain such authority, the Plan may have to be amended to provide different treatment for the holders of General Unsecured Claims. (See Section II of this Disclosure Statement entitled "The Plan" for a detailed description of the treatment of General Unsecured Claims under the Plan). In addition, while the Company is continuing to review the issue with its creditor constituencies, the Company presently anticipates requesting that the Bankruptcy Court fix a deadline for filing of proofs of Claim against the Company, although holders of non-disputed trade claims, holders of Bank Group Secured Claims and holders of Notes (and possibly other creditors) will not be required to file proofs of claim.

                                      III.

                                    THE PLAN

A. General

     The following is a summary intended as a brief overview of the Plan and is qualified in its entirety by reference to the full text of the Plan, a copy of which is annexed hereto as Exhibit "A". All capitalized terms used in this section shall have the meanings ascribed to them in the Plan unless otherwise noted. Holders of Claims and Equity Interests are respectfully referred to the relevant provisions of the Bankruptcy Code and are encouraged to review the Plan and this Disclosure Statement with their counsel. In general, a Chapter 11 plan of reorganization must (i) divide claims and interests into separate categories and classes, (ii) specify the treatment that each category and class is to receive under such plan, and (iii) contain other provisions necessary to implement the reorganization of a debtor.

     A chapter 11 plan may specify that the legal, equitable and contractual rights of the holders of claims or equity interests in certain classes are to remain unchanged by the reorganization effectuated by the Plan. Such classes are referred to as "unimpaired" and, because of such favorable treatment, are deemed to vote to accept the plan. Accordingly, it is not necessary to solicit votes from holders of claims or equity interests in such "unimpaired" classes. Under the Company's Plan, the Class of General Secured Claims and the Class of General Unsecured Claims are unimpaired and, therefore, are deemed to have accepted the Plan.

     If the Requisite Vote Condition is satisfied, the Company intends to commence (but reserves the absolute right not to commence) a voluntary chapter 11 case. At that time, the Company intends to file with the Bankruptcy Court its voluntary petition for relief under chapter 11 of the Bankruptcy Code, the Plan (or any permitted modification thereof), and the Ballots and Master Ballots received pursuant to the Solicitation. The Company will then request the Bankruptcy Court to schedule a hearing to consider whether the Plan meets all the requirements for Confirmation under the Bankruptcy Code. In the event that any Class or Classes of Claims or Equity Interests reject(s) the Plan, upon the Company's request, the Bankruptcy Court may nevertheless confirm the Plan if certain minimum treatment standards are met with respect to such Class or Classes. (See Section IV.B.3. of this Disclosure Statement entitled "Acceptance and Confirmation of the Plan--Confirmation--Confirmation Without Acceptance By All Impaired Classes".)

     The Company believes that (i) under the Plan, creditors will obtain a greater recovery from the Company than the recovery which otherwise would be obtained if the assets of the Company were liquidated under chapter 7 of the Bankruptcy Code, and (ii) the Plan will enable the Company to continue its business operations as a viable going concern and enhance the Company's ability to service its debt obligations and fund its capital expenditures.

B. Classification of Claims and Interests

     Section 1122 of the Bankruptcy Code provides that a plan of reorganization shall classify the claims of a debtor's creditors and interest holders. In compliance with Section 1122, the Plan divides the holders of Claims and Equity Interests into two categories and six Classes, and sets forth the treatment offered to each Class.(10) These Classes take into account the differing nature and priority of claims against the Company. Section 101(5) of the Bankruptcy Code defines "claim" as a "right to payment, whether or not such right is reduced to  judgment,  liquidated,  unliquidated,  fixed,  contingent,  matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured" or a "right to an equitable remedy for breach of performance if such breach gives rise to a right to payment whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured." A "claim" against a debtor also includes a claim against property of the debtor, as provided in Section 102(2) of the Bankruptcy Code. An interest is an equity interest in a debtor.

     For the holder of a claim to participate in a reorganization plan and receive the treatment offered to the class in which it is classified, its claim must be allowed. Under the Plan, an Allowed Claim is defined as: (a) a Claim that has been listed by the Company in its Schedules and (i) is not listed as disputed, contingent or unliquidated, and (ii) is not a Claim as to which a proof of Claim has been filed; (b) a Claim as to which a timely proof of Claim has been filed as of the Bar Date and (i) no objection thereto, or application to equitably subordinate or otherwise limit recovery, has been made on or before any applicable deadline, or (ii) if an objection thereto, or application to equitably subordinate or otherwise limit recovery, has been interposed, the extent to which such Claim (whether in whole or in part) has been allowed by a Final Order; (c) a Claim arising from the recovery of property under section 550 or 553 of the Bankruptcy Code and allowed in accordance with section 502(h) of the Bankruptcy Code; or (d) any Claim allowed under the Plan. Under the Plan, an Allowed Equity Interest is an Equity Interest scheduled by the Company.

C. Treatment of Claims and Interests Under the Plan

     The Plan segregates the various Claims against, and the Equity Interests in, the Company into a category of Allowed Administrative Claims, a category of Allowed Tax Claims; a Class of Allowed Priority Claims (Class 1); a Class of Allowed Secured Claims (Class 2), consisting of two subclasses: Allowed Bank Group Secured Claims (Class 2A), and all other Allowed General Secured Claims (Class 2B); a Class of Allowed General Unsecured Claims (Class 3); a Class of Allowed Noteholder Claims (Class 4); and a Class of Equity Interests (Class 5).

     Under the Plan, Claims in Classes 1, 2B and 3 are unimpaired, and Claims in Classes 2A and 4, and Equity Interests in Class 5, are impaired. In the Company's opinion, the treatment accorded to the impaired Classes of Creditors represents the best treatment which can be provided to these Claimants under the circumstances and is superior to the treatment which would be afforded to such Claimants in the event of a liquidation of the Company. Set forth below is a summary of the Company's Plan, a copy of which is annexed hereto and to which

- -------------
(10) A debtor is required under Section 1122 of the Bankruptcy Code to classify the claims and interests of its creditors and interest holders into classes that contain claims and interests that are substantially similar to the other claims or interests in such class. While the Company believes that it has classified all Claims and Equity Interests in compliance with the provisions of Section 1122 of the Bankruptcy Code, it is possible that a holder of a Claim or interest may challenge the Company's classification of Claims or Equity Interests and the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, it is the present intent of the Company, to the extent permitted by the Bankruptcy Court, to modify the Plan to provide for whatever reasonable classification might be required by the Bankruptcy Court for Confirmation, and to use the acceptances received by the Company from any holder of a Claim pursuant to this solicitation for the purpose of obtaining the approval of the Class or Classes of which such holder of a Claim is ultimately deemed to be a member.

reference is made. This summary is qualified in its entirety by the full text of such document. In the event of an inconsistency between the Plan and the description contained herein, the terms of the Plan shall govern. The Plan is complicated and substantial. Time should be allowed for its analysis; consultation with a legal and/or financial advisor is recommended and should be considered.

     1. Category 1--Allowed Administrative Claims

     Administrative Claims include the actual and necessary costs and expenses incurred during a chapter 11 case. Such expenses may include costs incurred in the operation of the Company's business after the commencement of its chapter 11 case and the actual reasonable fees and expenses of Professionals retained by the Company, the Informal Committee or any statutory committee appointed to serve in the Company's chapter 11 case.

     Pursuant to the Plan, all Administrative Claims are to be paid in full, in Cash, in such amounts as are incurred in the ordinary course of business by the Company, or in such amounts as such Administrative Claims are allowed by the Bankruptcy Court upon (a) the later of the Effective Date or the date upon which there is a Final Order allowing such Administrative Claim, (b) such other terms as may exist in the ordinary course of the Company's business or (c) as may be agreed upon between the holders of such Administrative Claims and the Company. All final applications for Professional Fees for service rendered in connection with the Reorganization Case and the Plan prior to the Confirmation Date shall be filed with the Bankruptcy Court within thirty (30) days after the Confirmation Date. Payments respecting final Professional Fee applications shall be made from the Professional Fee Reserve within two (2) Business Days following the Bankruptcy Court's authorization thereof. All professional fees for services rendered in connection with the Reorganization Case and the Plan after the Confirmation Date, including those relating to the resolution of Disputed Claims, shall be paid by Reorganized Ithaca without further Bankruptcy Court authorization. Notwithstanding anything in the Plan to the contrary, (i) the reasonable fees and expenses incurred on or after the Filing Date by the counsel (i.e., Stroock & Stroock & Lavan) and financial advisors (i.e., Houlihan, Lokey) retained by the Informal Committee, upon agreement with Ithaca, prior to the Filing Date (together with the reasonable fees and expenses of local counsel with respect to the Reorganization Case), and (ii) the reasonable fees and expenses of the Indenture Trustee arising on or after the Filing Date which are required to be paid by the Company pursuant to the Indenture, shall be paid by the Company and/or Reorganized Ithaca as Administrative Claims in the ordinary course of the Company's business (but in no event later than the Effective
Date), without application by or on behalf of any such parties to the Bankruptcy Court and without notice and a hearing, unless specifically required by the Bankruptcy Court. If Reorganized Ithaca and either any such professional retained by the Informal Committee or the Indenture Trustee, as the case may be, cannot agree on the amount of fees and expenses to be paid to such party, the amount of any such fees and expenses shall be determined by the Bankruptcy Court.

     2. Category 2-- Allowed Tax Claims

     Tax Claims means the Allowed unsecured claims of governmental units entitled to a priority in right of payment under Section 507(a)(8) of the Bankruptcy Code. All Allowed Tax Claims are to be paid by the Debtor in full, in Cash, on the later of (a) the Effective Date, (b) the date on which there is a Final Order allowing such Claim as a Tax Claim, (c) the date that such Allowed Tax Claim would have been due if the Reorganization Case had not been commenced, or (d) upon such other terms as may be agreed to between the Company and the holder of any Allowed Tax Claim; provided, however, that (i) the Company may, at its option, in lieu of payment in full of Allowed Tax Claims on the Effective Date, make Cash payments respecting Allowed Tax Claims, deferred to the extent permitted by Section 1129(a)(9)(C) of the Bankruptcy Code, and, in such event, interest shall be paid on the unpaid portion of such Allowed Tax Claim at a rate to be agreed to by the Company and the appropriate governmental unit or, if they are unable to agree, as determined by the Bankruptcy Court; and (ii) if such Allowed Tax Claim is for a tax assessed against property of the estate, such Claim will not exceed the value of the interest of the estate in such property; and, in the event an Allowed Tax Claim may also be classified as an Allowed Secured Claim, the Company may, at its option, elect to treat Allowed Tax Claims as Secured Claims. Notwithstanding the foregoing, all Allowed Tax Claims that by their terms become due and payable after the Effective Date shall be paid when due.

     The Company believes that it is current on all taxes that are or will have become due and payable prior to the Filing Date.

     3. Class 1--Allowed Priority Claims (Unimpaired)

     Priority Claims include the Allowed Unsecured Claims entitled to priority in right of payment pursuant to Section 507 of the Bankruptcy Code. Pursuant to the Plan, all Allowed Priority Claims shall be paid in full, in Cash, upon the later of the Effective Date, or the date on which there is a Final Order allowing any such Claim as an Allowed Priority Claim, or upon such other terms as may be agreed to between the Company and any holder of an Allowed Priority Claim.

     As of the date hereof, the Company does not anticipate that there will be a significant amount of Allowed Priority Claims on the Effective Date.

     4. Class 2A--Allowed Bank Group Secured Claims (Impaired)

     On the Effective Date, each holder of an Allowed Bank Group Secured Claim shall receive, in respect of such Allowed Secured Claim, its Pro Rata share of the New Ithaca Secured Notes pursuant to the New Ithaca Bank Group Documents which shall contain the following principal terms:

    Borrower:                      Reorganized Ithaca

    Agent:                         Bankers Trust Company

    Co-Agent:                      Canadian   Imperial   Bank  of  Commerce  and
                                   Kleinwort Benson Limited

    Lenders: Current lender parties to the Credit Agreement (the "Lenders"), each of which shall commit to make available its pro rata portion (as presently calculated under the Credit Agreement) of the term loan and revolving credit facility described below.

    Term Loan
    Principal:                     $55,000,000   (equals   current   outstanding
                                   principal  of the term loan  under the Credit
                                   Agreement minus $22,200,000  "transferred" to
                                   revolving  credit   commitment  as  described
                                   below)

    Revolving Credit
    Commitment:                    $77,200,000  in the  aggregate  (inclusive of
                                   (i)   outstanding   unpaid   balance  of  any
                                   pre-petition   revolving   credit  loans  and
                                   post-petition debtor-in-possession financing,
                                   all of  which  shall  be  paid  or  otherwise
                                   satisfied  with the proceeds of the revolving
                                   credit  commitment,  and (ii) and $22,200,000
                                   "transferred"  from  outstanding  term loan).
                                   Commitment will be reduced to (i) $63,000,000
                                   for 30  consecutive  days  during  the period
                                   beginning  on each  December  1 and ending on
                                   the immediately following January 31 and (ii)
                                   $68,000,000 for 30 consecutive days beginning
                                   on each May 1 and  ending on the  immediately
                                   following  June  30.  The  revolving   credit
                                   commitment will include a $25,000,000 letter of credit subfacility.(11)

    Maturity:                      August 31, 1999

    Commitment Fee:                0.5% of unused  revolving  credit  commitment
                                   per annum.

    Other Fees and
    Expenses:                      Customary  Agent's  fees and letter of credit
                                   fees, and reasonable legal and other expenses of Agent, Co-Agents and Lenders.

- -----------
(11) Unused availability under the letter of credit subfacility may be used for direct borrowings.

    Non-default
    interest rate:                 Base   Rate  (as   defined   in  the   Credit
                                   Agreement) plus 1.5%

                                   As of each of the dates set forth below, non-default interest rate will cumulatively increase by the corresponding percentage, if for the fiscal year ending on such date, Ithaca did not (i) achieve EBITDA target set forth in its revised business plan dated May 7, 1996 (the "Business Plan") and (ii) make principal payments (other than regularly scheduled amortization payments) of at least $5,000,000.

                                        January 31, 1997            0.25%
                                        January 31, 1998            0.50%
                                        January 31, 1999            0.50%

    Borrowing Base:                Total outstanding revolving credit loans plus
                                   letters of credit will not exceed (i) 85% of eligible receivables (to be defined in a manner satisfactory to the Lenders), plus
                                   (ii) 50% of eligible inventory (to be defined in a manner satisfactory to the Lenders).
                                   Outstanding trade letters of credit will be added to eligible inventory, so long as the Lenders' interest in the related inventory is capable of being perfected to the Lenders' satisfaction.

    Term Loan Scheduled
    Amortization:                          January 31, 1997       $2,000,000
                                           January 31, 1998       $5,000,000
                                           January 31, 1999       $4,000,000
                                           August 31, 1999       $44,000,000

    Term Loan Mandatory
    Prepayments:                   Term Loan will be prepaid from:

                              -- 100% of excess cash flow (to be defined in a manner satisfactory to the Lenders),

                              -- 100% of net cash flow and sale proceeds from discontinued operations in excess of amounts contemplated in the Business Plan,

                              -- 100% of net cash proceeds of other transactions not in the ordinary course of business, including equity issuances and asset sales other than those described above, and

                              -- 100% of income tax refunds in excess of amounts contemplated in the Business Plan.

                                   All mandatory prepayments will be applied in inverse order of maturity.

    Accrued interest:              Accrued  and  unpaid   default   interest  on
                                   outstanding  loans under the Credit Agreement
                                   to be paid in Cash on  Effective  Date solely
                                   with  respect  to the  Company's  default  in
                                   making principal  payments due on January 31,
                                   April  30,  July  31,  1996  and (if the same
                                   occurs prior to the Filing Date)  October 31,
                                   1996,  respectively.   (Non-default  interest
                                   will be paid in Cash on a current basis prior to and during the Reorganization Case.)

    Collateral:                    Lien on all stock and assets  owned by Ithaca
                                   and   its   subsidiaries    (including   bank
                                   accounts),  plus  pledge of Ithaca  stock (if
                                   Ithaca stock continues to be wholly-owned by a holding Company).

   Financial covenants:
      Capital expenditures:        $6,000,000  maximum per fiscal  year.  90% of
                                   the unused amount originally allocated to any fiscal year may be carried over only to the next fiscal year.

      Consolidated Fixed
      Charge Coverage
      Ratio:                  --   Nine months ended October 31, 1996: 0.8x

                              --   Fiscal  quarters  (on  rolling   four-quarter
                                   basis):

                                           4th quarter 1997        0.8x
                                           1st quarter 1998       0.85x
                                           2nd quarter 1998       0.95x
                                           3rd quarter 1998       0.95x
                                           4th quarter 1998
                                             and thereafter        1.0x

                              -- Definition in Credit Agreement will be modified to include credit for tax refunds received during measurement period (but only to the extent that the amount of such refunds does not exceed taxes paid during such period).

      Minimum EBITDA
        (85% of
        Business Plan):       --   Nine   months   ended   October   31,   1996:
                                   $14,700,000

                              --   Fiscal  quarters  (on  rolling   four-quarter
                                   basis):
                                           4th quarter 1997    $16,000,000
                                           1st quarter 1998    $16,500,000
                                           2nd quarter 1998    $19,100,000
                                           3rd quarter 1998    $21,300,000
                                           4th quarter 1998    $24,000,000
                                           1st quarter 1999    $26,300,000
                                           2nd quarter 1999    $28,000,000
                                           3rd quarter 1999    $30,200,000
                                           4th quarter 1999
                                             and thereafter    $31,500,000

    Consolidated Interest
    Coverage Ratio (85%
    of Business Plan):        --   Nine months ended October 31, 1996: 1.3x

                              --   Fiscal  quarters  (on  rolling   four-quarter
                                   basis):

                                           4th  quarter 1997       1.3x
                                           1st  quarter 1998       1.4x
                                           2nd  quarter 1998       1.6x
                                           3rd  quarter 1998       1.8x
                                           4th  quarter 1998       2.0x
                                           1st  quarter 1999       2.2x
                                           2nd  quarter 1999       2.4x
                                           3rd  quarter 1999       2.7x
                                           4th  quarter 1999
                                                 and thereafter    2.9x

                              --   Definition  in  Credit   Agreement   will  be
                                   modified to refer to "EBITDA" instead of "EBITA".

    Cap on Cash Holdings:          $5,000,000  cap (from  current  waiver)  will
                                   remain in effect.

    Other terms:                   Representations  and  warranties,  conditions
                                   precedent,     affirmative    and    negative
                                   covenants,  events of default and other terms
                                   of the New Ithaca Bank Group  Documents to be
                                   satisfactory to the Lenders. Without limiting
                                   the foregoing,  (i) conditions precedent will
                                   include (a)  occurrence of the Effective Date
                                   pursuant  to  Article  VIII of the Plan,  (b)
                                   completion  of a  borrowing  base  audit  (at
                                   Ithaca's   expense)  by  an  accounting  firm
                                   selected by the Lenders, with results thereof
                                   to  be  satisfactory  to  the  Lenders,   (c)
                                   payment in full in Cash of unpaid reasonable legal fees and expenses of Agent, Co-Agents and Bank Group (which fees and expenses shall be so payable without application to, or approval by, the Bankruptcy Court) and (d) continued employment of management reasonably acceptable to the Lenders, and (ii) the New
                                   Ithaca Bank Group Documents will include reporting requirements set forth in current waiver.

     As of the date hereof, the Company estimates that the aggregate amount of Allowed Bank Group Secured Claims will be $104,800,000 on the Effective Date (taking into account payments that are anticipated to be made during the Reorganization Case pursuant to the cash collateral arrangements described below), consisting of all principal outstanding under the Credit Agreement plus interest accrued thereon through the Filing Date. The Company anticipates that, on or about the Filing Date, it will enter into cash collateral and (if applicable) debtor-in-possession financing arrangements with the Bank Group (which will be submitted for approval to the Bankruptcy Court) pursuant to which, among other things, (i) the Company will be authorized to continue to use cash collateral of the Bank Group during the post-petition period, and (ii) the Company will be required to pay pre-petition and post-petition fees, expenses and interest to the Bank Group through the Effective Date of the Plan.

     5. Class 2B--Allowed General Secured Claims (Unimpaired)

     As to each Allowed General Secured Claim, at the Debtor's option, either:

     (a) On the later of the Effective Date or the date upon which there is a Final Order allowing such Claim as an Allowed Secured Claim (i) any default, other than of the kind specified in Section 365(b)(2) of the Bankruptcy Code, shall be cured; (ii) the maturity of the Claim shall be reinstated as the maturity existed before any default; (iii) the holder of the Claim shall be compensated for any damage incurred as a result of any reasonable reliance by the holder on any provision that entitled the holder to accelerate maturity of the Claim; and (iv) the other legal, equitable, or contractual rights to which the Claim entitles the holder shall not otherwise be altered; provided, however, that as to any Allowed Secured Claim which is a nonrecourse claim and exceeds the value of the Collateral securing the Claim, the Collateral may be sold at a sale at which the holder of such Claim has an opportunity to bid; or

     (b) on the Effective Date, or on such other date thereafter as may be agreed to by the Company and the holder of such Claim, the Company shall transfer and deliver the Collateral securing such Claim to the holder thereof in full satisfaction and release of such Claim; or

     (c) on the later of Effective Date or the date upon which there is a Final Order allowing such Claim as an Allowed Secured Claim, the holder of such Claim shall receive, on account of such Claim, Cash equal to its Allowed Secured Claim, or such lesser amount to which the holder of such Claim shall agree, in full satisfaction and release of such Claim.

     As of the date hereof, the Company does not believe there will be any Allowed General Secured Claims on the Effective Date.

     6. Class 3--Allowed General Unsecured Claims (Unimpaired)

     To the extent not satisfied by the Company in the ordinary course of business prior to the Effective Date, in full and final satisfaction of such claim, the legal, equitable, and contractual rights to which an Allowed General Unsecured Claim entitles the holder thereof shall be left unimpaired and, accordingly, shall be satisfied on the latest of (a) the Effective Date, (b) the date a General Unsecured Claim becomes an Allowed Claim, (c) the date an Allowed General Unsecured Claim becomes due and payable in the ordinary course of the Company's business consistent with the Company's ordinary payment practices, or
(d) the date on  which  the  Company  and the  holder  of such  Allowed  General

Unsecured Claim otherwise agree in writing. At the option of the Debtor, the treatment provided in the Plan will result in the payment of any Allowed General Unsecured Claim in Cash in an amount equal to such Allowed General Unsecured Claim (which payment shall include interest, only to the extent to which the holder of such a Claim may be contractually entitled, accrued through the date of payment).

     The Company estimates that its accounts payable on the Filing Date will be approximately $16,000,000 in the aggregate. On the Filing Date, the Company intends to request Bankruptcy Court authorization to continue to satisfy all pre-petition General Unsecured Claims in the ordinary course of business. As a result, the Company does not anticipate making significant payments to holders of General Unsecured Claims on the Effective Date.

     7. Class 4--Allowed Noteholders' Claims (Impaired)

     All Notes shall be cancelled, annulled and extinguished as of the Effective Date and each holder of an Allowed Noteholder Claim shall receive, in accordance with Section 6.11 of the Plan, its Pro Rata share of 10,000,000 shares of New Ithaca Common Stock issued pursuant to the New Ithaca Charter. The New Ithaca Common Stock issued to holders of Allowed Noteholder Claims pursuant to the Plan will represent, in the aggregate, 100% of the outstanding shares of New Ithaca Common Stock on the Effective Date; provided, however, that the percentage of New Ithaca Common Stock issued pursuant to the Plan is subject to dilution by shares of New Ithaca Common Stock issued in accordance with the Employee Incentive Plan, and such other shares as may be authorized and issued pursuant to the New Ithaca Charter.

     8. Class 5--Equity Interests (Impaired)

     On the Effective Date, all Equity Interests shall be cancelled, annulled and extinguished, and holders of Equity Interests shall not be entitled to receive or retain any property or interest in property under the Plan on account of such Equity Interests. In addition, on the Effective Date, the Intercompany Compromise and Settlement will be effectuated. (See Section III.D.4. of this Disclosure Statement entitled "The Plan--Description of Transactions to be Implemented In Connection with the Plan--Intercompany Compromise and Settlement").

D. Description of Transactions to Be Implemented in Connection with the Plan

     1. New Ithaca Charter and By Laws

     Following Confirmation, Reorganized Ithaca will continue to be a Delaware corporation and shall adopt (i) an Amended and Restated Certificate of Incorporation, and (ii) Amended and Restated By-Laws, substantially in the forms annexed hereto as Exhibits "E" and "F", respectively. Under the Amended and Restated Certificate of Incorporation, Reorganized Ithaca's authorized capital stock will consist of 30,000,000 shares, 2,500,000 of which will be preferred stock (the "Preferred Stock") and 27,500,000 of which will be New Ithaca Common Stock. The shares of Preferred Stock will have such powers, preferences, rights and qualifications, limitations or restrictions as may be stated and expressed in any resolutions of the Board of Directors of Reorganized Ithaca. The holders of New Ithaca Common Stock will be entitled to such dividends as may be declared from time to time by the Board of Directors of Reorganized Ithaca from funds, property or stock legally available therefor, and will be entitled, subject to the prior rights of creditors and of the holders of Preferred Stock to receive pro rata all assets of the company upon liquidation, dissolution or winding up of the company. It is anticipated that the Company's post-petition credit agreement will prohibit the payment of dividends unless and until the indebtedness thereunder is paid in full and such credit agreement is terminated.

     Except as required by law or as otherwise provided in the Amended and Restated Certificate of Incorporation, the holders of New Ithaca Common Stock will vote on all matters as a single class and each holder of New Ithaca Common Stock will be entitled to one vote for each share of New Ithaca Common Stock that it owns. Holders of New Ithaca Common Stock will not have cumulative voting rights.

     Certain provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of Reorganized Ithaca summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including an attempt that might result in the receipt of a premium over the market price for the shares held by stockholders.

     The initial Board of Directors of Reorganized Ithaca will consist of (7) seven directors one of whom will be Jim D. Waller, Chief Executive Officer of the Company, one will be designated by the Butler Noteholders and five of whom will be chosen by nonaffiliated holders of Notes. The designation of the officers and directors of Reorganized Ithaca, except for Mr. Waller, will be filed with the Bankruptcy Court on or prior to the date on which the Confirmation Hearing is scheduled to take place. The term of office of each director will expire at the first annual meeting of stockholders of the company next following the company's fiscal year ending January 31, 1998; provided, however, that the director designated by the Butler Noteholders pursuant to the Plan will have an initial term of office expiring at the annual meeting of stockholders of the company next following the company's fiscal year ending January 30, 1999. Any vacancy in the Board of Directors of Reorganized Ithaca whether arising from death, resignation, or any cause, may be filled by a majority of the remaining directors or if only one director remains in office, then by such director, in either case, though less than a quorum.

     With respect to stockholder actions, any action required or permitted to be taken by stockholders of Reorganized Ithaca must be taken by a duly called annual or special meeting of stockholders of Reorganized Ithaca and cannot be taken by written consent without a meeting. A special meeting of stockholders, unless otherwise proscribed by statute, may be called only by the Board of Directors or President of Reorganized Ithaca.

     The Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws will provide for indemnification, to the fullest extent permitted by the Delaware General Corporation Law, of any person who is or was made, or threatened to be made, a party to any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of Reorganized Ithaca to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Reorganized Ithaca, or is or was serving as a director, officer, manager, member, employee or agent or in any other capacity at the request of Reorganized Ithaca, for any other corporation, company, partnership, joint venture, trust, employee benefit plan or other enterprise while serving as a director or officer of Reorganized Ithaca, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     2. Employee Incentive Plan and Arrangements

     In January 1988, certain management personnel and other employees (collectively, "Employee Purchasers") of the Company either acquired Common Stock of the Company and entered into Common Stock subscription agreements or, if they had held previously acquired Common Stock, entered into amendments to their existing Common Stock subscription agreements. Additional shares of Common Stock have been acquired by Employee Purchasers and additional Common Stock subscription agreements have been entered into from time to time since January 1988. In connection with the Merger, such agreements now govern Holdings' common stock rather than Company Common Stock.

     In addition, the Company presently (i) maintains a medical benefits plan (the "Medical Plan") which covers substantially all employees and (ii) sponsors a defined contribution retirement plan for its employees (the "Retirement Plan"). The Medical Plan is funded currently by contributions from the Company and employees based on anticipated claim costs. Company contributions to the Retirement Plan are based upon a percentage of the employees' contributions. Both the Medical Plan and the Retirement Plan shall be continued by the Company after the Effective Date.

     Subject to approval by the Post-Reorganization Board, subsequent to the Effective Date, Reorganized Ithaca shall implement an employee cash compensation/bonus plan (the "Cash Bonus Plan"). The general terms of the Cash Bonus Plan, which have been negotiated with the Informal Committee, are as follows:

    Annual Amount:                 $1.5 million if revised business plan targets
                                   are achieved.

                                   Incentive Compensation will begin to be earned upon achievement of 85% of the target performance level at 85% of the Annual Amount and will be increased pro rata as actual performance meets or exceeds the revised business plan target.

    Distribution:                  Approximately 150 employees as recommended by
                                   management.

     In addition, subject to approval by the Post-Reorganization Board, subsequent to the Effective Date, Reorganized Ithaca shall implement a long-term employee incentive plan, substantially in the form annexed hereto as Exhibit "I". The general terms of the long-term employee incentive plan, which have been negotiated with the Informal Committee, are as follows:

   Anticipated Stock Option Grants:

        Total Amount of Options Available:

            Participants (approximately 32):

            Chief Executive Officer ...............................  2.50%
            Acting Chief Operating Officer/Alvarez & Marsal .......  1.00%(12)
            New Hires .............................................  2.50%
            Other Senior Management and Key Personnel .............  2.50%
                                                                     -----
              Total ...............................................  8.50%(13)

   Types of Options:

       Time Vested Options:

       Amount:                     50% of total options.

       Vesting: One-third of total Time Vested Options (16.667% of total options) will vest at the end of each of fiscal 1997, fiscal 1998 and fiscal 1999.

                                   Upon a change of control of the Company, all unvested Time Vested Options will fully vest.

       Performance Options:

       Amount:                     50% of total options

       Vesting: Upon achievement of certain performance targets in the Company's revised business plan for fiscal 1997, fiscal 1998 and fiscal 1999, up to one-third of the total Performance Options (16.667% of total options) granted will be eligible for vesting annually.

                                   Upon the achievement of 85% of the revised business plan hurdles, 85% of the eligible
                                   16.667% of the original grant will begin to vest up to 100% upon the achievement of the revised business plan hurdles. Upon a change of control of the Company, all unvested performance options will fully vest.

                                   Upon an employee's  voluntary or  involuntary
                                   termination   all   unvested   options   will
                                   terminate.

    Pricing: Options will have a strike price based upon the fair market value of the New Ithaca Common Stock as determined by the Board of Directors of Reorganized Ithaca or by an independent third party as designated by such Board.

- --------------
(12) The stock options granted to Alvarez & Marsal will vest immediately upon their grant and shall not be subject to the time and performance criteria set forth below.

(13) The stock option component of the long-term employee incentive plan shall in no event result in a dilution of the amount of New Ithaca Common Stock to be issued to holders of Allowed Noteholder Claims pursuant to the Plan of greater than 8.50%.

     Section 6.5 of the Plan provides that, by voting to accept the Plan, all Noteholders (who, following the effectiveness of the Plan, shall comprise the shareholders of Reorganized Ithaca) shall be deemed to have ratified and approved the long-term employee incentive plan. In connection therewith, following is a more detailed summary of the material features of the long-term employee incentive plan (which plan, it is anticipated, will be adopted by the Company's Board of Directors prior to the Effective Date).

Purposes:

     The purposes of the long-term employee incentive plan are to promote the interests of the Company and its stockholders by (a) attracting and retaining exceptional officers and other key employees and consultants of the Company and its subsidiaries; (b) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and
(c) enabling such individuals to participate in the long-term growth and financial success of the Company.

Administration/Eligible Participants:

     The long-term employee incentive plan is to be administered by a committee (the "Incentive Plan Committee") of two or more members of the Post-Reorganization Board designated by such Board to administer the plan, each of whom is intended to be a "Non-Employee Director" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934) and an "outside director" (within the meaning of Code (as defined below) section 162(m)) to the extent Rule 16b-3 and section 162(m), respectively, are applicable to the Company; however, the mere fact that a Incentive Plan Committee member shall fail to qualify as a Non-Employee Director or outside director will not invalidate any award made by the Incentive Plan Committee which award is otherwise validly made under the long-term employee incentive plan. During any period when Rule 16b-3 and Code section 162(m) are not applicable, the Incentive Plan Committee may be the Post-Reorganization Board or any authorized committee thereof.

     Any officer or other key employee or consultant to the Company or any of its subsidiaries who is not a member of the Incentive Plan Committee shall be eligible to be designated a participant under the long-term employee incentive plan.

     As of August 26, 1996, the Company and its subsidiaries had approximately 13 officers, 20 key employees and 1 consultant, each of whom is eligible to be granted awards by the Incentive Plan Committee under the long-term employee incentive plan. The Incentive Plan Committee has the sole and complete authority to determine the participants to whom awards shall be granted under the long-term employee incentive plan.

Number of Shares Authorized Under the Long-Term Employee Incentive Plan:

     The long-term employee incentive plan authorizes the grant of awards to participants with respect to a maximum of 928,962 shares of the Company's common stock ("Shares"), which awards may be made in the form of (a) nonqualified stock options; (b) stock options intended to qualify as incentive stock options under section 422 of the Code; (c) stock appreciation rights; (d) restricted stock and/or restricted stock units; (e) performance awards; and (f) other stock based awards; provided that the maximum number of Shares with respect to which stock options and stock appreciation rights may be granted to any participant in the long-term employee incentive plan in any calendar year may not exceed 273,224 and the maximum number of Shares which may be paid to a participant in the long-term employee incentive plan in connection with the settlement of any award(s) designated as a "Performance Compensation Award" (as defined below) in respect of a single performance period shall be 109,290 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof. Any "Performance Compensation Award" that is deferred shall not (between the date that the award is deferred and the payment date) increase (i) with respect to an award payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Incentive Plan Committee or (ii) with respect to an award payable in Shares, by an amount greater than the appreciation of a Share from the date such award is deferred to the payment date. If, after the effective date of the long-term employee incentive plan, any Shares covered by an award granted under the long-term employee incentive plan, or to which such an award relates, are forfeited, or if an award has expired, terminated or been cancelled for any reason whatsoever (other than by reason of exercise or vesting, then the Shares covered by such award shall, to the maximum extent permitted under section 162(m) of the Code, again be, or shall become, Shares with respect to which awards may be granted under the long-term employee incentive plan.

Terms and Conditions of Awards Under Long-Term Employee Incentive Plan:

     Non-qualified and incentive stock options granted under the long-term employee incentive plan shall be subject to such terms, including exercise price and conditions and timing of exercise, as may be determined by the Incentive Plan Committee and specified in the applicable award agreement or thereafter; provided that stock options that are intended to qualify as incentive stock options will be subject to terms and conditions that comply with such rules as may be prescribed by section 422 of the Code. Payment in respect of the exercise of an option granted under the long-term employee incentive plan may be made in cash, or its equivalent, or if, and to the extent permitted by the Incentive Plan Committee, (a) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least 6 months) or (b) subject to such rules as may be established by the Incentive Plan Committee, through the delivery of irrevocable instructions to a broker to sell the Shares being acquired upon exercise of the option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of such Shares so tendered to the Company as of the date of such tender is at least equal to the aggregate exercise price of the option.

     Stock appreciation rights granted under the long-term employee incentive plan shall be subject to such terms, including grant price and the conditions and limitations applicable to exercise thereof, as may be determined by the Incentive Plan Committee and specified in the applicable award agreement or thereafter; provided that stock appreciation rights may not be exercisable earlier than six months after the date of grant. Stock appreciation rights may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. A stock appreciation right shall entitle the participant to receive an amount equal to the excess of the fair market value of a Share on the date of exercise of the stock appreciation right over the grant price thereof. The Incentive Plan Committee shall determine whether a stock appreciation right shall be settled in cash, Shares or a combination of cash and Shares.

     Restricted stock and restricted stock units granted under the long-term employee incentive plan shall be subject to such terms and conditions including, without limitation, the duration of the period during which, and the conditions, if any, under which, the restricted stock and restricted stock units may be forfeited to the Company, as may be determined by the Incentive Plan Committee in its sole discretion. Each restricted stock unit shall have a value equal to the fair market value of a Share. Restricted stock units shall be paid in cash, Shares other securities or other property, as determined in the sole discretion of the Incentive Plan Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable award agreement. Dividends paid on any Shares of restricted stock may be paid directly to the participant, withheld by the Company subject to vesting of the restricted shares, or may be reinvested in additional Shares of restricted stock or in additional restricted stock units, as determined by the Incentive Plan Committee in its sole discretion.

     Performance awards granted under the long-term employee incentive plan shall consist of a right which is (a) denominated in cash or Shares, (b) payable in amounts, as determined by the Incentive Plan Committee, based upon the achievement of such performance goals during such performance periods as the Incentive Plan Committee shall establish, and (c) payable at such time and in such form as the Incentive Plan Committee shall determine. Subject to the terms of the long-term employee incentive plan and any applicable award agreement, the Incentive Plan Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award. Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Incentive Plan Committee, on a deferred basis.

     In addition to the foregoing types of awards, the Incentive Plan Committee shall have the authority to grant to Participants an "other stock-based award", which shall consist of any right which is (a) not a stock option, stock appreciation right, restricted stock or restricted unit award or performance award, and (b) an award of Shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Incentive Plan Committee to be consistent with the purposes of the long-term employee incentive plan; provided that any such rights must comply, to the extent deemed desirable by the Incentive Plan Committee, with Rule 16b-3 and applicable law. Subject to the terms of the long-term employee incentive plan and any applicable award agreement, the Incentive Plan Committee shall determine the terms and conditions of any such other stock-based award, including the price, if any, at which securities may be purchased pursuant to any other stock-based award granted under the long-term employee incentive plan.

     In addition, in the sole and complete discretion of the Incentive Plan Committee, an award, whether made as an other stock-based award or as any other type of award issuable under the long-term employee incentive plan, may provide the participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

     In addition to the foregoing, the Incentive Plan Committee shall have the discretion to designate any award as a "Performance Compensation Award". While awards in the form of stock options and stock appreciation rights are intended to qualify as "performance-based compensation" under section 162(m) of the Code provided that the exercise price or grant price, as the case may be, is established by the Incentive Plan Committee to be equal to the fair market value per Share as of the date of grant, this form of award enables the Incentive Plan Committee to treat certain other awards under the long-term employee incentive plan as "performance-based compensation" and thus preserve deductibility by the Company for Federal income tax purposes of such awards which are made to participants in the long-term employee incentive plan.

     Each Performance Compensation Award shall be payable only upon achievement over a specified performance period of a duration of at least one year of a pre-established objective performance goal established by the Incentive Plan Committee for such period. The Incentive Plan Committee may designate one or more performance criteria for purposes of establishing a performance goal with respect to Performance Compensation Awards made under the long-term employee incentive plan. The performance criteria that will be used to establish such performance goals shall be based on the attainment of specific levels of performance of the Company (or subsidiary, affiliate, division or operational unit of the Company) and shall be limited to the following: Return on net assets, return on shareholders' equity, return on assets, return on capital, shareholder returns, profit margin, EBITDA, earnings per Share, net earnings, operating earnings, price per Share and sales or market share.

     With regard to a particular performance period, the Incentive Plan Committee shall have the discretion, subject to the long-term employee incentive plan's terms, to select the length of the performance period, the type(s) of Performance Compensation Award(s) to be issued, the performance goals that will be used to measure performance for the period and the performance formula that will be used to determine what portion, if any, of the Performance Compensation Award has been earned for the period. Such discretion shall be exercised by the Incentive Plan Committee in writing no later than 90 days after the commencement of the performance period and performance for the period shall be measured and certified by the Incentive Plan Committee upon the period's close. In determining entitlement to payment in respect of a Performance Compensation
Award, the Incentive Plan Committee may through use of negative discretion reduce or eliminate such award, provided such discretion is permitted under section 162(m) of the Code. The Incentive Plan Committee may not use negative discretion with respect to any option or stock appreciation right other than an option or stock appreciation right that is intended to be a Performance Compensation Award.

Adjustments:

     In the event that the Incentive Plan Committee determines that any corporate transaction or event affects the Shares such that an adjustment is determined by the Incentive Plan Committee in its discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the long-term employee incentive plan, then the Incentive Plan Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted, (b) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards, and (c) the grant or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award; provided, in each case that no such adjustment shall be authorized to the extent such authority would cause an award designated by the Incentive Plan Committee as a Performance Compensation Award or an option or stock appreciation right with an exercise price or grant price (as applicable) equal to the fair market value of a Share to fail to qualify as "performance based compensation" under section 162(m) of the Code.

Change of Control:

     In the event of a Change of Control (as defined in the long-term employee incentive plan) of the Company, any outstanding awards which are unexerciseable or otherwise unvested shall automatically be deemed exercisable or otherwise vested as of immediately prior to the Change of Control.

Transferability:

     Each award, and each right under any award, shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

Amendment to Long-Term Employee Incentive Plan:

     The Board may amend, alter, suspend, discontinue, or terminate the long-term employee incentive plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from section 16(b) of the Exchange Act or Code section 162(m) (provided that the Company is subject to the requirements of section 16 of the Exchange Act or Code section 162(m), as the case may be, as of the date of such action).

Federal Income Tax Consequences Relating to Stock Options:

     The following summary of the Federal income tax consequences of the grant and exercise of nonqualified and incentive stock options awarded under the long-term employee incentive plan, and the disposition of Shares purchased pursuant to the exercise of such stock options, is intended to reflect the current provisions of the Code and the regulations promulgated thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address state and local tax considerations. Each recipient of an award is urged to consult his or her own tax advisor as to the specific tax consequences regarding the grant of an award.

     No income will be realized by an optionee upon grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the "Spread") at the time of exercise. The Spread will be deductible by the Company for federal income tax purposes subject to the possible limitations on deductibility under sections 280G and 162(m) of the Code of compensation paid to executives covered by those sections. The optionee's tax basis in the underlying shares acquired by exercise of a nonqualified stock option will equal the exercise price plus the amount taxable as compensation to the optionee. Upon sale of the shares received by the optionee upon exercise of the nonqualified stock option, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The optionee's holding period for shares acquired pursuant to the exercise of a nonqualified stock option will begin on the date of exercise of such option.

     Notwithstanding the foregoing, pursuant to applicable rules under section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under section 16 of the Exchange Act (a "Section 16 Person") may begin a six-month holding period that (absent a written election (pursuant to Code Section 83(b)) filed with the Internal Revenue Service within 30 days after the date of transfer of Shares of Common Stock to include the Spread in income) defers the timing of income recognition until the end of the holding period (the "Deferral Period"). There will be no Deferral Period if the option grant (a) is approved in advance by the Company's Board of Directors (or a committee composed solely of two or more "non-employee directors" as defined under applicable law) or (b) approved in advance, or subsequently ratified by the Company's shareholders no later than the next annual meeting of shareholders. Consequently, the taxable event for the exercise of an option granted the requirements described in clauses (a) or (b) above will be the date of exercise.

     The payment by an optionee of the exercise price, in full or in part, with previously acquired Shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired Shares to the Company, and Shares received by the optionee, equal in number to the previously surrendered Shares, will have the same tax basis as the Shares surrendered to the Company and will have a holding period that includes the holding period of the Shares surrendered. The value of Shares received by the optionee in excess of the number of Shares surrendered to the Company will be taxable to the optionee. Such additional Shares will have a tax basis equal to the fair market value of such additional Shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

     The Code generally requires that, for incentive stock option treatment: (i) Shares acquired through exercise of an incentive stock option cannot be disposed of before two years from the date of grant and one year from the date of exercise, and (ii) at all times during the period beginning on the date of grant of the option and ending on the day three months before the date of exercise, the optionee was an employee of either the Company or its subsidiaries. Incentive stock option holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the Spread will be an item of adjustment which may give rise to "alternative minimum tax" liability at the time of exercise. If the optionee does not dispose of the Shares before two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the Shares will constitute long-term capital gain or loss, as the case may be. Assuming both the holding periods are satisfied, no deduction will be allowable to the Company for federal income tax purposes in connection with the grant or exercise of the option or disposition of the Shares. If, within two years of the date of grant or within one year from the date of exercise, the holder of Shares acquired through the exercise of an incentive stock option disposes of such Shares, the optionee will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by the Company for Federal income tax purposes, subject to the possible limitations on deductibility under sections 280G and 162(m) of the Code for compensation paid to executives covered by those sections.

     3. Employment Contracts

     Subject to approval of the Post-Reorganization Board, Reorganized Ithaca will enter into a three-year employment contract with Mr. Jim Waller, the Company's Chief Executive Officer, at an annual base salary of $490,000 (which is Mr. Waller's present base salary). Subject to approval of the Post-Reorganization Board, Reorganized Ithaca will also enter into a one-year employment contract with Alvarez & Marsal pursuant to which Mr. Peter Cheston will serve as the Company's Acting Chief Operating Officer at a monthly base salary of $35,000 (subject to downward adjustment upon the mutual agreement of Mr. Cheston and Reorganized Ithaca if Mr. Cheston devotes less than ninety percent of his time to the management of Reorganized Ithaca). This employment contract will be terminable by Reorganized Ithaca upon 30 days notice. Further, in the discretion of management and the Board of Directors of Reorganized Ithaca, and based on the circumstances of Mr. Cheston's employment by Reorganized Ithaca, Mr. Cheston and/or Alvarez & Marsal may also be eligible to participate in the Cash Bonus Plan.

     4. Intercompany Compromise and Settlement

     As previously noted, Ithaca and Bestform are each wholly-owned subsidiaries of Holdings, although both Ithaca and Bestform have operated as independent companies. (See Section II.C. of this Disclosure Statement entitled "Background and Events Precipitating the Solicitation--Certain Affiliate Relationships and Agreements".) Following consummation of the Plan, Ithaca will cease to be a subsidiary of Holdings. Accordingly, in connection with the Plan, Ithaca,

Holdings and Bestform will enter into the Intercompany Compromise and Settlement, substantially in the form annexed hereto as Exhibit "G," which sets forth the parties resolutions and compromises with respect to various intercompany matters and agreements.

     Pursuant to the Intercompany Compromise and Settlement, both Holdings and Industries agreed to effect certain corporate resignations specified therein. Within sixty days following the Effective Date, Holdings shall also take steps to cause its corporate name to be changed such that it does not include the word "Ithaca". In addition, the license agreement between Bestform and Ithaca shall automatically terminate as of the date of the Intercompany Compromise and Settlement, and the parties agree to act in accordance with the license agreement in connection with the termination thereof and the termination of all joint programs between them, except with respect to certain inventory as to which the parties shall act as provided in the Intercompany Compromise and Settlement.

     Holdings and Ithaca also agreed that, except as otherwise specified, the joint insurance program in which each is a participant (as defined therein the "Current Program") will terminate as to all periods from and after the Effective Date of the Plan, and both Holdings and Ithaca will place into effect separate new insurance programs to become effective as soon as practicable, but in no event later than the Effective Date. Notwithstanding the foregoing, the Current Program will continue to remain in place as to insured losses thereunder occurring prior to the Effective Date (regardless of whether claims respecting such losses were filed prior or subsequent to the Effective Date). The parties also agreed to use their best efforts to administer such claims as set forth in the Intercompany Compromise and Settlement. The parties further agreed to substitute or renew on a timely basis all letters of credit which presently support the Current Program.

     In addition, an agreement was reached with respect to a tax sharing agreement between Holdings and Ithaca (the "Industries Agreement"), under which Holdings is presently obligated to pay to Ithaca the amount by which the Federal, state and local income taxes otherwise payable by the consolidated group of which Holdings is the common parent (the "Group") is reduced as a result of the Group's utilization of a loss of Ithaca. Pursuant to the Intercompany Compromise and Settlement, the Industries Agreement shall terminate with respect to tax years beginning after the Deconsolidation Date (as defined therein), but shall continue in full force and effect with respect to all taxable periods beginning before the Deconsolidation Date. Ithaca also will be entitled to any refunds attributable to the carryback of losses and/or other of Ithaca's tax attributes arising after the Deconsolidation Date.

     Finally, pursuant to the Intercompany Compromise and Settlement, the parties also reached agreements with respect to (i) the maintenance of the intercompany account between Holdings and Ithaca pending the Effective Date of the Plan (and subject to Bankruptcy Court approval for the period subsequent to the Filing Date),(14) and (ii) a certain equipment lease by and among Sanwa Business Credit Corporation, Ithaca and Bestform, pursuant to which Ithaca has leased certain equipment.

     5. Registration Rights Agreement

     The Company shall enter into a registration rights agreement with certain Noteholders (the "Registration Rights Agreement") on or as soon as practicable after the Effective Date of the Plan, substantially in the form annexed as Exhibit "H" to this Disclosure Statement. The Registration Rights Agreement requires Reorganized Ithaca to use its reasonable best efforts to (i) file within ninety (90) days after consummation of the Plan a "shelf" registration statement (the "Shelf Registration") with respect to all of the shares of New Ithaca Common Stock issued to the Noteholders pursuant to the Plan (together with any securities issued or issuable in respect thereof by way of a dividend, stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, the "Registrable Securities") and (ii) cause the Shelf Registration to be declared effective as soon as reasonably practicable after such filing. The Shelf Registration

- -----------
(14) As of June 28, 1996, Ithaca estimates the intercompany account due from Holdings to Ithaca was approximately $265,400, although it is continuing discussions with Holdings as to this amount. Pursuant to the Intercompany Compromise and Settlement, the parties will continue to pay, satisfy and settle intercompany items in the ordinary course (subject to Bankruptcy Court approval where applicable), and upon the Effective Date, any balance due under the intercompany account will be satisfied in full in cash.

must be kept effective by Reorganized Ithaca until the earlier of the disposition of all Registrable Securities and three (3) years after the initial effective date of the Shelf Registration; provided, however, that Reorganized Ithaca will be permitted to suspend the availability of the Shelf Registration for up to ninety (90) days during any twelve-month period and, for any period during which Reorganized Ithaca is not eligible to use Form S-3 for the Shelf Registration, such additional reasonable periods as are necessary to cause any post-effective amendments to the Shelf Registration to become effective. The Shelf Registration may not be used to effect any underwritten offering unless such an offering relates to a Demand Registration (as defined below). Reorganized Ithaca will pay certain expenses in connection with registrations made under the Shelf Registration (which expenses will not include, unless such registration is a Demand Registration, any fees or expenses of counsel for any Holder).

     Reorganized Ithaca will also effect up to three (3) registrations (the "Demand Registrations") at the request of the Designated Holders (as defined in the Registration Rights Agreement) in the event the Shelf Registration is unavailable or, in the case of an underwritten offering, at the request of the Approved Underwriter (as defined below); provided, however, that no such Demand Registration is required to be effected earlier than one-hundred eighty (180) days after consummation of the Plan or within a period of one-hundred eighty
(180) days after the effective date of any registration statement (other than the Shelf Registration or a registration statement on Form S-4 or Form S-8 (or any successor form thereto)) of Reorganized Ithaca, under the Securities Act of 1933, as amended (the "Act"), covering securities of the same class as any Registrable Securities. Subject to certain conditions, the Butler Noteholders and The Northwestern Mutual Life Insurance Company ("Northwestern") will each have the right to request one (1) Demand Registration. Designated Holders owning at least 20% of the Registrable Securities held by all of the Designated Holders will have the right to request the remaining one (1) Demand Registration; provided, however, that Northwestern and the Butler Noteholders shall not be included as a requesting Holder in determining whether Holders holding at least 20% of the Registrable Securities have requested such Demand Registration unless such Holder shall have previously exercised or forfeited prior to exercise its right to request its Demand Registration described in the preceding sentence; and, provided, further, however, that for each Demand Registration described in the preceding sentence that shall have been forfeited prior to exercise, the number of Demand Registrations permitted to be made as described in this sentence shall be increased by one. Pursuant to the Registration Rights Agreement, Reorganized Ithaca shall use its best efforts to file a Demand Registration within sixty (60) days after the period within which requests for registration may be given to Reorganized Ithaca. Reorganized Ithaca has the right, in the case of a Demand Registration, to postpone the filing or effectiveness of, or to withdraw, any registration statement if in good faith judgment of its Board of Directors, such registration would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving Reorganized Ithaca or any subsidiary thereof; provided, however, that such postponement or withdrawal will last only for so long as such material interference would exist, but in no event for more than one-hundred eighty (180) days.

     The Holders initiating a Demand Registration (the "Initiating Holders") owning a majority of the Registrable Securities owned by the Initiating Holders to be included in the registration may elect to cause a Demand Registration to be underwritten, in which case, the lead or managing underwriter (the "Approved Underwriter") made pursuant to a Demand Registration will be selected by Reorganized Ithaca and must be reasonably acceptable to the Initiating Holders owning a majority of the Registrable Securities owned by the Initiating Holders to be included in the registration. Other Holders will, and Reorganized Ithaca and other persons holding registration rights in certain circumstances may, be permitted to participate in a Demand Registration. Notwithstanding the foregoing sentence, if the Approved Underwriter determines that the aggregate amount of securities requested to be included in such offering is sufficiently large to have an adverse effect on the success of such offering, then Reorganized Ithaca will include in such registration only the aggregate amount of Registrable Securities that in the opinion of the Approved Underwriter may be sold without any such effect on the success of such offering (the "Approved Underwriter Amount"), and (i) if the number of Registrable Securities to be included in such registration is greater than the Approved Underwriting Amount, then each Holder will be entitled to have included in such registration Registrable Securities equal to its pro rata portion of the Approved Underwriter Amount, as based on the amounts of Registrable Securities sought to be registered by the Holders in their requests for participation in the requested Demand Registration, and Reorganized Ithaca and any Person who is not a Holder will not be permitted to include any securities therein, and (ii) to the extent that the number of Registrable Securities to be included by the Holders is less than the Approved Underwriter Amount, securities that Reorganized Ithaca and any Person who is not a Holder proposes to register may also be included. Reorganized Ithaca will pay substantially all expenses in connection with the Demand Registrations
(including certain fees and expenses of a single counsel for all Holders participating in such registration).

     If Reorganized Ithaca proposes to file or files a registration statement under the Act with respect to an offering by Reorganized Ithaca for its own account of any class of security (other than a registration statement on Form S-4 or S-8 (or any successor form thereto)) under the Act, then Reorganized Ithaca will offer the Holders the opportunity to register the number of
Registrable Securities as each such Holder may request. Subject to certain conditions, Reorganized Ithaca will use its best efforts to permit the Holders to include such Registrable Securities in such offering on the same terms and conditions as the securities of Reorganized Ithaca included therein. Notwithstanding the foregoing, if such registration involves an underwritten offering and the managing underwriter or underwriters (the "Company
Underwriter") determines that the total amount of securities requested to be included in such offering (the "Total Securities") is sufficiently large so as to have an adverse effect on the success of the distribution of the Total Securities, then, Reorganized Ithaca will include in such registration, to the extent of the number of Registrable Securities which Reorganized Ithaca is so advised can be sold in (or during the time of) such offering without having such adverse effect, first all New Ithaca Common Stock or securities convertible into, or exchangeable or exercisable for New Ithaca Common Stock that Reorganized Ithaca proposed to register for its own account, second, all securities proposed to be registered by the Holders, pro rata among such Holders, and third, all other securities proposed to be registered. Reorganized Ithaca will pay certain expenses attributable to the Holders in connection with such registrations (which expenses will not include any fees or expenses of counsel for any Holder).

     Reorganized Ithaca will indemnify and hold harmless each Holder, its directors, officers, partners, employees, advisors and agents, and each Person who controls (within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act")) such Holder, to the extent permitted by law, from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements and other charges of counsel) or other liabilities resulting from or arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if Reorganized Ithaca has furnished any amendments or supplements thereto) or other disclosure document, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Reorganized Ithaca by or on behalf of such Holder expressly for use therein. Reorganized Ithaca will also indemnify any underwriters of the Registrable Securities, their officers, directors and employees, and each Person who controls any such underwriter (within the meaning of the Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

     Each Holder agrees to indemnify and hold harmless Reorganized Ithaca, any underwriter retained by Reorganized Ithaca and their respective directors, officers, employees and each Person who controls (within the meaning of the Act and the Exchange Act) Reorganized Ithaca or such underwriter to the same extent as the foregoing indemnity from Reorganized Ithaca to the Holders (subject to the proviso to this sentence and applicable law), but only with respect to any information furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the liability of any Holder will be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability.

E. Funding for the Plan

     The Cash payments  under the Plan will be made from funds  generated by the
operation  and  financing  of  Ithaca's   business   (including  usage  of  cash
collateral) and from asset dispositions.

F. Treatment of Disputed Claims

     (a) With respect to any Disputed Claims, for the purposes of effectuating the Disputed Claims provisions of the Plan (i.e., Section 6.12), and the distributions to holders of Allowed Claims, the Bankruptcy Court, on or prior to the Effective Date or such date or dates thereafter as the Bankruptcy Court shall set, may fix or liquidate the amount of such Disputed Claims pursuant to

Section 502(c) of the Bankruptcy Code, in which event the amounts so fixed or liquidated shall be deemed the maximum amounts of the Disputed Claims pursuant to Section 502(c) of the Bankruptcy Code for purposes of distribution under the Plan.

     (b) When a Disputed Claim becomes an Allowed Claim, Reorganized Ithaca shall distribute to the holder of such Allowed Claim, the property distributable to such holder as provided in the Plan.

     THE COMPANY DOES NOT DISPUTE THE AGGREGATE PRINCIPAL AMOUNT OF, AND THE AGGREGATE INTEREST ACCRUED THROUGH THE ANTICIPATED FILING DATE ON, THE BANK GROUP SECURED CLAIMS (CLASS 2A) (PRESENTLY ESTIMATED TO BE APPROXIMATELY $101,500,000 ON AUGUST 30, 1996, THE MONTH END IMMEDIATELY PRIOR TO THE ANTICIPATED FILING DATE). THE CLAIMS OF THE BANK GROUP SHALL BE ALLOWED IN AN AGGREGATE AMOUNT EQUAL TO THE PRINCIPAL OUTSTANDING UNDER THE CREDIT AGREEMENT PLUS UNPAID INTEREST, FEES AND EXPENSES, IF ANY, ACCRUED THEREON THROUGH THE EFFECTIVE DATE. THE COMPANY ALSO DOES NOT DISPUTE THE AGGREGATE PRINCIPAL AMOUNT OF EACH OF, AND THE AGGREGATE INTEREST ACCRUED THROUGH THE FILING DATE ON, THE CLAIMS EVIDENCED BY THE NOTES (CLASS 4) (PRESENTLY ESTIMATED TO BE APPROXIMATELY $143,000,000, INCLUDING, WITHOUT LIMITATION, THE CLAIMS OF THE BUTLER NOTEHOLDERS AS HOLDERS OF NOTES IN THE AGGREGATE PRINCIPAL AMOUNT OF $25,000,000). THE CLAIMS OF ALL HOLDERS OF NOTES, INCLUDING WITHOUT LIMITATION, THE BUTLER NOTEHOLDERS AND MERRILL LYNCH AFFILIATED ENTITIES, SHALL BE ALLOWED IN AN AMOUNT EQUAL TO THE PRINCIPAL OUTSTANDING UNDER THE NOTES, $125,000,000 IN THE AGGREGATE, PLUS INTEREST ACCRUED THEREON THROUGH THE PETITION DATE. NO OBJECTIONS SHALL BE ENTERTAINED TO (i) THE ALLOWANCE OF THE ALLOWED BANK GROUP SECURED CLAIMS, OR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS SECURING THE ALLOWED BANK GROUP SECURED CLAIMS, (ii) THE ALLOWANCE OF THE CLAIMS OF ANY NOTEHOLDER, INCLUDING, BUT NOT LIMITED TO, THE BUTLER NOTEHOLDERS AND THE MERRILL LYNCH AFFILIATED ENTITIES, IN RESPECT OF NOTES HELD BY SUCH NOTEHOLDERS, OR (iii) (a) THE DISTRIBUTIONS TO BE MADE TO THE HOLDERS OF THE ALLOWED BANK GROUP SECURED CLAIMS UNDER THE PLAN, OR (b) THE DISTRIBUTIONS TO BE MADE, FREE OF ANY CONTRACTUAL, EQUITABLE OR OTHER SUBORDINATION CLAIMS, TO ANY NOTEHOLDERS (INCLUDING, BUT NOT LIMITED TO, THE BUTLER NOTEHOLDERS AND THE MERRILL LYNCH AFFILIATED ENTITIES), OF THE SHARES OF NEW ITHACA COMMON STOCK IN ACCORDANCE WITH THE PLAN.

G. Disputed Payments

     In the event of any dispute between and among Claimants and/or the holders of a Disputed Claim as to the right of any Person to receive or retain any payment or distribution to be made to such Person under the Plan, Reorganized Ithaca may, in lieu of making such payment or distribution to such Person, hold such payment or distribution until the disposition thereof shall be determined by a Final Order of the Court or other court with appropriate jurisdiction.

H. Full and Final Satisfaction

     Except as otherwise expressly provided in Section 1141 of the Bankruptcy Code or in the Plan, all payments and distributions made pursuant to the Plan will be in full and final satisfaction, settlement, release and discharge as against the Company, of any debt of a kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, and all Claims, liens and interests of any nature, including, without limitation, any interest accrued or expenses incurred from and after the Filing Date, whether or not (i) a proof of Claim or interest based on such debt, obligation or interest is filed or deemed filed under
Section 501 of the Bankruptcy Code; (ii) such Claim or interest is allowed under
Section 502 of the Bankruptcy Code; or (iii) the holder of such Claim or Equity Interest has accepted the Plan. Therefore, upon the Effective Date, all holders of Claims against the Company, and holders of interests in the Company, shall be precluded from asserting against the Company, or against any of its assets or properties, any other or further claims or interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date. The Confirmation Order shall permanently enjoin such holders of Claims and Equity Interests, and their successors and assigns, from enforcing or seeking to enforce any such Claims or Equity Interests.

I. Releases

     (a) Except as otherwise expressly provided in the Plan or in the Confirmation Order, on the Effective Date, in consideration for, or as part of the treatment accorded to, the holders of Claims and Equity Interests under the Plan, each Creditor Party, Equity Party, the Company and Reorganized Ithaca shall be deemed to have (i) released all rights, causes of actions and claims, in law or in equity, whether based on tort, fraud, contract or otherwise, which they, individually or collectively, theretofore or thereafter possessed or may possess against any Equity Party, in each case only with respect to the Released Liabilities of an Equity Party and (ii) forever covenanted with each Equity Party not to sue, assert any claim against, or otherwise seek recovery from, any Equity Party, whether based upon tort, fraud, contract or otherwise, in connection only with any Released Liabilities of an Equity Party.

     (b) Except as otherwise expressly provided in the Plan or in the Confirmation Order, on the Effective Date, in consideration for, or as part of the treatment accorded to the holders of Claims and Equity Interests under the Plan, each Creditor Party, Equity Party, the Company and Reorganized Ithaca shall be deemed to have (i) released all rights, causes of action and claims, in law or in equity, whether based on tort, fraud, contract or otherwise, which they, individually or collectively, theretofore or thereafter possessed or may possess against any Creditor Party, in each case only with respect to Released Liabilities of a Creditor Party and (ii) forever covenanted with each Creditor Party not to sue, assert any claim against, or otherwise seek recovery from, any Creditor Party, whether based upon tort, fraud, contract or otherwise, in connection only with any Released Liabilities of a Creditor Party.

     (c) Without in any manner limiting the generality of the release described in clauses (a) and (b) above, on the later of the date the Confirmation Order becomes a Final Order or the Effective Date, the Company, Reorganized Ithaca, Holdings and Bestform Foundations, Inc. shall be deemed to have unconditionally and mutually released one another from any and all claims, Liabilities or causes of action that any of the parties may have asserted, could have asserted, or could in the future assert, directly or indirectly, against each other; provided, however, that nothing contained in the Plan shall release any rights, obligations or covenants which are to be performed pursuant to the Plan or the Intercompany Compromise and Settlement.

J. Injunctions

     (a) Unless otherwise provided in the Plan, all injunctions or stays provided for in the Reorganization Case pursuant to section 105 or 362 of the Bankruptcy Code, or otherwise and in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     (b) The Confirmation Order shall provide that the distributions and transfers of property pursuant to the terms of the Plan are made free and clear of all Claims (except as otherwise expressly provided in the Plan) and that, upon confirmation of the Plan (except as otherwise expressly provided in the Plan), all holders of Claims or Equity Interests shall be permanently enjoined from and restrained against commencing or continuing any suit, action or proceeding or asserting against Reorganized Ithaca or its assets or property any Claim, Equity Interest or cause of action based upon any act or omission, transaction or other activity of any kind or any kind or nature that occurred before the Confirmation Date.

     (c) The Confirmation Order shall provide that the Company, Reorganized Ithaca, each Equity Party and each Creditor Party shall be permanently enjoined from and after the Effective Date from, with respect only to any Released Liability of any Equity Party, (i) commencing or continuing in any manner any action or other proceeding of any kind against or affecting any Equity Party,
(ii) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order affecting any Equity Party, (iii) creating, perfecting or enforcing any encumbrance of any kind against or affecting any Equity Party, (iv) asserting any right of set-off, right of subrogation or recoupment of any kind against or affecting any obligation due any party by or from any Equity Party or the property of any Equity Party and (v) commencing or continuing in any manner any action or other proceeding of any kind with respect to the release granted to any Equity Party pursuant to the Plan.

     (d) The Confirmation Order shall provide that the Company, Reorganized Ithaca, each Equity Party and each Creditor Party shall be permanently enjoined from and after the Effective Date from, with respect to any Released Liability of any Creditor Party, (i) commencing or continuing in any manner any action or other proceeding of any kind against or affecting any Creditor Party, (ii) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order affecting any Creditor Party, (iii) creating, perfecting or enforcing any encumbrance of any kind against or affecting any Creditor Party, (iv) asserting any right of set-off, right of subrogation or recoupment of any kind against or affecting any obligation due any party by or from any Creditor Party or the property of any Creditor Party and (v) commencing or continuing in any manner any action or other proceeding of any kind with respect to any matter that is subject to the release granted to any Creditor Party pursuant to the Plan.

K. Waiver of Contractual Subordination Rights

     As of the Effective Date, each holder of an Allowed Claim (a) by virtue of the acceptance of the Plan by such holder's Class in accordance with Section 1126 of the Bankruptcy Code, (b) by virtue of the acceptance of the Plan by such holder, (c) by virtue of the acceptance of any distribution under the Plan on account of such Claim or (d) by virtue of the Confirmation of the Plan, waives, releases and relinquishes any and all rights, claims or causes of action arising under or in any way related to any pre-Filing Date subordination agreement or arrangement, whether arising out of contract or under applicable law, including, without limitation, Section 510 of the Bankruptcy Code and the provisions of the Indenture, which subordinate Claims to the payment and distributions of consideration made or to be made hereunder or otherwise to any other holder of a Claim against the Company.

L. Cram-Down

     In the event any impaired Class shall fail to accept or shall be deemed to reject the Plan, the Company reserves the right to request that the Bankruptcy Court confirm the Plan in accordance with the provisions of Section 1129(b) of the Bankruptcy Code. (See Section IV.B.3. of this Disclosure Statement entitled "Acceptance and Confirmation of the Plan--Confirmation--Confirmation Without Acceptance by All Impaired Classes").

M. Unclaimed Distributions

     Any Person who fails to claim any Cash or New Ithaca Common Stock within the later of one year from the Effective Date, or such other date as a Claim becomes an Allowed Claim, shall forfeit all rights to any distribution under the Plan. Upon forfeiture, such Cash and/or New Ithaca Common Stock (including interest thereon) shall be the property of Reorganized Ithaca. Persons who fail to claim Cash and/or New Ithaca Common Stock forfeit their rights thereto and shall have no claim whatsoever against the Company or Reorganized Ithaca or any holder of an Allowed Claim to whom distributions are made.

N. Time and Method of Distributions Under the Plan

     Payments and distributions to be made pursuant to the Plan will be made on the Effective Date or as soon thereafter as is practicable, except as otherwise provided for in the Plan or as may otherwise be ordered by the Bankruptcy Court. Cash payments to be made by the Company pursuant to the Plan will, at the election of the Company, be made by check drawn on a domestic bank or by wire transfer from a domestic bank.

O. Surrender of Cancelled Instruments

     (a) As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the Notes or other instruments cancelled pursuant to the Plan, the holder of such Claim will tender the applicable Notes or other instruments evidencing such Claim to the Disbursing Agent. Any Cash or New Ithaca Common Stock to be distributed pursuant to the Plan on account of any such Claim will, pending such surrender, be treated as an undeliverable distribution pursuant to Section 6.9 of the Plan.

     (b) Except as provided in Section 6.11(c) of the Plan, each holder of an Allowed Claim will tender such Note or other instrument to the Disbursing Agent, together with a letter of transmittal to be provided to such holders by the Disbursing Agent, as promptly as practicable following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the holder of the Note or other instrument to act and the authenticity of any signatures required thereon. All surrendered Notes or other instruments will be marked as cancelled by the Disbursing Agent, and delivered to Reorganized Ithaca.

     (c) In addition to any requirements under the applicable law, any holder of a Claim evidenced by a Note or other instrument that has been lost, stolen, mutilated or destroyed will, in lieu of surrendering such Note or other instrument, deliver to the Disbursing Agent: (i) evidence satisfactory to the Disbursing Agent of such loss, theft, mutilation or destruction and (ii) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a claim. Upon compliance with the foregoing requirements by the holder of a Claim evidenced by a Note or other instrument such holder will, for all purposes under the Plan, be deemed to have surrendered a Note or other instrument.

     Pursuant to the Plan, on the Effective Date (i) the Notes and Equity Interests will be cancelled, annulled and extinguished and (ii) the Company's obligations under the agreements, indentures and certificates of designations, as the case may be, governing the Notes and Equity Interests will be discharged.

P. Modification of the Plan

     The Company reserves the absolute right to amend the Plan (and the exhibits thereto or hereto) either before or after the Filing Date, subject to the approval of the Informal Committee, the Official Committee and the Bank Group Steering Committee. Amendments to the Plan (and the exhibits thereto or hereto) which do not materially and adversely affect the treatment of Claims and Equity Interests may be approved by the Bankruptcy Court at a hearing on Confirmation thereof without the necessity of a resolicitation of votes. In the event a resolicitation is required, the Company will furnish new Ballots and Master Ballots to be used to vote to accept or reject the Plan, as amended. After the Confirmation Date, the Company may remedy any defects or omissions or reconcile any inconsistencies in the Plan (and the exhibits thereto or hereto) or in the Confirmation Order in such manner as may be necessary to carry out the purposes and intent of the Plan so long as the holders of Claims and Equity Interests are not materially and adversely affected.

Q. Revocation of the Plan

     The Company reserves the right to revoke and withdraw the Plan at any time prior to the Confirmation Date. If the Plan is so revoked or withdrawn, or if, subject to Section 8.2 of the Plan, the Effective Date does not occur on or prior to the Termination Date, then the Plan shall be deemed null and void. In such event, nothing contained herein or in the Plan shall be deemed to constitute a waiver or release of any Claims or interests by or against the Company or any other Person, or to prejudice in any manner the rights of the Company or any Person in any further proceedings involving the Company.

R. Retention of Jurisdiction

     From and after the Confirmation Date, the Bankruptcy Court shall retain such jurisdiction as is legally permissible, including, but not limited to, jurisdiction for the following purposes:

          --To hear and determine any and all objections to the allowance of any Claims or any controversies as to the classification of any Claims, provided that only the Company may file objections to Claims;

          --To hear and determine any and all applications by Professionals for compensation and reimbursement of expenses;

          --To hear and determine any and all pending applications for the rejection and disaffirmance of executory contracts and unexpired leases, and fix and allow any Claims resulting therefrom;

          --To liquidate any Disputed Claim;

          --To enforce the provisions of the Plan, including the injunction, exculpation and releases provided for in the Plan;

          --To  correct  any  defect,  cure  any  omission,   or  reconcile  any
     inconsistency in the Plan or in the Confirmation Order as may be necessary to carry out its purpose and the intent of the Plan;

          --To determine any Liability to a governmental unit which may be asserted as a result of the transactions contemplated herein;

          --To hear and determine matters concerning state, local, and Federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code; and

          --To determine such other matters as may be provided for in the Confirmation Order or as may be authorized under the provisions of the Bankruptcy Code.

S. Executory Contracts

     Any unexpired lease or executory contract that has not been expressly rejected by the Company with the Bankruptcy Court's approval on or prior to the Confirmation Date shall, as of the Confirmation Date (subject to the occurrence of the Effective Date), be deemed to have been assumed by the Company unless there is pending before the Bankruptcy Court on the Confirmation Date a motion to reject such unexpired lease or executory contract or such executory contract or unexpired lease is otherwise designated for rejection, provided that (a) such lease or executory contract is ultimately rejected, and (b) the filing of the Confirmation Order shall be deemed to be a rejection of all then outstanding unexercised stock options. In accordance with Section 1123(a)(5)(G) of the Bankruptcy Code, on the Effective Date, or as soon as practicable thereafter, the Company shall cure all defaults under any executory contract or unexpired lease assumed pursuant to the Plan by making a Cash payment in an amount agreed to between the Company and the Claimant, or as otherwise fixed pursuant to a Final Order.

T. Indemnification Obligations

     Notwithstanding anything to the contrary contained in the Plan, and except as otherwise provided in the Intercompany Compromise and Settlement, all Persons holding or asserting Indemnification Claims (whether directly, by subrogation or otherwise) shall be entitled to obtain recovery on account of such claims solely from the proceeds of any applicable directors' and officers' insurance policy maintained by the Company or Reorganized Ithaca, as the case may be, and shall not, under any circumstances, be entitled to obtain recovery in respect of such Indemnification Claims from Reorganized Ithaca; provided, however, that (a) the foregoing limitation on recovery for Indemnification Claims shall not apply in respect of Ordinary Course Indemnification Claims or Bank Indemnification Claims, which claims shall be, and hereby are, assumed by Ithaca, or Reorganized Ithaca, as the case may be, without limitation, and (b) Reorganized Ithaca shall remain responsible for, and shall pay, in respect of any and all Indemnification Claims, all retention amounts and coinsurance obligations arising under, or necessary to maintain, its directors' and officers' insurance policies.15 Ithaca or Reorganized Ithaca, as the case may be, shall continue and maintain all presently existing directors' and officers' insurance policies, and all such policies shall remain in full force and effect following Confirmation. The Company is not aware of any claims pending or threatened which would give rise to Indemnification Claims.

U. Post-Confirmation Officers and Directors

     Following the Effective Date, the Board of Directors of the Company will consist of seven directors, one of whom will be Jim D. Waller, the Chief Executive Officer of the Company, one of whom will be designated by the Butler Noteholders (which currently hold, in the aggregate, approximately $25 million

- ---------------
15 Pursuant to the Company's directors' and officers' insurance policy, (i) the Company's maximum retention amount is $300,000 for losses arising from claims alleging the same wrongful act or related wrongful acts, and (ii) the Company's coinsurance obligation is equal to 5% of each and every loss (in excess of the retention amount) up to the liability limit of the policy.

in principal amount of Notes), and five of whom will be chosen by nonaffiliated holders of Notes. The designation of the officers and directors of Reorganized Ithaca, except for Mr. Waller, shall be filed with the Bankruptcy Court on or prior to the date on which the Confirmation Hearing is scheduled to take place.

V. Conditions Precedent to Effective Date of the Plan

     The occurrence of the Effective Date of the Plan is subject to satisfaction of each of the following conditions precedent which are set forth in Article VIII of the Plan:

          --The aggregate amount of scheduled (where no superseding proof of Claim is timely filed) and filed Tax Claims and Priority Claims shall not exceed $150,000 (exclusive of amounts required to cure defaults in executory contracts or unexpired leases to be assumed pursuant to the
     Plan).

          --The aggregate amount of scheduled (where no superseding proof of Claim is timely filed) and filed General Secured Claims shall not exceed $150,000.

          --The aggregate amount of scheduled (where no superseding proof of Claim is timely filed) and filed General Unsecured Claims shall not exceed $20,000,000.

          --The Clerk of the Bankruptcy Court shall have entered the Confirmation Order and the Confirmation Order shall have become a Final Order (a draft Confirmation Order to be delivered by the Debtor to the Informal Committee, the Official Committee and the Bank Group Steering Committee no later than two Business Days prior to the date of the Confirmation Hearing).

          --All  other  actions  and   documents   necessary  to  implement  the
     provisions of the Plan on the Effective Date shall have been, respectively, effected and executed and delivered.

          --The New Ithaca Bank Group Documents shall be in form and substance reasonably satisfactory to each Lender, the Official Committee and the Informal Committee.

          --A cash collateral (and, if applicable, a debtor-in-possession financing) order shall have been entered in the Reorganization Case in form and substance reasonably satisfactory to each Lender, the Official Committee and the Informal Committee.

          --All    outstanding    obligations   of   the   Company   under   any
     debtor-in-possession financing arrangements shall have been paid in full or otherwise satisfied, and such arrangements shall have been terminated.

          --The Termination Date shall not have passed.

     The Company expressly reserves the right to waive, with the consent of the Informal Committee, the Official Committee and the Bank Group Steering Committee, in whole or in part, any of the conditions set forth in Section 8.1 of the Plan (except that no such waiver may be made of the last condition set forth above, if the effect thereof would be to allow the Effective Date to occur after March 31, 1997). Any such waiver or modification of a condition precedent set forth in Article VIII of the Plan may be effected at any time, without notice (except for notice to those parties whose consent is required pursuant to Section 8.2 of the Plan), without leave or order of the Bankruptcy Court and without any formal action.

                                       IV.

                     ACCEPTANCE AND CONFIRMATION OF THE PLAN

     The following is a brief summary of the provisions of the Bankruptcy Code respecting acceptance and confirmation of a plan of reorganization. Holders of Claims and Equity Interests are encouraged to review the relevant provisions of the Bankruptcy Code and/or to consult their own attorneys.

A. Acceptance of the Plan

     This Disclosure Statement solicits Ballots for the acceptance of the Plan. The Bankruptcy Code defines acceptance of a plan of reorganization by a class of claims as acceptance by holders of at least two-thirds in dollar amount, and more than one-half in number, of the allowed claims of that class that have actually voted or are deemed to have voted to accept or reject the plan. The Bankruptcy Code defines acceptance of a plan of reorganization by a class of interests as acceptance by at least two-thirds in amount of the allowed interests of that class that have actually voted or are deemed to have voted to accept or reject the plan.

     If one or more impaired Classes rejects the Plan, the Company may, in its discretion, nevertheless seek confirmation of the Plan if the Company believes that it will be able to meet the requirements of Section 1129(b) of the Bankruptcy Code for Confirmation of the Plan (which are set forth in the following section of this Disclosure Statement), despite lack of acceptance by all impaired classes.

B. Confirmation

     1. Confirmation Hearing

     If the Requisite Vote Condition is satisfied, the Company intends to file (but expressly reserves the right not to file) a chapter 11 proceeding and request the Bankruptcy Court to schedule a hearing on Confirmation of the Plan as soon as practicable.

     2. Statutory Requirements for Confirmation of the Plan

     At the Confirmation Hearing, the Company will request the Bankruptcy Court to determine that the Plan satisfies the requirements of Section 1129 of the Bankruptcy Code. If so, the Bankruptcy Court shall enter an order confirming the Plan. The applicable requirements of Section 1129 of the Bankruptcy Code are as follows:

          (a) The Plan complies with the applicable provisions of the Bankruptcy Code.

          (b) The Company, as proponent of the Plan, has complied with the applicable provisions of the Bankruptcy Code.

          (c) The Plan has been proposed in good faith and not by any means forbidden by law.

          (d) Any payment made or promised to be made by the Company under the Plan for services or for costs and expenses in, or in connection with the Chapter 11 case, or in connection with the Plan and incident to the case, has been disclosed to the Bankruptcy Court, and any such payment made before the Confirmation of the Plan is reasonable, or if such payment is to be fixed after Confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

          (e) The Company has disclosed the identity and affiliations of any individual proposed to serve, after Confirmation of the Plan, as a director, officer, or voting trustee of the Company, an affiliate of the Company participating in the Plan with the Company or a successor to the Company, under the Plan. Moreover, the appointment to, or continuance in, such office of such individual, is consistent with the interests of holders of Claims and Equity Interests and with public policy, and the Company has disclosed the identity of any insider that Reorganized Ithaca will employ or retain, and the nature of any compensation for such insider.

          (f) Best Interests Test. With respect to each Class of impaired Claims or Equity Interests, either each holder of a Claim or Equity Interest of such Class has accepted the Plan, or will receive or retain under the Plan on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Company was liquidated on such date under Chapter 7 of the Bankruptcy Code.

     In Chapter 7 liquidation cases, unsecured creditors and interest holders of a debtor are paid from available assets generally in the following order, with no lower class receiving any payments until all amounts due to senior classes have been paid fully or payment provided for:

          (i)  Secured   creditors   (to  the  extent  of  the  value  of  their
     collateral);

          (ii) Priority creditors;

          (iii) Unsecured creditors;

          (iv) Debt expressly subordinated by its terms or by order of the Bankruptcy Court; and

          (v) Equity Interest Holders.

     Annexed hereto as Exhibit "C" is a liquidation analysis prepared by the Company. As set forth therein, in light of the foregoing priority, the Company believes that if its reorganization were converted to a Chapter 7 liquidation, holders of Noteholder Claims and holders of General Unsecured Claims would receive no distributions.

     (g) Each Class of Claims or Equity Interests has either accepted the Plan or is not impaired under the Plan.

     (h) Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Allowed Administrative and Priority Claims (other than Allowed Tax Claims) will be paid in full on the Effective Date and that Allowed Tax Claims will receive on account of such Claims deferred Cash payments, over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the allowed amount of such Claim.

     (i) At least one impaired class of Claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim of such Class.

     (j) Feasibility. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Company or any successor to the Company under the Plan. Annexed hereto as Exhibit "D" are projections for approximately three years and a pro forma balance sheet as of the Effective Date which demonstrate that, given estimated expenses and income, and taking into account cash reserves, Reorganized Ithaca will be able to satisfy its obligations under the Plan, as well as ongoing business obligations. (See Section VI of this Disclosure Statement entitled "Risk Factors" for a discussion of certain risks associated with the Plan).

     (k) All fees of the type described in 28 U.S.C.ss. 1930, including the fees of the United States Trustee, will be paid as of the Effective Date.


     3. Confirmation Without Acceptance by All Impaired Classes

     Section 1129(b) of the Bankruptcy Code allows a Bankruptcy Court to confirm a plan, even if such plan has not been accepted by all impaired classes entitled to vote on such plan, provided that such plan has been accepted by at least one impaired class. If any impaired classes reject or are deemed to have rejected the Plan, the Company reserves its right to seek the application of the statutory requirements set forth in Section 1129(b) of the Bankruptcy Code for Confirmation of the Plan despite lack of acceptance by all impaired classes.

     Section 1129(b) of the Bankruptcy Code provides that notwithstanding the failure of an impaired class to accept a plan of reorganization, the plan shall be confirmed, on request of the proponent of the plan, in a procedure commonly known as "cram-down," so long as the plan does not "discriminate unfairly," and is "fair and equitable" with respect to each class of claims or interests that is impaired under and has not accepted the plan.

     The condition that a plan be "fair and equitable" with respect to a non-accepting class of secured claims includes the requirements that (a) the holders of such secured claims retain the liens securing such claims to the extent of the allowed amount of the claims, whether the property subject to the liens is retained by the debtor or transferred to another entity under the plan; and (b) each holder of a secured claim in the class receive deferred cash payments totalling at least the allowed amount of such claim with a present value, as of the effective date of the plan, at least equivalent to the value of the secured claimant's interest in the debtor's property subject to the liens.

     The condition that a plan be "fair and equitable" with respect to a non-accepting class of unsecured claims includes the requirement that either:
(a) such class receive or retain under the plan property of a value as of the effective date of the plan equal to the allowed amount of such claim; or (b) if the class does not receive such amount, no class junior to the non-accepting class may receive a distribution under the plan.

     The condition that a plan be "fair and equitable" with respect to a non-accepting class of interests includes the requirements that either: (a) the plan provides that each holder of an interest in such class receive or retain under the plan, on account of such interest, property of a value, as of the effective date of the plan, equal to the greatest of (i) the allowed amount of any fixed liquidation preference to which such holder is entitled; (ii) any fixed redemption price to which such holder is entitled; or (iii) the value of such interest, or (b) if the class does not receive such amount, no class of interests junior to the non-accepting class may receive a distribution under the plan.

                                       V.

               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The following discussion of certain significant federal income tax consequences of the Plan under the Internal Revenue Code of 1986, as amended (the "Code"), has been prepared by Paul, Weiss, Rifkind, Wharton & Garrison, special tax counsel to the Company. This general description does not discuss all aspects of federal income taxation that may be relevant to an Impaired
Creditor or to a holder of an Equity Interest, in light of such person's personal investment circumstances, or to certain types of holders subject to special treatment under the federal income tax laws (for example, life insurance companies, banks, dealers in securities, tax-exempt organizations, foreign corporations and individuals who are not citizens or residents of the United States) and does not discuss any aspect of state, local or foreign taxation. This discussion is limited to Impaired Creditors and holders of Equity Interests who hold such interests as "capital assets" and who will hold New Ithaca Common Stock and New Ithaca Secured Notes as "capital assets" (generally property held for investment) within the meaning of section 1221 of the Code. This discussion is based upon laws, regulations, rulings and decisions now in effect and upon proposed regulations all of which are subject to change (possibly with retroactive effect) by legislation, administrative action or judicial decision. Moreover, substantial uncertainties, resulting from the lack of definitive judicial or administrative authority and interpretation, apply to various tax aspects of the transactions discussed herein. EACH IMPAIRED CREDITOR AND HOLDER OF EQUITY INTERESTS IS URGED TO CONSULT ITS OWN TAX ADVISOR FOR THE TAX CONSEQUENCES PECULIAR TO IT FROM THE IMPLEMENTATION OF THE PLAN.

A. Tax Consequences to the Company

     1. Cancellation of Debt Income

     As a result of the anticipated exchange of the Notes for New Ithaca Common Stock pursuant to the Plan, the amount of the Company's aggregate outstanding indebtedness will be reduced. In general, for federal income tax purposes, a debtor will realize cancellation of debt ("COD") income when a creditor accepts less than full payment in satisfaction of its debt. Under certain provisions of section 108 of the Code, if a debtor corporation transfers stock to a creditor in satisfaction of its indebtedness, such corporation shall be treated as having satisfied the indebtedness with an amount of money equal to the fair market value of the stock. Absent an exception, the amount of COD income realized must be included in taxable income. Section 108 of the Code provides in part that gross income does not include COD income if the discharge occurs in a title 11 case. Instead, the taxpayer applies the amount excluded from gross income to reduce the following tax attributes in the following order: (1) net operating losses or net operating loss carryovers, (2) carryovers of the general business credit, (3) carryovers of the minimum tax credit, (4) net capital losses or capital loss carryovers, (5) basis of the taxpayer's depreciable and nondepreciable property, (6) passive activity loss and credit carryovers and (7) carryovers of foreign tax credit. Attributes (1), (4) and (5) are reduced dollar for dollar; other attributes are reduced 331/3 cents for each dollar excluded. The taxpayer may elect to apply attribute reduction first against depreciable property. If the taxpayer does not elect to first reduce the basis of depreciable property and the COD occurs in connection with a title 11 or similar case (as defined in the Code), the amount by which the basis of the taxpayer's property is reduced is limited to the excess of the total basis of all of the property held by the taxpayer immediately after the COD over the total liabilities of the taxpayer immediately after the COD. Treasury regulations promulgated under section 1017 of the Code (which provides the operative rules for reducing the basis of property to reflect the realization of COD income) provide that a taxpayer's basis in depreciable property is reduced before its basis in nondepreciable property, including inventory.

     The Company expects that it will realize significant COD income upon the exchange of the Notes for New Ithaca Common Stock pursuant to the Plan. Because the realization of COD income will occur in a title 11 case, the Company will not recognize such COD income, but will instead reduce tax attributes. The Company does not expect to elect to first reduce the basis of its depreciable property. The Company expects any loss for the period ending on the date of the realization of COD income to be used to offset taxable income of other members of the affiliated group of which Holdings is the common parent. However, if the Company's loss for such period exceeds the taxable income of such other members, such excess loss will be the first tax attribute reduced as a result of the Company's realization of COD income. The Company expects to emerge from bankruptcy with little or no basis in its depreciable assets because it does not possess any of attributes (1) through (4) above and because the total basis of all its property immediately after the COD will significantly exceed its total liabilities immediately after the COD. Accordingly, by reducing tax attributes the Company will reduce the tax benefits attributable to depreciation that otherwise would have been claimed in the current year and future years. However, the Company does expect that, as a result of the limitation on basis reduction and the ordering rule that requires the reduction of depreciable property before nondepreciable property, it will emerge from bankruptcy with significant basis preserved in its inventory.

     2. Section 382 Limitation

     Section 382 of the Code provides rules governing the use of a corporation's tax attributes following significant changes in the ownership of a corporation's stock. Subject to the title 11 exception discussed below, section 382 of the Code provides that, following an "ownership change" of a corporation with a net operating loss, a net operating loss carryforward or a net unrealized built-in loss (a "loss corporation"), the amount of the loss corporation's taxable income that can be offset by its net operating losses, net operating loss carryforwards and recognized built-in losses, if any, in any taxable year, cannot exceed an amount equal to the sum of (x) the product of the value of the loss corporation immediately before the ownership change (increased, as discussed below, in some circumstances, by any increase in value resulting from any surrender or cancellation of creditors' claims) multiplied by the long-term tax-exempt rate (the "section 382 limitation") plus (y) recognized built-in gains (if any). Any portion of the section 382 limitation not used in any taxable year can be carried forward to increase the section 382 limitation in future years. The Company expects that it will be a loss corporation at the time of the exchanges anticipated to occur pursuant to the Plan because although it will not have a net operating loss carryforward, it will have a net unrealized built-in loss (as discussed below).

     An ownership change occurs if there is (x) any change in the respective ownership of stock of a loss corporation that affects the percentage of stock held by any five-percent shareholder or (y) an equity structure shift, including certain reorganizations, and because of such event, the percentage of stock of the loss corporation owned by any one or more five-percent shareholders is increased by more than 50 percentage points relative to the lowest percentage of stock of the loss corporation owned by such five-percent shareholders at any time during a testing period (which is generally a three-year period). The Company expects that the exchanges anticipated to occur pursuant to the Plan will cause an ownership change with respect to the Company.

     In general, if a corporation has a net unrealized built-in loss, any such loss recognized within the five-year period beginning on the date of the ownership change and ending at the close of the fifth post-ownership change year is treated as a pre-change loss and, as such, is subject to the section 382 limitation. A net unrealized built-in loss is the amount by which the aggregate adjusted basis of the assets of a corporation immediately before an ownership change exceeds the fair market value of those assets. In computing net unrealized built-in loss, the value of a corporation does not include (x) cash or cash items or (y) marketable securities that have not declined or appreciated substantially in value.

     The Company expects that it will have a significant net unrealized built-in loss immediately prior to the exchanges anticipated to occur pursuant to the Plan because it holds a significant amount of high-basis, low-value inventory.

     Under section 382(l)(5) of the Code, the section 382 limitation does not apply to an ownership change of a loss corporation if the corporation was under the jurisdiction of a court in a title 11 or similar case immediately before the change and those who were shareholders and creditors of the loss corporation before the ownership change own at least 50 percent of the loss corporation's stock by value and voting power after the ownership change (the "title 11 exception"). Stock held by a creditor that was converted from indebtedness is considered in determining whether the 50-percent requirement is satisfied only if (x) the creditor held (or is treated under regulations issued under section 382(l)(5) as holding) the debt at least 18 months before the case was filed or
(y) the debt arose in the ordinary course of the loss corporation's trade or business and has been held by the person who has at all times held the beneficial interest in the claim. If an exchange of debt for stock in a title 11 or similar case does not qualify for the title 11 exception, the value of the loss corporation for purposes of calculating its section 382 limitation shall reflect the increase, if any, in value of the loss corporation resulting from any surrender or cancellation of creditors' claims in the transaction.

     The Company expects that the title 11 exception will apply to the exchanges anticipated to occur pursuant to the Plan and that the section 382 limitation thus will not apply to limit the Company's use of its net unrealized built-in loss. Under certain provisions of the alternative minimum tax ("AMT") rules, the Company may be required to reduce the tax basis of its assets, for AMT purposes, to their fair market value immediately before the ownership change, thus reducing or eliminating any net unrealized built-in loss for AMT purposes. The Company does not expect, however, that application of such provisions will have a material adverse tax impact.

     The Company expects, to the extent possible, to recognize its net unrealized built-in loss in the short taxable period ending January 31, 1997 by disposing of its remaining inventory and, thus, to recognize a net loss for such period. The Company plans to use such loss to offset income for its taxable year ended January 31, 1995 by filing a refund claim for such taxable year based on a carryback of the loss for the period ending January 31, 1997. To the extent that the Company recognizes its net unrealized built-in loss in a taxable year following the short taxable period ending January 31, 1997 and has a net loss for such year, the Company will not be able to use such loss to offset income for its taxable year ended January 31, 1995, but may be able to use such loss by means of a carryforward.

     In addition, assuming that the title 11 exception applies, if the Company has a second ownership change during the two-year period following the ownership change that occurs as a result of the exchange of the Notes for New Ithaca Common Stock pursuant to the Plan, its section 382 limitation will be zero for any year ending after the second ownership change. In such event, the Company would lose the benefit of any built-in loss it recognizes following the second ownership change or of any net operating loss carryforward attributable to losses recognized after the first ownership change and carried to periods ending after the second ownership change.

B.  Tax Consequences to the Noteholders

     1. Exchange of Notes for New Ithaca Common Stock

     A Noteholder should recognize gain or loss (and ordinary income, to the extent, if any, of accrued but unpaid interest) on the exchange of Notes for New Ithaca Common Stock equal to the difference between (x) the fair market value of the New Ithaca Common Stock received and (y) the Noteholder's tax basis in the Notes. The fair market value of the New Ithaca Common Stock received may be determined by taking the mean between the highest and lowest selling prices on the valuation date or, if there are no sales on such date, by taking a weighted average of the means between the highest and lowest sales upon the nearest date before and the nearest date after the valuation date, within a reasonable period. A Noteholder's aggregate tax basis in the New Ithaca Common Stock received should equal the tax basis of the Notes exchanged therefor, decreased by the amount of loss, if any, recognized on the exchange, and increased by the amount of gain, if any, recognized on the exchange. The holding period for the New Ithaca Common Stock received should begin on the day after the exchange.

     A Noteholder in whose hands the Notes are market discount bonds will be required to treat as ordinary interest income any gain recognized upon the disposition of Notes to the extent of the accrued market discount during the Noteholder's period of ownership, unless the Noteholder has elected to include the market discount in income as it accrued. Market discount is defined generally as the excess, if any, of the stated redemption price at maturity (as defined in the Code) of a debt obligation over the tax basis of the debt obligation in the hands of the holder immediately after its acquisition.

     2. Section 269

     The Internal Revenue Service is authorized, under section 269 of the Code, to disallow any deduction, credit or other allowance if one or more persons acquire control of a corporation and the principal purpose for which such acquisition was made is evasion or avoidance of federal income tax by securing the benefit of such deduction, credit or other allowance that such person or persons would not otherwise enjoy. For purposes of section 269 of the Code, control means the ownership of stock possessing at least 50 percent of the total combined voting power of all classes entitled to vote or at least 50 percent of the total value of shares of all classes of stock. Treasury regulations promulgated under section 269 of the Code provide that, absent strong evidence to the contrary, a requisite acquisition of control in connection with an ownership change to which the title 11 exception to the section 382 limitation (discussed above) applies is considered to be made for the principal purpose of evasion or avoidance of federal income tax unless the corporation carries on more than an insignificant amount of an active trade or business during and subsequent to the title 11 or similar case (as defined in the Code). The determination is based on all the facts and circumstances. Where the corporation continues to utilize a significant amount of its business assets or work force, the requirement of carrying on more than an insignificant amount of an active trade or business may be met even though all trade or business activities temporarily cease for a period of time in order to address business exigencies. Based on all the facts and circumstances, the Company believes that section 269 of the Code will have no application because the Company will carry on more than an insignificant amount of an active trade or business, within the meaning of the Treasury regulations described above, during and subsequent to implementation of the Plan. Nevertheless, there can be no assurance that the Internal Revenue Service will not assert the application of section 269 of the Code or that such application, if asserted, would not be sustained.

C.  Tax Consequences to the Bank Group

     Pursuant to the Plan, the Company expects to amend the Credit Agreement. In general, the entire amount of gain or loss is recognized for federal income tax purposes on a sale, exchange or other disposition of property, unless specific provisions of the Code provide for nonrecognition treatment. Under recently promulgated Treasury regulations, a significant modification of a debt instrument, including a modification evidenced by an amendment of the instrument, is deemed to result in an exchange of the original instrument for a modified instrument that differs materially either in kind or in extent. Under such Treasury regulations, a significant modification of a debt instrument includes, among other things, a change in the annual yield of the instrument by more than the greater of (a) 25 basis points or (b) five percent of the annual yield of the unmodified instrument. Such Treasury regulations have not yet been the subject of extensive administrative or judicial interpretation and the terms of the amendment of the Credit Agreement remain subject to change. Thus, it is not clear whether the amendment of the Credit Agreement constitutes a significant modification resulting in a taxable exchange.

D.  Tax Consequences to Holders of Equity Interests

     Pursuant to the Plan, all outstanding Equity Interests of the Company will be cancelled. Section 165 of the Code provides in part that if any security, defined for this purpose to include stock, that is a capital asset becomes worthless during the taxable year, the resulting loss is treated as a loss from the sale or exchange, on the last day of the taxable year, of a capital asset. Any security in a corporation affiliated with a domestic corporation taxpayer is not treated as a capital asset. A corporation is affiliated with a domestic corporation taxpayer if (x) the domestic corporation taxpayer owns directly at least 80% of the voting power of all classes of the corporation's stock and at least 80% of each class of non-voting stock and (y) more than 90% of the corporation's gross receipts for all tax years has been from the operation of a business. The Company expects that a holder of Equity Interests will be entitled to a worthlessness deduction on the last day of its taxable year that includes the date of the cancellation of the Equity Interests. Any loss deduction of Holdings in respect of the worthlessness of the Equity Interests should be treated as an ordinary loss.

                                       VI.

                                  RISK FACTORS

     HOLDERS OF NOTES AND ALL OTHER IMPAIRED CREDITORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.

A. Leverage

     Although the Plan will eliminate a significant amount of the Company's debt, Reorganized Ithaca will remain leveraged. The degree to which the Company is leveraged could have important consequences, including the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, product development, acquisitions, general corporate purposes or other purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of the principal of and interest on its indebtedness; and (iii) the Company's degree of leverage may make it more vulnerable to economic downturns and may limit its ability to withstand competitive pressures.

B.  Dependence on Key Personnel

     The Company is dependent on the continued services of certain senior executives, including: Jim D. Waller, Chief Executive Officer, President and
Chairman of the Board; Eric N. Hoyle, Chief Financial Officer, Senior Vice President Finance and Secretary. The Company believes the loss of the services of one or more of these senior executives could have a material adverse effect on the Company.

C. Importance of Major Customers

     For the fiscal year ended February 2, 1996, J.C. Penney accounted for nearly 42% of the total net sales of the Company, down from more than 90% of total net sales for the fiscal year ended January 31, 1980. Wal-Mart accounted for approximately 11% of the total net sales in fiscal 1996. No other customers accounted for 10% or more of total net sales for the most recent fiscal year. Although the Company's reliance on its major customers has generally decreased, the loss of a material amount of sales to J.C. Penney, or a decline in J.C. Penney's business, or the loss of one of the Company's other major customers would have a material adverse effect on Ithaca's results of operations.

D.  Competition

     The hosiery and underwear business is highly competitive. The Company believes that suppliers in the hosiery and underwear business compete nationally primarily on the basis of price, quality and customer service. The Company competes with other private label manufacturers as well as manufacturers of branded products. Certain of the Company's competitors have significantly greater financial resources and market recognition than the Company. Many regional or local manufacturers also compete with the Company for regional or local customers. Many of the Company's customers purchase a portion of their private label program requirements from competitors as well as from Ithaca.

E.  Risks Inherent in Business Plan

     The Company's business plan is dependent, among other things, on its ability to increase its foreign sourcing capabilities and to otherwise manufacture its products at a competitively favorable cost. The success of the Company's foreign sourcing efforts is dependent, among other things, upon the absence of political or economic disruptions, quotas, labor disruptions, embargoes or currency fluctuations that might adversely affect the Company, particularly in Honduras and other foreign nations where the Company currently or in the future sources its products. The Company is also engaged in ongoing efforts to consolidate its hosiery operations and to consolidate certain other operations in offshore facilities. The Company's business plan is also dependent upon the efficient operation of new centralized distribution centers, the success of the Company's efforts to streamline its stock keeping units and eliminate unprofitable and low-profit lines and products, the success of the Company's efforts to reduce its selling, general and administrative expenses and the success of the Company's efforts to efficiently manage its inventory levels.

F.  Lack of Market for New Ithaca Common Stock

     There is no currently existing market for the New Ithaca Common Stock and there can be no assurance that an active trading market will develop or as to the degree of price volatility in any such particular market. Accordingly, no assurance can be given that a holder of New Ithaca Common Stock will be able to sell such securities in the future or as to the price at which any such sale may occur. If such market were to exist, the liquidity of the market for such New Ithaca Common Stock and the prices at which such securities will trade will depend upon many factors, including the number of holders, investor expectations for the Company, and other factors beyond the Company's control.

G.  Certain Bankruptcy Related Considerations

     1. General

     The filing of a bankruptcy petition by or against the Company and the publicity attendant thereto may adversely affect the business of the Company. The Company believes that any such adverse effects may worsen during the pendency of a protracted bankruptcy case.

     2. Failure to File Chapter 11 Petition

     If the Requisite Vote Condition is satisfied, the Company intends to file (but reserves the sole and absolute right not to file) a voluntary petition for reorganization under chapter 11 of the Bankruptcy Code and to seek, as promptly thereafter as is practicable, confirmation by the Bankruptcy Court of the Plan. In the event that the Requisite Vote Condition is not satisfied or the Company otherwise determines not to file a chapter 11 petition, the Company may seek to accomplish an alternative restructuring of its obligations and obtain consent to any such restructuring plan by means of another out-of-court solicitation for acceptance of a Company plan of reorganization, or otherwise. There can be no assurance that the terms of any such alternative restructuring arrangement or plan would be similar to or as favorable as those proposed in the Plan.

     3. Risk of Failure to Obtain Authority to Pay Pre-Petition Unsecured Claims in the Ordinary Course of Business

     Under the Plan, General Unsecured Claims are unimpaired. In order to effectuate this treatment, the Company intends to seek authority from the Bankruptcy Court to continue to satisfy its obligations to unsecured creditors in the ordinary course of business, including obligations which arise prior to the filing of the Company's Chapter 11 proceeding. If the Company is unable to obtain such authority, the Plan may have to be amended to provide different treatment for the holders of General Unsecured Claims.

     4. Risk of Non-Confirmation of the Plan

     Although the Company believes that the Plan will satisfy all requirements necessary for Confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. There can also be no assurance that modifications of the Plan will not be required for Confirmation or that such modifications would not necessitate the resolicitation of votes.

     5. Nonconsensual Confirmation

     In the event any impaired class of claims or equity interests does not accept a plan of reorganization, a bankruptcy court may nevertheless confirm such plan of reorganization at the proponent's request if at least one impaired class has accepted the plan of reorganization (with such acceptance being determined without including the acceptance of any "insider" in such class) and, as to each impaired class which has not accepted the plan of reorganization, the bankruptcy court determines that the plan of reorganization "does not discriminate unfairly" and is "fair and equitable" with respect to non-accepting impaired classes. The Company believes that the Plan satisfies those requirements. In the event that any impaired Class of Claims fails to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Company reserves the right to request nonconsensual confirmation of the Plan in accordance with section 1129(b) of the Bankruptcy Code.

H.  Liquidity; Restriction on Transfer

     There currently is no established trading market for the Notes and no dealer or "market maker" has expressed an interest in making a market in and for the New Ithaca Common Stock. Accordingly, the Company is unable to predict whether a market for such securities will develop. Due to the fact that Noteholders may have little, if any, opportunity to liquidate their claims during the pendency of any chapter 11 case commenced by the Company, the Company anticipates that if a trading market were established, there may initially be a large number of holders who wish to sell the New Ithaca Common Stock received pursuant to the Plan. Furthermore, following the Effective Date, the shares of New Ithaca Common Stock distributed pursuant to the Plan may be concentrated in a limited number of large holders. As a result, to the extent any such markets develop, the trading markets for the New Ithaca Common Stock will most likely be unstable and illiquid for an indeterminate period of time following the
Effective Date. In addition, holders of the New Ithaca Common Stock who are deemed to be "underwriters" as defined in subsection 1145(b) of the Bankruptcy Code, or who are otherwise deemed to be "affiliates" or "control persons" of the Company within the meaning of the Securities Act, will be unable to freely transfer or sell their respective securities (which securities will be "restricted securities" within the meaning of the Securities Act) after the Effective Date, except pursuant to an available exemption from registration under the Securities Act and under equivalent state securities or "blue sky" laws.

I.  Dividends

     The Company presently intends to retain earnings for working capital and to fund capital expenditures. Accordingly, there is no present intention to pay cash dividends on any shares of the New Ithaca Common Stock. Moreover, notwithstanding the dividend policy described above, the Company anticipates that the amendments to the Credit Agreement will not modify the existing prohibition against the payment of cash dividends on the Company's equity securities until the maturity of the loans made under such facility.

J.  Refinancing of Obligations to Bank Group

     The Plan contemplates a restructuring of the obligations of the Bank Group as detailed in Section III.C.4. of this Disclosure Statement entitled "The Plan
- - Treatment of Claims and Interests Under the Plan - Class 2A -- Allowed Bank Group Secured Claims." Pursuant to the Plan, the Company's restructured obligations to the Bank Group mature on August 31, 1999 (the "Maturity Date"). The Company contemplates that its outstanding obligations to the Bank Group on the Maturity Date will be satisfied, in whole or in part, through a refinancing. The form of refinancing will be based upon economic conditions at the Maturity Date. However, in the event the Company cannot effectuate such a refinancing prior to the Maturity Date, there is a risk that the Company may not be able to satisfy its obligations to holders of Allowed Bank Group Secured Claims under the Plan. There is also a risk that the Company may not be able to comply with the financial covenants to be contained in New Ithaca Bank Group Documents. Furthermore, as part of the restructuring of the Bank Group Secured Claims, the Plan contemplates that each Lender will make revolving loans to Reorganized Ithaca in amounts greater than the amounts outstanding as of the anticipated Filing Date. Accordingly, should any of the Lenders not accept the Plan (which is not anticipated) there is a risk that, unless other appropriate arrangements can be implemented, the Company may not be able to effectuate the Plan.

                                      VII.

        EXEMPTIONS FROM SECURITIES ACT REGISTRATION; REGISTRATION RIGHTS

A.  The Solicitation

     Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and rule 14a-2 thereunder, the proxy rules of the Securities Exchange Commission adopted under that section do not apply to this solicitation, since the Notes are not equity securities registered or required to be registered under Section 12(g) of that act and are not registered or required to be registered under Section 12(b) of that act by reason of being listed for trading on a registered national securities exchange.

     The Company is relying on Section 3(a)(9) of the Securities Act and Section 1145 of the Bankruptcy Code to exempt from the registration requirements of such act (and of any equivalent state securities or "blue sky" Laws) the offer to exchange securities which may be deemed to be made by the Company pursuant to the Solicitation.

       The Company has no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting votes to accept or reject the Plan or for soliciting any exchanges of the Notes. The Company has received assurances that no person will provide any information to holders of the Notes relating to the Solicitation or the Plan other than to refer holders of the Notes to the information contained in this Disclosure Statement and in the Ballots and Master Ballots delivered together herewith. In addition, neither the Indenture Trustee, nor any broker, dealer, salesperson, agent or any other person, has been engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Solicitation, the value and terms of the New Ithaca Common Stock, or the Plan (and the transactions contemplated thereby).

B.  Issuance of New Securities Pursuant to the Plan

     With respect to New Ithaca Common Stock to be exchanged on the Effective Date, the Company intends to rely upon the exemption from the registration requirements of the Securities Act (and of equivalent state securities or "blue sky" laws) provided by section 1145(a)(1) of the Bankruptcy Code. Generally, section 1145(a)(1) of the Bankruptcy Code exempts the issuance of securities from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws if the following conditions are satisfied: (i) the securities are issued by a debtor (or its successor) under a plan of reorganization; (ii) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against, the debtor; and
(iii) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor, or are issued "principally" in such exchange and "partly" for cash or property. The Company believes that the exchange of the New Ithaca Common Stock will satisfy the aforementioned requirements.

     The New Ithaca Common Stock may be resold by the holders thereof without restriction unless, as more fully described below, any such holder is deemed to be an "underwriter" with respect to such securities, as defined in section 1145(b)(1) the Bankruptcy Code. Generally, Section 1145(b)(1) of the Bankruptcy Code defines an "underwriter" as any person who (A) purchases a claim against, or interest in, a bankruptcy case, with a view towards the distribution of any security to be received in exchange for such claim or interest, (B) offers to sell securities issued under a bankruptcy plan on behalf of the holders of such securities, (C) offers to buy securities issued under a bankruptcy plan from persons receiving such securities, if the offer to buy is made with a view towards distribution of such securities, or (D) is an issuer as contemplated by section 2(11) of the Securities Act. Although the definition of the term "issuer" appears in section 2(4) of the Securities Act, the reference (contained in section 1145(b)(1)(D) of the Bankruptcy Code) to section 2(11) of the Securities Act purports to include as "underwriters" all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. "Control" (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract or otherwise. Accordingly, an officer or director of a reorganized debtor (or its successor) under a plan of reorganization may be deemed to be a "control person," particularly if such management position is coupled with the ownership of a significant percentage of the debtor's (or its successor's) voting securities. Moreover, the legislative history of Section 1145 of the Bankruptcy Code suggests that a creditor who owns at least 10% of the securities of a reorganized debtor may be presumed to be a "control person."

C.  Registration Rights

     As discussed above, although upon their issuance pursuant to Section 1145(a)(1) of the Bankruptcy Code the shares of New Ithaca Common Stock may generally be resold by the holders thereof without registration under the Securities Act (or under equivalent state securities or "blue sky" laws), a holder may be unable to resell his or its securities if such holder is deemed to be (i) an "underwriter" within the meaning of section 1145(b)(1) of the Bankruptcy Code, or (ii) an "affiliate" or "control person" of the Company within the meaning of the Securities Act. In order to enable holders of New Ithaca Common Stock to sell their securities without restriction (and to obviate the need to satisfy the requirements relating to applicable exemptions from federal and state securities law registration), the Company has agreed to provide the holders of such New Ithaca Common Stock with certain registration rights under an agreement to that effect which will be entered into among such holders and the Company on the Effective Date. (See Section III.D.5. of this Disclosure Statement entitled "The Plan -- Description of Transactions to be Implemented In Connection with the Plan -- Registration Rights Agreement").

     THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE COMPANY MAKES NO REPRESENTATIONS CONCERNING, AND DOES NOT HEREBY PROVIDE ANY OPINION OR ADVICE WITH RESPECT TO, THE SECURITIES LAW AND BANKRUPTCY LAW MATTERS DESCRIBED ABOVE. IN LIGHT OF THE COMPLEX AND SUBJECTIVE INTERPRETIVE NATURE OF WHETHER A PARTICULAR RECIPIENT OF NEW SECURITIES MAY BE DEEMED TO BE AN "UNDERWRITER" WITHIN THE MEANING OF SECTION 1145(b)(1) OF THE BANKRUPTCY CODE AND/OR AN "AFFILIATE" OR "CONTROL PERSON" UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND, CONSEQUENTLY, THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND EQUIVALENT STATE SECURITIES AND "BLUE SKY" LAWS, THE COMPANY ENCOURAGES POTENTIAL RECIPIENTS OF NEW ITHACA COMMON STOCK TO CONSIDER CAREFULLY AND CONSULT WITH HIS OR ITS OWN LEGAL ADVISOR(S) WITH RESPECT TO SUCH (AND ANY RELATED) MATTERS.

                                      VIII.

             ALTERNATIVES TO THE PLAN AND CONSEQUENCES OF REJECTION

     Among the possible consequences if this Plan is rejected or if the Bankruptcy Court refuses to confirm the Plan are the following: (i) an alternative plan could be proposed or confirmed; or (ii) the case could be converted to a liquidation case under Chapter 7 of the Bankruptcy Code.

A.  Alternative Plans

     As aforementioned, with respect to an alternative plan, the Company and its professional advisors have explored various alternative scenarios and believe that the Plan enables the holders of Claims to realize the most value. The Company believes the Plan is the best plan that can be proposed and serves the best interests of the Company and other parties-in-interest.

B.  Chapter 7 Liquidation

     For a discussion of a Chapter 7 liquidation, see Section IV.B.2. above entitled "Acceptance and Confirmation of the Plan -- Confirmation -- Statutory Requirement for Confirmation of the Plan".

                                       IX.

                          RECOMMENDATION AND CONCLUSION

     The Company and the Informal Committee, and their respective professional advisors, have analyzed different scenarios and believe that the Plan will provide for a larger distribution to holders of Claims than would otherwise result if an alternative restructuring plan were proposed or the assets of the Company were liquidated. In addition, any alternative other than Confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in potentially smaller distributions to the holders of Claims. Accordingly, the Company and the Informal Committee recommend confirmation of the Plan and urge all holders of impaired Claims to vote to accept the Plan, and to evidence such acceptance by returning their Ballots so that they will be received by no later than the Voting Deadline.

Date:  New York, New York
       August 29, 1996

                                                ITHACA INDUSTRIES, INC.

                                          By: /s/ Jim D. Waller
                                              -----------------------------
                                              Jim D. Waller,
                                              President and
                                              Chief Executive Officer

PROSKAUER ROSE GOETZ & MENDELSOHN LLP
Counsel to Ithaca Industries, Inc.

By: /s/ Alan B. Hyman
   ----------------------------------
    Alan B. Hyman (AH-6655)
    Jeffrey W. Levitan (JL-6155)
    Members of the Firm
    1585 Broadway
    New York, New York  10036
    (212) 969-3000

                                                                       Exhibit A

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

- ----------------------------------
In re:                                         Chapter 11

ITHACA INDUSTRIES, INC.,                       Case No.

                        Debtor.
- ----------------------------------



                DEBTOR'S PREPACKAGED PLAN OF REORGANIZATION UNDER

                        CHAPTER 11 OF THE BANKRUPTCY CODE









Dated:  August 29, 1996
        New York, New York

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
    ARTICLE I       DEFINITIONS ..........................................    1
       1.1          "Administrative Claim" ...............................    1
       1.2          "Agent" ..............................................    1
       1.3          "Allowed" ............................................    1
       1.4          "Ballot" .............................................    1
       1.5          "Bank Group" .........................................    1
       1.6          "Bank Indemnification Claims" ........................    1
       1.7          "Bank Group Secured Claims" ..........................    2
       1.8          "Bank Group Steering Committee" ......................    2
       1.9          "Bankruptcy Code" ....................................    2
       1.10         "Bankruptcy Court" ...................................    2
       1.11         "Bankruptcy Rules" ...................................    2
       1.12         "Bar Date" ...........................................    2
       1.13         "Business Day" .......................................    2
       1.14         "Business Plan" ......................................    2
       1.15         "Butler Noteholders" .................................    2
       1.16         "Cash" ...............................................    2
       1.17         "Cash Collateral Agent" ..............................    2
       1.18         "Claim" ..............................................    2
       1.19         "Claimant" ...........................................    2
       1.20         "Class" ..............................................    2
       1.21         "Co-Agents" ..........................................    2
       1.22         "Collateral" .........................................    2
       1.23         "Collateral Agent" ...................................    2
       1.24         "Common Stock" .......................................    3
       1.25         "Confirmation" .......................................    3
       1.26         "Confirmation Date" ..................................    3
       1.27         "Confirmation Hearing" ...............................    3
       1.28         "Confirmation Order" .................................    3
       1.29         "Contingent Claim" ...................................    3
       1.30         "Credit Agreement" ...................................    3
       1.31         "Credit Documents" ...................................    3
       1.32         "Creditor Party" .....................................    3
       1.33         "Disbursing Agent" ...................................    3
       1.34          "Disclosure Statement" ..............................    3
       1.35         "Disputed" ...........................................    3
       1.36         "Effective Date" .....................................    3
       1.37         "Employee Incentive Plan" ............................    4
       1.38         "Equity Interest" ....................................    4
       1.39         "Equity Party" .......................................    4
       1.40         "Estate" .............................................    4
       1.41         "Filing Date" ........................................    4
       1.42         "Final Order" ........................................    4
       1.43         "General Unsecured Claim" ............................    4


                                   i
                               Exhibit A

                                                                            Page
                                                                            ----
       1.44         "Holdings" ...........................................    4
       1.45         "Indemnification Claims" .............................    4
       1.46         "Indenture" ..........................................    4
       1.47         "Indenture Trustee" ..................................    4
       1.48         "Indenture Trustee Charging Lien" ....................    4
       1.49         "Informal Committee" .................................    5
       1.50         "Intercompany Compromise and Settlement" .............    5
       1.51         "Ithaca" or "Debtor" .................................    5
       1.52         "Lenders" ............................................    5
       1.53         "Liabilities" ........................................    5
       1.54         "Lien" ...............................................    5
       1.55         "New Ithaca Bank Group Documents" ....................    5
       1.56         "New Ithaca Charter" .................................    5
       1.57         "New Ithaca Common Stock" ............................    5
       1.58         "New Ithaca Secured Notes" ...........................    5
       1.59         "Noteholder" .........................................    5
       1.60         "Noteholder Claim" ...................................    5
       1.61         "Notes" ..............................................    5
       1.62         "Official Committee" .................................    5
       1.63         "Ordinary Course Indemnification Claims" .............    5
       1.64         "Person" .............................................    5
       1.65         "Plan" ...............................................    5
       1.66         "Post-Reorganization Board" ..........................    6
       1.67         "Priority Claim" .....................................    6
       1.68         "Pro Rata" ...........................................    6
       1.69         "Professional Fees" ..................................    6
       1.70         "Professional Fee Reserve" ...........................    6
       1.71         "Professionals" ......................................    6
       1.72         "Record Date" ........................................    6
       1.73         "Registration Rights Agreement" ......................    6
       1.74         "Released Liabilities" ...............................    6
       1.75         "Reorganization Case" ................................    6
       1.76         "Reorganized Ithaca" or "Reorganized Debtor" .........    6
       1.77         "Retiree Benefits" ...................................    6
       1.78         "Schedules" ..........................................    6
       1.79         "Secured Claim" ......................................    6
       1.80         "Tax Claim" ..........................................    7
       1.81         "Termination Date" ...................................    7

ARTICLE II          CLASSIFICATION OF CLAIMS AND INTERESTS ...............    7
       2.1          Criterion of Class ...................................    7
       2.2          Allowed Claims and Equity Interests ..................    7
       2.3          Allowance of Claims ..................................    7

ARTICLE III         PAYMENT OF ALLOWED ADMINISTRATIVE
                    CLAIMS AND ALLOWED TAX CLAIMS .........................   7
       3.1          Non-Classification ....................................   7


                                       ii
                                   Exhibit A

                                                                            Page
                                                                            ----

       3.2          Administrative Claims .................................   7
       3.3          Tax Claims ............................................   8
       3.4          Professional Fees and Indenture Trustee Fees ..........   8

ARTICLE IV          PROVISIONS FOR TREATMENT OF CLAIMS AGAINST AND
                    EQUITY INTERESTS IN THE DEBTOR ........................   8
       4.1          Class 1 (Priority Claims) .............................   8
       4.2          Class 2 (Secured Claims) ..............................   8
       4.3          Class 3 (General Unsecured Claims) ....................  12
       4.4          Class 4 (Allowed Noteholder Claims) ...................  12
       4.5          Class 5 (Equity Interests) ............................  12

ARTICLE V           IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS
                    IMPAIRED AND NOT IMPAIRED UNDER THIS PLAN; ACCEPTANCE
                    OR REJECTION OF THIS PLAN .............................  12
       5.1          Holders of Claims and Equity Interests
                      Entitled to Vote ....................................  12
       5.2          Deemed Acceptance by Unimpaired Classes ...............  13
       5.3          Elimination of Classes ................................  13
       5.4          Nonconsensual Confirmation ............................  13
       5.5          Revocation of Plan ....................................  13

ARTICLE VI          MEANS OF EXECUTION ....................................  13
       6.1          Plan Funding ..........................................  13
       6.2          New Ithaca Charter ....................................  13
       6.3          Issuance of New Ithaca Common Stock ...................  13
       6.4          Intercompany Compromise and Settlement                   13
       6.5          Employee Incentive Plan ...............................  13
       6.6          Voting Powers .........................................  13
       6.7          Post-Reorganization Board .............................  14
       6.8          Disbursement of Funds and Delivery of Securities ......  14
       6.9          Delivery of Distributions .............................  14
       6.10         Distribution Record Date ..............................  14
       6.11         Surrender of Cancelled Instruments or Securities ......  14
       6.12         Disputed Claims .......................................  15
       6.13         Disputed Payments .....................................  15
       6.14         Unclaimed Property ....................................  15
       6.15         Set-Offs ..............................................  15
       6.16         Withholding Taxes .....................................  15
       6.17         Revesting .............................................  15
       6.18         Discharge .............................................  15
       6.19         Waiver of Contractual Subordination Rights ............  16
       6.20         Release By Certain Holders of Certain Persons .........  16
       6.21         Injunctions ...........................................  16
       6.22         Exculpation ...........................................  17
       6.23         Carrying Out of Terms .................................  17
       6.24         Section 1146 Exemption                                   17
       6.25         Reorganized Debtor's Authority ........................  18


                                       iii
                                    Exhibit A

                                                                            Page
                                                                            ----

       6.26         Registration Rights ...................................  18
       6.27         Full and Final Satisfaction ...........................  18
       6.28         Fractional Cents ......................................  18
       6.29         Fractional Distributions; Round Lots ..................  18
       6.30         Indenture Trustee Charging Lien .......................  18

ARTICLE VII         EXECUTORY CONTRACTS, INDEMNIFICATION CLAIMS
                    AND RETIREE BENEFITS ..................................  18
       7.1          Executory Contracts and Unexpired Leases ..............  18
       7.2          Indemnification and Contribution Obligations ..........  18
       7.3          Retiree Benefits ......................................  19

ARTICLE VIII        CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN .....  19
       8.1          Conditions to Effective Date ..........................  19
       8.2          Waiver of Conditions ..................................  19

ARTICLE IX          RETENTION OF JURISDICTION . ...........................  19

ARTICLE X           MISCELLANEOUS PROVISIONS ..............................  20
       10.1         Termination of Committees .............................  20
       10.2         Avoidance and Recovery Actions ........................  20
       10.3         Headings ..............................................  20
       10.4         Defects, Omissions and Amendments .....................  20
       10.5         Governing Law .........................................  21
       10.6         Notices ...............................................  21
       10.7         Severability ..........................................  21
       10.8         Implementation ........................................  21
       10.9         Inconsistency .........................................  21

                                       iv
                                    Exhibit A

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

- ----------------------------------
In re:                                         Chapter 11

ITHACA INDUSTRIES, INC.,                       Case No.

                        Debtor.
- ----------------------------------


                DEBTOR'S PREPACKAGED PLAN OF REORGANIZATION UNDER
                        CHAPTER 11 OF THE BANKRUPTCY CODE

     Ithaca Industries, Inc. proposes the following Plan:

                                    ARTICLE I

                                   DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings herein set forth. Unless otherwise indicated, the singular shall include the plural. Any term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in Section 102 of the Bankruptcy Code shall apply to the construction of this Plan. Capitalized terms shall at all times refer to the terms as defined in this Article.

     1.1 "Administrative Claim" shall mean a Claim for any cost or expense of administration of the Reorganization Case, allowed under Section 503(b) of the Bankruptcy Code that is entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Estate, (b) any actual and necessary costs and expenses of operating the business of the Debtor, (c) fees and expenses of Professionals to the extent allowed by Final Order of the Bankruptcy Court under Sections 330, 331, or 503 of the Bankruptcy Code, and (d) all fees and charges assessed against the Estate pursuant to 28 U.S.C. ss. 1930.

     1.2 "Agent" shall mean Bankers Trust Company, in its capacity as Agent under the Credit Agreement, and any successor Agent appointed pursuant to the terms of the Credit Agreement.

     1.3 "Allowed" shall mean with reference to any Claim: (a) a Claim that has been listed by the Debtor in its Schedules and (i) is not listed as disputed, contingent or unliquidated, and (ii) is not a Claim as to which a proof of Claim has been filed; (b) a Claim as to which a timely proof of Claim has been filed as of the Bar Date and (i) no objection thereto, or application to equitably subordinate or otherwise limit recovery, has been made on or before any applicable deadline, or (ii) if an objection thereto, or application to equitably subordinate or otherwise limit recovery, has been interposed, the extent to which such Claim (whether in whole or in part) has been allowed by a Final Order; (c) a Claim arising from the recovery of property under section 550 or 553 of the Bankruptcy Code and allowed in accordance with section 502(h) of the Bankruptcy Code; or (d) any Claim allowed hereunder.

     1.4 "Ballot" shall mean the form or forms distributed to each holder of an impaired Claim on which is to be indicated acceptance or rejection of the Plan.

     1.5 "Bank Group" shall mean, collectively, the financial institutions that are parties to the Credit Agreement consisting of: Bankers Trust Company (individually and as Agent); Canadian Imperial Bank of Commerce (as Co-Agent); CIBC, Inc.; Kleinwort Benson Limited (individually and as Co-Agent); First Union National Bank of North Carolina; Marine Midland Bank, N.A.; The Long Term Credit Bank of Japan, New York Branch; The First National Bank of Boston; National City Bank; The Industrial Bank of Japan Limited, New York Branch; The Fuji Bank Limited; and Banque Paribas and/or their respective successors, assigns and participants.

     1.6 "Bank Indemnification Claims" shall mean Indemnification Claims of the Agent, the Co-Agents, the Collateral Agent, the Cash Collateral Agent, the members of the Bank Group and their respective successors and assigns, as provided in the Credit Documents.


                                       1
                                   Exhibit A

     1.7 "Bank Group Secured Claims" shall mean the Secured Claims arising under or relating to the Credit Agreement.

     1.8 "Bank Group Steering Committee" shall mean the steering committee composed of the following members of the Bank Group: Canadian Imperial Bank of Commerce; Kleinwort Benson Limited; Bankers Trust Company; The First National Bank of Boston; and First Union National Bank of North Carolina.

     1.9 "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, 11 U.S.C.ss.ss.101 et seq., as in effect on the Filing Date, as the same has been and may be amended.

     1.10 "Bankruptcy Court" shall mean the United States District Court having jurisdiction over the Reorganization Case and, to the extent of any reference under 28 U.S.C. ss. 157, the unit of such District Court constituted under 28 U.S.C. ss. 151.

     1.11 "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure, effective August 1, 1991 as promulgated under the provisions of 28 U.S.C.ss.2075 as the same has been and may be amended.

     1.12 "Bar Date" shall mean the date fixed by order of the Bankruptcy Court by which all Persons asserting a Claim against the Debtor and who are required to file a proof of claim on account of such Claim, must have filed such a proof of claim or be forever barred from asserting a Claim against the Debtor or its property, and/or sharing in any distribution under the Plan, or such other date as may have been fixed as the last date for the filing of a proof of claim by order of the Bankruptcy Court.

     1.13 "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday as such term is defined in Bankruptcy Rule 9006.

     1.14 "Business Plan" shall mean Ithaca's revised business plan dated May 7, 1996.

     1.15 "Butler Noteholders" shall mean Mezzanine Lending Associates I, L.P., Mezzanine Lending Associates II, L.P., Mezzanine Lending Associates, III, L.P., Gilbert Butler and Peter Lamm.

     1.16 "Cash" shall mean cash, cash equivalents (including personal checks drawn on a bank insured by the Federal Deposit Insurance Corporation, certified checks and money orders) and other readily marketable direct obligations of the United States of America and certificates of deposit issued by banks.

     1.17 "Cash Collateral Agent" shall mean First Union National Bank of North Carolina, in its capacity as Cash Collateral Agent under certain of the Credit Documents, and any successor Cash Collateral Agent appointed pursuant to the terms of such Credit Documents.

     1.18 "Claim" shall mean a claim against the Debtor or its property as defined in Section 101(5) of the Bankruptcy Code, which shall include:

          (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or

          (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

     1.19 "Claimant" shall mean the holder of a Claim.

     1.20 "Class" shall mean a class of Claims or Equity Interests as defined in
Article IV of the Plan.

     1.21 "Co-Agents" shall mean Canadian Imperial Bank of Commerce and Kleinwort Benson Limited, in their capacities as Co-Agents under the Credit Agreement, and any of their successor Co-Agents appointed pursuant to the terms of the Credit Agreement.

     1.22 "Collateral" shall mean any property or interest in property of the Estate subject to a Lien to secure the payment or performance of a Claim.

     1.23 "Collateral Agent" shall mean Bankers Trust Company, in its capacity as Collateral Agent under certain of the Credit Documents, and any successor Collateral Agent appointed pursuant to the terms of such Credit Documents.

                                       2
                                   Exhibit A

     1.24 "Common Stock" shall mean the presently authorized $1.00 par value per share common stock of Ithaca.

     1.25 "Confirmation" shall mean the entry, within the meaning of Bankruptcy Rules 5003 and 9021, of the Confirmation Order by the Bankruptcy Court on its docket.

     1.26 "Confirmation Date" shall mean the date upon which Confirmation occurs.

     1.27 "Confirmation Hearing" shall mean the hearing held by the Bankruptcy Court to consider confirmation of the Plan in accordance with section 1128 of the Bankruptcy Code, as such hearing may be adjourned from time to time.

     1.28 "Confirmation Order" shall mean the order of the Bankruptcy Court confirming the Plan pursuant to the provisions of the Bankruptcy Code, which order shall be in form and substance reasonably satisfactory to the Debtor, the Official Committee, the Informal Committee and the Bank Group Steering Committee.

     1.29 "Contingent Claim" shall mean any Claim for which a proof of claim has been filed with the Bankruptcy Court and (a) was not filed in a sum certain, or a Claim that has not accrued and which is dependent upon a future event that has not occurred or may never occur, and (b) which Claim has not been Allowed.

     1.30  "Credit  Agreement"  shall mean the Credit  Agreement  among  Ithaca,
Holdings, the lender parties thereto and Canadian Imperial Bank of Commerce, Kleinwort Benson Limited, as Co-Agents, and Bankers Trust Company, as Agent, dated as of December 1, 1992, together with related documentation (including the waivers dated May 25, August 31, October 17, November 9, November 27, December 4, 1995, and January 30, March 31 and July 1, 1996), as amended, modified, or supplemented.

     1.31 "Credit Documents" shall have the meaning provided to such term in the Credit Agreement.

     1.32 "Creditor Party" shall mean, in any capacity, (i) a holder of a Claim against the Debtor, whether known or unknown, regardless of whether a proof of claim has been filed or deemed filed on account of such Claim and whether such proof of Claim is Allowed, (ii) the Informal Committee, (iii) the Official Committee, (iv) the Indenture Trustee, (v) the Bank Group Steering Committee,
(vi) the Agent, (vii) the Co-Agents, (viii) the Collateral Agent, (ix) the Cash Collateral Agent, and (x) the Bank Group and each member thereof, together with each such entity's present and former affiliates and subsidiaries and the directors, officers, employees, general or limited partners, shareholders, members, agents, attorneys, advisors or accountants of any thereof and includes, without limitation, any past, present or future holder of a Note or a Bank Group Secured Claim.

     1.33   "Disbursing   Agent"  shall  mean  any  entity  (which  may  include
Reorganized Ithaca) designated in the Confirmation Order to make distributions required under the Plan.

     1.34 "Disclosure Statement" shall mean the disclosure statement respecting the Plan filed by the Debtor in the Reorganization Case and approved by order of the Bankruptcy Court as containing adequate information in accordance with
Section 1125 of the Bankruptcy Code.

     1.35 "Disputed" shall mean, with respect to Claims or Equity Interests, any such Claim or Equity Interest that has not been Allowed hereunder and

          (a) that is listed on the Schedules as unliquidated, disputed or contingent; or

          (b) as to which the Debtor or any other party in interest has interposed a timely objection or request for estimation, or has sought to equitably subordinate or otherwise limit recovery in accordance with the Bankruptcy Code and the Bankruptcy Rules, or which is otherwise disputed by the Debtor in accordance with applicable law, which objection, request for estimation, action to limit recovery or dispute has not been withdrawn or determined by Final Order.

     1.36 "Effective Date" shall mean the date (a) which is 11 days after the Confirmation Date, or if such date is not a Business Day, the next succeeding Business Day; provided, however, that if, as of such date, all conditions to the occurrence of the Effective Date set forth in Section 8.1 of the Plan have not been satisfied (or waived pursuant to Section 8.2 of the Plan), then the first Business Day after such date on which all such conditions have been satisfied (or waived pursuant to Section 8.2 of the Plan), and (b) on which no stay of the Confirmation Order is in effect. The Debtor shall file a notice of the occurrence of the Effective Date with the Bankruptcy Court.

                                       3
                                   Exhibit A

     1.37 "Employee Incentive Plan" shall mean the plan substantially in the form annexed as Exhibit "I" to the Disclosure Statement, which plan shall (a) contain the general terms described in the Disclosure Statement (subject to the approval of the Post-Reorganization Board), and (b) in no event result in a dilution of the amount of New Ithaca Common Stock to be issued to holders of Allowed Noteholder Claims pursuant to the Plan of greater than 8.5%.

     1.38 "Equity Interest" shall mean any interest in the Common Stock or other instrument evidencing an ownership interest in Ithaca, whether or not transferable, and any warrant, option, right (other than a right to convert) or similar instrument (i) entitling the holder thereof to purchase, sell or subscribe for an interest or security in Ithaca or Holdings and (ii) arising from an agreement or arrangement with, or otherwise relating to, Ithaca, including, but not limited to, the Common Stock Subscription and Repurchase
Agreement, dated January 22, 1988, by and among, Ithaca Mergco, Inc., Ithaca Industries, Inc., Nicholas Wehrmann, Edward C. Mohn, and C. Lewis Williams, among others.

     1.39 "Equity Party" shall mean, in any capacity, a direct or indirect holder of any Equity Interest in the Debtor or in Holdings, each of their respective present and former affiliates and subsidiaries (including, without limitation, Bestform Foundations, Inc. and BFI Holdings, Inc.) and the directors, officers, employees, general or limited partners, shareholders, agents, attorneys, advisors or accountants of any thereof, including, without limitation, Merrill Lynch Capital Partners, Merrill Lynch Interfunding, Inc., Merrill Lynch & Co., Inc., Merrill Lynch Capital Appreciation Partnership No. 1, L.P., ML Offshore LBO Partnership No. 1, ML Employees LBO Partnership No. 1, L.P., Merrill Lynch Capital Corporation, and the Butler Noteholders.

     1.40 "Estate" shall mean the estate created in the Reorganization Case pursuant to Section 541 of the Bankruptcy Code.

     1.41 "Filing Date" shall mean the date upon which the Debtor filed its voluntary Chapter 11 petition with the Bankruptcy Court pursuant to Chapter 11 of the Bankruptcy Code.

     1.42 "Final Order" shall mean (a) an order or judgment of the Bankruptcy Court which has not been reversed, stayed, modified or amended, and as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

     1.43 "General Unsecured Claim" shall mean any Claim that is not an Administrative Claim, a Tax Claim, a Priority Claim, a Secured Claim, or a Noteholder Claim.

     1.44 "Holdings" shall mean Ithaca Holdings, Inc., a Delaware Corporation, the holder of the Common Stock.

     1.45 "Indemnification Claims" shall mean all obligations relating to contribution, indemnification and exculpation by Ithaca and its subsidiaries, as arise under applicable laws or as provided in any of (a) Ithaca's Restated Certificate of Incorporation in effect prior to or as of the date hereof, (b) Ithaca's by-laws in effect prior to or as of the date hereof, (c) any agreement with Ithaca or (d) the certificates of incorporation, bylaws or similar documents or agreements of any of Ithaca's subsidiaries as in effect prior to or as of the date hereof.

     1.46 "Indenture" shall mean that certain indenture dated as of December 1, 1992, between Ithaca, as issuer and The Connecticut National Bank, as Trustee, pursuant to which the Notes were issued, as amended, modified, or supplemented.

     1.47 "Indenture Trustee" shall mean the trustee under the Indenture in its capacity as such.

     1.48 "Indenture Trustee Charging Lien" shall mean any lien or other priority in payment available to the Indenture Trustee pursuant to the Indenture or applicable law for payment of fees or expenses incurred by such Indenture Trustee, to the extent not otherwise paid pursuant to the applicable terms of the Plan.

                                       4
                                   Exhibit A

     1.49 "Informal Committee" shall mean the informal committee in existence as of the Filing Date (and which has retained Stroock & Stroock & Lavan, as counsel, and Houlihan Lokey Howard & Zukin, as financial advisors).

     1.50 "Intercompany Compromise and Settlement" shall mean the Intercompany Compromise and Settlement among Ithaca, Holdings, and Bestform Foundations,
Inc., to be substantially in the form annexed to the Disclosure Statement as Exhibit "G".

     1.51 "Ithaca" or "Debtor" shall mean Ithaca Industries, Inc., a Delaware corporation, and when used in the Plan, shall mean such corporation either (i) in its pre-Filing Date capacity or (ii) as Debtor and Debtor-in-Possession in the Reorganization Case, depending on the context of the use thereof.

     1.52 "Lenders" shall have the meaning set forth in Section 4.2.1 of this Plan.

     1.53 "Liabilities" shall mean any and all costs, expenses, obligations, actions, causes of action, suits, controversies, damages, claims, liabilities or demands of any nature, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, liquidated or unliquidated, matured or not matured, contingent or direct, whether arising at common law, in equity, or under contract or any statute, based in whole or in part upon any act or omission or other occurrence taking place on or prior to the Effective Date.

     1.54 "Lien" shall have the meaning assigned to such term in Section 101(37) of the Bankruptcy Code, except that a lien that is voidable in accordance with Sections 544, 545, 546, 547, 548 and 549 of the Bankruptcy Code shall not constitute a Lien.

     1.55 "New Ithaca Bank Group Documents" shall mean such documents and agreements to be executed by Reorganized Ithaca and the Bank Group which set forth the terms and conditions governing the New Ithaca Secured Notes and which shall be filed with the Bankruptcy Court no later than ten (10) days prior to the date of the Confirmation Hearing.

     1.56 "New Ithaca Charter" shall mean the amended and restated articles of incorporation and bylaws of Reorganized Ithaca, to be substantially in the forms annexed to the Disclosure Statement as Exhibits "E" and "F", respectively.

     1.57 "New Ithaca Common Stock" shall mean the $1.00 par value common stock of Reorganized Ithaca issued pursuant to the Plan.

       1.58 "New Ithaca Secured Notes" shall mean the secured notes to be issued by Reorganized Ithaca for distribution to the Bank Group pursuant to Section
4.2.1 of the Plan in accordance with the New Ithaca Bank Group Documents.

     1.59 "Noteholder" shall mean any entity that holds a Note at the relevant time.

     1.60 "Noteholder Claim" shall mean any Claim held by a Noteholder relating to a Note.

     1.61 "Notes" shall mean, collectively, the 11-1/8% Senior Subordinated Notes due 2002 issued by Ithaca, pursuant to the Indenture, in the aggregate face amount of $125,000,000.

     1.62 "Official Committee" shall mean the official committee(s), if any, appointed in the Reorganization Case pursuant to Section 1102 of the Bankruptcy Code as the same may be constituted from time to time.

     1.63 "Ordinary Course Indemnification Claims" shall mean Indemnification Claims of Persons who continue to serve, or be employed, as the case may be, as directors, officers or employees of the Reorganized Debtor following the Effective Date, arising solely from and/or relating solely to the business operations of the Debtor or its subsidiaries prior to the Effective Date, which shall, in no event, include claims based upon fraud or violation of Federal or state securities laws with respect to securities issued by Ithaca.

     1.64 "Person" shall mean any individual,  corporation,  partnership,  joint
venture,   trust,   estate,   unincorporated   association,   or   organization,
governmental entity or political subdivision thereof, or any other entity.

     1.65 "Plan" shall mean this Chapter 11 plan of reorganization and any exhibits hereto and any documents incorporated herein by reference, as same may from time to time be amended as and to the extent permitted herein or by the Bankruptcy Code.

                                       5
                                   Exhibit A

     1.66 "Post-Reorganization Board" shall mean the Board of Directors of Reorganized Ithaca, which shall be established pursuant to Section 6.7 hereof and which shall function and serve in accordance with the New Ithaca Charter.

     1.67 "Priority Claim" shall mean that portion of a Claim, if any, entitled to priority under Section 507(a) of the Bankruptcy Code, exclusive of Tax Claims and Administrative Claims.

     1.68 "Pro Rata" shall mean the ratio of an Allowed Claim in a particular Class to the aggregate amount of all Allowed Claims in that Class.

     1.69 "Professional Fees" shall mean all allowances of compensation and reimbursement of expenses allowed to Professionals by the Bankruptcy Court pursuant to Section 330, 331 or 503(b) of the Bankruptcy Code.

     1.70 "Professional Fee Reserve" shall mean the reserve to be established on or prior to the Effective Date respecting the payment of Professional Fees, which reserve shall include an estimated aggregate amount for final Professional Fee applications.

     1.71 "Professionals" shall mean those Persons (i) employed pursuant to an order of the Bankruptcy Court in accordance with Sections 327 or 1103 of the Bankruptcy Code and to be compensated for services pursuant to Sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (ii) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b)(4) of the Bankruptcy Code.

     1.72 "Record Date" shall mean (a) for purposes of voting on the Plan, July 26, 1996, and (b) for pur-poses of any distribution, the Confirmation Date.

     1.73  "Registration  Rights  Agreement" shall have the meaning set forth in
Section 6.26 of this Plan.

     1.74 "Released Liabilities" shall mean all Liabilities directly, indirectly or derivatively arising from or related to (i) the Reorganization Case, (ii) the Debtor, its subsidiaries or their respective operations, (iii) the Plan or any act taken pursuant thereto (including, without limitation, the transfer of assets hereunder), (iv) the issuance, offering or sale of any interest in any security of the Debtor (and its subsidiaries) or Holdings, (v) disclosure in any document used in connection with the issuance, offering or sale of any interest in any such security, (vi) the due diligence undertaken in connection with the issuance, offering and sale of any interest in such security, (vii) such holder's acquisition, ownership or disposition of any interest in any such security, (viii) any act or omission related to service with or for or on behalf of the Debtor (or its subsidiaries) or Holdings in connection with the assets or businesses of the Debtor (and its subsidiaries) or Holdings, or (ix) the negotiation, preparation or formulation of this Plan or any document to be executed, or filed with the Bankruptcy Court, in connection herewith, including, but not limited to, the Disclosure Statement.

     1.75 "Reorganization Case" shall mean the Debtor's case pursuant to Chapter 11 of the Bankruptcy Code administered in the Bankruptcy Court.

     1.76 "Reorganized Ithaca" or "Reorganized Debtor" shall mean Ithaca Industries, Inc., a Delaware corporation, on and after the Effective Date.

     1.77 "Retiree Benefits" shall mean payments to any entity or Person for the purpose of providing or reimbursing payments for retired employees of the Debtor and of any other entities as to which the Debtor is obligated to provide retiree benefits and the eligible spouses and eligible dependents of such retired employees, for medical, surgical, or hospital care benefits, or in the event of death of an Ithaca retiree under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established by the Debtor prior to the Filing Date, as such plan, fund or program was then in effect or as heretofore or hereafter amended.

     1.78 "Schedules" shall mean the schedules of assets and liabilities and the statements of financial affairs filed by the Debtor under Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules and statements have been or may be supplemented or amended from time to time.

     1.79 "Secured Claim" shall mean a Claim secured by a Lien on Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code.


                                       6
                                   Exhibit A

     1.80  "Tax  Claim"  shall  mean  any  Claim  (or  portion   thereof)  of  a
governmental unit entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

     1.81 "Termination Date" shall mean December 31, 1996, unless extended upon the mutual agreement of the Debtor, the Bank Group Steering Committee, the Informal Committee, and the Official Committee; provided, however, that such date shall not in any event be extended beyond March 31, 1997.

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

     2.1 Criterion of Class. A Claim is in a particular Class only to the extent that the Claim qualifies within the description of that Class and is in a different Class to the extent that the remainder of the Claim qualifies within the description of the different Class.

     2.2 Allowed Claims and Equity Interests. All Allowed Claims and all Equity Interests are divided into the following Classes, which Classes shall be mutually exclusive:

          (a) Class 1 (Priority Claims). Class 1 shall consist of all Allowed Priority Claims.

          (b) Class 2A (Allowed Bank Group Secured Claims). Class 2A shall consist of all Allowed Bank Group Secured Claims.

          (c) Class 2B (General Secured Claims). Class 2B shall consist of all Allowed Secured Claims, other than Allowed Bank Group Secured Claims.

          (d) Class 3 (General Unsecured Claims). Class 3 shall consist of all Allowed General Unsecured Claims.

          (e) Class 4 (Noteholder Claims). Class 4 shall consist of all Allowed Noteholder Claims.

          (f) Class 5 (Equity Interests). Class 5 shall consist of all Equity Interests.

     2.3 Allowance of Claims. The Bank Group Secured Claims shall be, and hereby are, Allowed in an aggregate amount equal to the principal outstanding under the Credit Agreement plus unpaid interest, fees and expenses, if any, accrued through the Effective Date. The Claims of all holders of Notes, including, without limitation, the Butler Noteholders, shall be Allowed in an amount equal to the principal outstanding under the Notes (i.e., $125,000,000 in the aggregate) plus interest accrued thereon through the Filing Date. No objections shall be entertained to (a) the allowance of the Allowed Bank Group Secured Claims, or the validity, priority, or enforceability of the Liens securing the Allowed Bank Group Secured Claims, (b) the allowance of the Claims of any Noteholder, including, but not limited to, the Butler Noteholders, in respect of Notes held by such Noteholder or (c)(i) the distributions to be made to holders of the Allowed Bank Group Secured Claims pursuant to this Plan, or (ii) the distributions to be made, free of any contractual, equitable or other subordination claims, to any Noteholders (including, but not limited to, the Butler Noteholders) of shares of New Ithaca Common Stock in accordance with this Plan.

                                   ARTICLE III

                    PAYMENT OF ALLOWED ADMINISTRATIVE CLAIMS
                             AND ALLOWED TAX CLAIMS

     3.1 Non-Classification. As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims against the Debtor are not classified for the purposes of voting on or receiving distributions under the Plan. Rather, all such Claims are treated separately as unclassified Claims on the terms set forth in this Article III.

     3.2 Administrative Claims. All Administrative Claims shall be paid by the Debtor in full, in Cash, in such amounts as are incurred in the ordinary course of business by the Debtor, or in such amounts as such Administrative Claims are Allowed by the Bankruptcy Court upon (a) the later of the Effective Date or the date upon which there is a Final Order allowing such Administrative Claim, (b) such other terms as may exist in the ordinary course of the Debtor's business or
(c) as may be agreed upon between the holders of such Administrative Claims and the Debtor.

                                       7
                                   Exhibit A

     3.3 Tax Claims. Allowed Tax Claims shall be paid by the Debtor in full, in Cash, upon the later of (a) the Effective Date, (b) the date upon which there is a Final Order allowing such claim as an Allowed Tax Claim, (c) the date that such Allowed Tax Claim would have been due if the Reorganization Case had not been commenced, or (d) upon such other terms as may be agreed to between the Debtor and any holder of an Allowed Tax Claim; provided, however, that (a)(i) the Debtor may, at its option, in lieu of payment in full of Allowed Tax Claims on the Effective Date, make Cash payments respecting Allowed Tax Claims, deferred to the extent permitted by Section 1129(a)(9)(C) of the Bankruptcy Code and, in such event, interest shall be paid on the unpaid portion of such Allowed Tax Claim at a rate to be agreed to by the Debtor and the appropriate governmental unit or, if they are unable to agree, as determined by the Bankruptcy Court; and (ii) if such Allowed Tax Claims are for a tax assessed against property of the Estate, such Claims do not exceed the value of the interest of the Estate in such property, and (b) in the event an Allowed Tax Claim may also be classified as an Allowed Secured Claim, the Debtor may, at its option, elect to treat Allowed Tax Claims as Secured Claims. All Allowed Tax Claims that by their terms become due and payable after the Effective Date shall be paid when due.

     3.4 Professional Fees and Indenture Trustee Fees. All final applications for Professional Fees for services rendered in connection with the Reorganization Case and the Plan prior to the Confirmation Date shall be filed with the Bankruptcy Court within thirty (30) days after the Confirmation Date. Payments respecting final Professional Fee applications shall be made from the Professional Fee Reserve within two (2) Business Days following the Bankruptcy Court's authorization thereof. All professional fees for services rendered in connection with the Reorganization Case and the Plan after the Confirmation Date, including those relating to the resolution of Disputed Claims, shall be paid by the Reorganized Debtor without further Bankruptcy Court authorization. Notwithstanding anything in this Section 3.4 to the contrary, (i) the reasonable fees and expenses incurred on or after the Filing Date by the counsel (i.e., Stroock & Stroock & Lavan) and financial advisors (i.e., Houlihan, Lokey, Howard & Zukin) retained by the Informal Committee, upon agreement with Ithaca, prior to the Filing Date (together with the reasonable fees and expenses of local counsel with respect to the Reorganization Case), and (ii) the reasonable fees and expenses of the Indenture Trustee arising on or after the Filing Date which are required to be paid by the Debtor pursuant to the Indenture, shall be paid by the Debtor and/or the Reorganized Debtor as Administrative Claims in the ordinary course of the Debtor's business (but in no event later than the Effective Date), without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court. If the Reorganized Debtor and either any such professional retained by the Informal Committee or the Indenture Trustee, as the case may be, cannot agree on the amount of fees and expenses to be paid to such party, the amount of any such fees and expenses shall be determined by the Bankruptcy Court.

                                   ARTICLE IV

                   PROVISIONS FOR TREATMENT OF CLAIMS AGAINST
                       AND EQUITY INTERESTS IN THE DEBTOR

     4.1 Class 1 (Priority Claims). All Allowed Priority Claims shall be paid in full, in Cash, upon the later of the Effective Date, or the date on which there is a Final Order allowing any such Claim as an Allowed Priority Claim, or upon such other terms as may be agreed to between the Debtor and any holder of an Allowed Priority Claim.

     4.2 Class 2 (Secured Claims).

          4.2.1 Class 2A (Allowed Bank Group Secured Claims). On the Effective Date, each holder of an Allowed Bank Group Secured Claim shall receive, in respect of such Allowed Secured Claim, its Pro Rata share of the New Ithaca Secured Notes pursuant to the New Ithaca Bank Group Documents which shall contain the following principal terms:

Borrower:                     Reorganized Ithaca

Agent:                        Bankers Trust Company

Co-Agents:                    Canadian  Imperial  Bank of Commerce and Kleinwort
                              Benson Limited

                                       8
                                   Exhibit A

Lenders: Current lender parties to the Credit Agreement (the "Lenders"), each of which shall commit to make available its pro rata portion (as presently calculated under the Credit Agreement) of the term loan and revolving credit facility described below.

Term Loan
Principal:                    $55,000,000 (equals current outstanding  principal
                              of the term loan under the Credit  Agreement minus
                              $22,200,000   "transferred"  to  revolving  credit
                              commitment as described below)

Revolving Credit
Commitment:                   $77,200,000  in the  aggregate  (inclusive  of (i)
                              outstanding  unpaid  balance  of any  pre-petition
                              revolving    credit   loans   and    post-petition
                              debtor-in-possession  loans,  all of  which  loans
                              shall  be paid or  otherwise  satisfied  with  the
                              proceeds of the revolving credit  commitment,  and
                              (ii)  $22,200,000  "transferred"  from outstanding
                              term  loan).  Commitment  will be  reduced  to (i)
                              $63,000,000  for 30  consecutive  days  during the
                              period  beginning on each December 1 and ending on
                              the  immediately  following  January  31 and  (ii)
                              $68,000,000  for 30 consecutive  days beginning on
                              each May 1 and ending on the immediately following
                              June 30.  The  revolving  credit  commitment  will
                              include   a    $25,000,000    letter   of   credit
                              subfacility.

Maturity:                     August 31, 1999

Commitment Fee:               0.5% of unused  revolving  credit  commitment  per
                              annum

Other Fees and
Expenses:                     Customary  Agent's fees and letter of credit fees,
                              and reasonable legal and other expenses of Agent, Co-Agents and Lenders.

Non-default
interest rate:                Base Rate (as  defined  in the  Credit  Agreement)
                              plus 1.5%

                              As  of  each  of  the  dates   set  forth   below,
                              non-default interest rate will cumulatively increase by the corresponding percentage, if for the fiscal year ending on such date, Ithaca did not (i) achieve EBITDA target set forth in the Business Plan and (ii) make principal payments (other than regularly scheduled amortization payments) of at least $5,000,000.

                                            January 31, 1997     0.25%
                                            January 31, 1998     0.50%
                                            January 31, 1999     0.50%


Borrowing Base:               Total  outstanding  revolving  credit  loans  plus
                              letters of credit will not exceed (i) 85% of eligible receivables (to be defined in a manner satisfactory to the Lenders), plus (ii) 50% of eligible inventory (to be defined in a manner satisfactory to the Lenders). Outstanding trade letters of credit will be added to eligible inventory, so long as the lenders' interest in the related inventory is capable of being perfected to the lenders' satisfaction.

Term Loan Scheduled
Amortization:                        January 31, 1997        $2,000,000
                                     January 31, 1998        $5,000,000
                                     January 31, 1999        $4,000,000
                                     August 31, 1999        $44,000,000



                                       9
                                   Exhibit A

Term Loan Mandatory
Prepayments:                  Term Loan will be prepaid from:

                              -- 100% of excess cash flow (to be defined in a manner satisfactory to the Lenders),

                              -- 100% of net cash flow and sale proceeds from discontinued operations in excess of amounts contemplated in the Business Plan,

                              -- 100% of net cash proceeds of other transactions not in the ordinary course of business, including equity issuances and asset sales other than those described above, and

                              -- 100% of income tax refunds in excess of amounts contemplated in the Business Plan.

                              All mandatory prepayments will be applied in inverse order of maturity.

Accrued interest:             Accrued and unpaid default interest on outstanding
                              loans under the Credit Agreement to be paid in Cash on Effective Date solely with respect to Ithaca's default in making principal payments due on January 31, April 30, July 31, 1996 and (if the same occurs prior to the Filing Date) October 31, 1996, respectively. (Non-default interest will be paid in Cash on a current basis prior to and during the Reorganization Case.)

Collateral:                   Lien on all stock and  assets  owned by Ithaca and
                              its subsidiaries (including bank accounts), plus pledge of Ithaca stock (if Ithaca stock continues to be wholly-owned by a holding company).

Financial covenants:

  Capital expenditures:       $6,000,000  maximum  per fiscal  year.  90% of the
                              unused amount originally allocated to any fiscal year may be carried over only to the next fiscal year.

  Consolidated Fixed
  Charge Coverage Ratio:      --   Nine months ended October 31, 1996:

                                    0.8x

                              --   Fiscal  quarters  (on  rolling   four-quarter
                                   basis):

                                   4th quarter 1997                0.8x
                                   1st quarter 1998                0.85x
                                   2nd quarter 1998                0.95x
                                   3rd quarter 1998                0.95x
                                   4th quarter 1998
                                      and thereafter               1.0x

                              -- Definition in Credit Agreement will be modified to include credit for tax refunds received during measurement period (but only to the extent that the amount of such refunds does not exceed taxes paid during such period).

                                       10
                                   Exhibit A

  Minimum EBITDA
  (85% of Business
  Plan):                      --   Nine   months   ended   October   31,   1996:
                                   $14,700,000

                              --   Fiscal  quarters  (on  rolling   four-quarter
                                   basis):

                                   4th quarter 1997       $16,000,000
                                   1st quarter 1998       $16,500,000
                                   2nd quarter 1998       $19,100,000
                                   3rd quarter 1998       $21,300,000
                                   4th quarter 1998       $24,000,000
                                   1st quarter 1999       $26,300,000
                                   2nd quarter 1999       $28,000,000
                                   3rd quarter 1999       $30,200,000
                                   4th quarter 1999
                                     and thereafter       $31,500,000

Consolidated Interest
Coverage Ratio (85% of
Business Plan):

                              --   Nine months ended October 31, 1996: 1.3x

                              --   Fiscal  quarters  (on  rolling   four-quarter
                                   basis):

                                   4th quarter 1997           1.3x
                                   1st quarter 1998           1.4x
                                   2nd quarter 1998           1.6x
                                   3rd quarter 1998           1.8x
                                   4th quarter 1998           2.0x
                                   1st quarter 1999           2.2x
                                   2nd quarter 1999           2.4x
                                   3rd quarter 1999           2.7x
                                   4th quarter 1999
                                     and thereafter           2.9x

                              --   Definition  in  Credit   Agreement   will  be
                                   modified to refer to "EBITDA" instead of "EBITA".

Cap on Cash Holdings:              $5,000,000  cap (from  current  waiver)  will
                                   remain in effect.

Other terms:                       Representations  and  warranties,  conditions
                                   precedent,     affirmative    and    negative
                                   covenants,  events of default and other terms
                                   of the New Ithaca Bank Group  Documents to be
                                   satisfactory to the Lenders. Without limiting
                                   the foregoing,  (i) conditions precedent will
                                   include (a)  occurrence of the Effective Date
                                   pursuant  to  Article  VIII of the Plan,  (b)
                                   completion  of a  borrowing  base  audit  (at
                                   Ithaca's   expense)  by  an  accounting  firm
                                   selected by the Lenders, with results thereof
                                   to  be  satisfactory  to  the  Lenders,   (c)
                                   payment in full in Cash of unpaid reasonable legal fees and expenses of Agent, Co-Agents and Bank Group (which fees and expenses shall be so payable without application to, or approval by, the Bankruptcy Court) and (d) continued employment of management reasonably acceptable to the Lenders, and (ii) the New
                                   Ithaca Bank Group Documents will include reporting requirements set forth in current waiver.

                                       11
                                   Exhibit A

          4.2.2 Class 2B (General Secured Claims). As to each Allowed General Secured Claim, at the Debtor's option, either:

          (a) On the later of the Effective Date or the date upon which there is a Final Order allowing such Claim as an Allowed Secured Claim (i) any default, other than of the kind specified in Section 365(b)(2) of the Bankruptcy Code, shall be cured; (ii) the maturity of the Claim shall be reinstated as the maturity existed before any default; (iii) the holder of the Claim shall be compensated for any damage incurred as a result of any reasonable reliance by the holder on any provision that entitled the holder to accelerate maturity of the Claim; and (iv) the other legal, equitable, or contractual rights to which the Claim entitles the holder shall not otherwise be altered; provided, however, that as to any Allowed Secured Claim which is a nonrecourse claim and exceeds the value of the Collateral securing the Claim, the Collateral may be sold at a sale at which the holder of such Claim has an opportunity to bid; or

          (b) on the Effective Date, or on such other date thereafter as may be agreed to by the Debtor and the holder of such Claim, the Debtor shall transfer and deliver the Collateral securing such Claim to the holder thereof in full satisfaction and release of such Claim; or

          (c) on the later of the Effective Date or the date upon which there is a Final Order allowing such Claim as an Allowed Secured Claim, the holder of such Claim shall receive, on account of such Claim, Cash equal to its Allowed Secured Claim, or such lesser amount to which the holder of such Claim shall agree, in full satisfaction and release of such Claim.

     4.3 Class 3 (General Unsecured Claims). To the extent not satisfied by the Debtor in the ordinary course of business prior to the Effective Date, in full and final satisfaction of such claim, the legal, equitable, and contractual rights to which an Allowed General Unsecured Claim entitles the holder thereof shall be left unimpaired and, accordingly, shall be satisfied on the latest of
(a) the Effective Date, (b) the date a General Unsecured Claim becomes an Allowed Claim, (c) the date an Allowed General Unsecured Claim becomes due and payable in the ordinary course of the Debtor's business consistent with the Debtor's ordinary payment practices, and (d) the date on which the Debtor and the holder of such Allowed General Unsecured Claim otherwise agree in writing. At the option of the Debtor, the treatment provided in this Section 4.3 will result in the payment of any Allowed General Unsecured Claim, in Cash, in an amount equal to such Allowed General Unsecured Claim (which payment shall include interest, only to the extent to which the holder of such a Claim may be contractually entitled, accrued through the date of payment).

     4.4 Class 4 (Allowed Noteholder Claims). All Notes shall be cancelled, annulled and extinguished as of the Effective Date and each holder of an Allowed Noteholder Claim shall receive, in accordance with Section 6.11 hereof, its Pro Rata share of 10,000,000 shares of New Ithaca Common Stock issued pursuant to the New Ithaca Charter. The New Ithaca Common Stock issued to holders of Allowed Noteholder Claims pursuant to this Section 4.4 will represent, in the aggregate, 100% of the outstanding shares of New Ithaca Common Stock on the Effective Date; provided, however, that the percentage of New Ithaca Common Stock issued pursuant to this Section 4.4 is subject to dilution by shares of New Ithaca Common Stock issued in accordance with the Employee Incentive Plan, and such other shares as may be authorized and issued pursuant to the New Ithaca Charter.

     4.5 Class 5 (Equity Interests). On the Effective Date, all Equity Interests shall be cancelled, annulled and extinguished, and holders of Equity Interests shall not be entitled to receive or retain any property or interest in property under the Plan on account of such Equity Interests.

                                    ARTICLE V

                     IDENTIFICATION OF CLASSES OF CLAIMS AND
                 INTERESTS IMPAIRED AND NOT IMPAIRED UNDER THIS
                   PLAN; ACCEPTANCE OR REJECTION OF THIS PLAN

     5.1 Holders of Claims and Equity Interests Entitled to Vote. Each holder of an Allowed Claim in an impaired Class of Claims against the Debtor shall be entitled to vote to accept or reject the Plan. Each of Classes 2A and 4 is impaired under the Plan, and the holders of Claims in such Classes are entitled to vote on this Plan.

                                       12
                                   Exhibit A

     5.2 Deemed Acceptance by Unimpaired Classes. Each of Classes 1, 2B and 3 is unimpaired under the Plan and, pursuant to Section 1126(f) of the Bankruptcy Code, holders of Claims in such Classes are conclusively presumed to accept this Plan.

     5.3 Elimination of Classes. Any Class of Claims that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim, or a Claim temporarily allowed under Rule 3018 of the Bankruptcy Rules, shall be deemed deleted from the Plan for all purposes.

     5.4 Nonconsensual Confirmation. If (a) any impaired Class of Claims shall not accept the Plan by the requisite statutory majorities provided in Sections 1126(c) and (d) of the Bankruptcy Code, or (b) any Class is deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code, the Debtor reserves the right to (i) request the Bankruptcy Court to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code or (ii) amend the Plan, subject to Section 10.4 hereof.

     5.5 Revocation of Plan. The Debtor reserves the right to revoke and withdraw the Plan at any time prior to the Confirmation Date. If the Plan is so revoked or withdrawn, or if, subject to Section 8.2 of the Plan, the Effective Date does not occur on or prior to the Termination Date, then the Plan shall be deemed null and void, and in such event nothing contained herein shall be deemed to constitute a waiver or release of any Claims or interests by or against the Debtor or any other Person, or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor; provided, however, that, notwithstanding anything to the contrary contained in this Plan, if the Effective Date has not occurred on or prior to March 31, 1997, the Plan shall be deemed automatically revoked and withdrawn.

                                   ARTICLE VI

                               MEANS OF EXECUTION

     In addition to the provisions set forth elsewhere in the Plan regarding the means of execution, the following shall constitute the means of execution of the Plan.

     6.1 Plan Funding. The funds utilized to make the Cash payments hereunder have been and will continue to be generated by, among other things, the Debtor's operation of its businesses, borrowings from, and usage of cash collateral of, the Bank Group, and asset dispositions.

     6.2 New Ithaca Charter. On the Effective Date, the New Ithaca Charter will become effective. The New Ithaca Charter, together with the provisions of the Plan, shall provide for, among other things, the authorization and issuance of New Ithaca Common Stock, and such other provisions that are necessary to facilitate consummation of the Plan including a provision prohibiting the issuance of nonvoting equity securities in accordance with Section 1123(a)(6) of the Bankruptcy Code.

     6.3 Issuance of New Ithaca Common Stock. Reorganized Ithaca shall authorize the issuance, in accordance with the terms of the Plan, of approximately 10,000,000 shares of New Ithaca Common Stock. On the Effective Date, the Debtor will transmit written instructions regarding the surrender of Notes and the distribution of shares of New Ithaca Common Stock to those parties entitled to receive such stock pursuant to this Plan. Reorganized Ithaca will use its reasonable best efforts to cause the New Ithaca Common Stock to be listed for trading as provided in the Registration Rights Agreement.

     6.4 Intercompany Compromise and Settlement. The Confirmation Order shall approve, and authorize the assumption by Ithaca or Reorganized Ithaca, as the case may be, of the Intercompany Compromise and Settlement.

     6.5 Employee Incentive Plan. On or prior to the Confirmation Date, the Employee Incentive Plan shall be adopted by Ithaca and Holdings, and by voting to accept this Plan, all Noteholders shall be deemed to have ratified and approved the Employee Incentive Plan. Following the Effective Date, the Employee Incentive Plan may be amended or modified by the Board of Directors of Reorganized Ithaca in accordance with the terms thereof and any such amendment or modification shall not require an amendment of this Plan.

     6.6 Voting Powers. The Certificate of Incorporation of Reorganized Ithaca will provide that the holders of such of the New Ithaca Common Stock as may, from time to time, be issued and outstanding, may elect, using noncumulative voting, all directors of Reorganized Ithaca.

                                       13
                                   Exhibit A

     6.7 Post-Reorganization Board. On the Effective Date, the operation of the Reorganized Debtor shall become the responsibility of the Post-Reorganization Board, in accordance with applicable law. The initial members of the Post-Reorganization Board shall consist of the following: (a) Mr. Jim D. Waller,
(b) five (5) members selected by the Informal Committee and (c) one (1) member selected by the Butler Noteholders. The designation of such board members, except for Mr. Waller, shall be filed with the Bankruptcy Court on or prior to the date on which the Confirmation Hearing has been scheduled to take place.

     6.8 Disbursement of Funds and Delivery of Securities. Except as otherwise provided hereunder, all distributions hereunder, shall be made, on the Effective Date, or as soon as practicable thereafter, to the holder of the Claim on the Record Date. The holder of a Claim on the Record Date shall be deemed to be the Person who (a) filed the most recent timely proof of claim relating thereto, provided no evidence of the transfer of such Claim was filed on or before the Record Date, or (b) in the event evidence of transfer of a timely filed proof of claim was filed on or before the Record Date, (i) the transferee named therein if the transferor named therein does not file a timely objection pursuant to Bankruptcy Rule 3001(e) or (ii) the Person so designated by a Final Order of Bankruptcy Court if a timely objection to the evidence of transfer was filed, or
(c) is reflected in the Schedules as the holder of such Claim if no timely proof of claim related thereto was filed, or (d) in the case of Bank Group Secured Claims, is the holder of a Bank Group Secured Claim on the Record Date as indicated on the register maintained by the Agent under the Credit Agreement. All Cash distributions to Bankers Trust Company, in its capacity as Agent under the Credit Agreement, or to the members of the Bank Group, shall be by wire transfer pursuant to instructions to be delivered to the Debtor by Bankers Trust Company or the members of the Bank Group, as the case may be, on or before the Effective Date. Except as otherwise provided in the Plan, the Reorganized Debtor shall make the Cash payments (which shall be by check) and distribution of the New Ithaca Common Stock to the holders of Allowed Claims to the extent provided for in the Plan on the Effective Date, or the date upon which there is a Final Order allowing a Disputed Claim, by first-class mail (or by other equivalent or superior means as determined by the Debtor). On the Effective Date, the Debtor shall deposit sufficient Cash in the Professional Fee Reserve. Distributions of Cash and New Ithaca Common Stock pursuant to the Plan shall be effectuated when the Debtor receives all applicable documentation requested of holders of Allowed Claims.

     6.9 Delivery of Distributions. Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim shall be made at the address of such holder as listed in the Schedules filed with the Bankruptcy Court unless the Reorganized Debtor has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim by such holder that contains an address for such holder different from the address reflected for such holder in the Schedules. In the event that any distribution to any holder is returned as undeliverable, the Reorganized Debtor shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Reorganized Debtor has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property in accordance with Section 6.14 of the Plan at the expiration of one year from the Effective Date.

     6.10 Distribution Record Date. As of the close of business on the Confirmation Date, the transfer register for the Notes will be closed, and the Disbursing Agent, the Indenture Trustee and its agents will have no obligation to recognize the transfer of any Notes occurring after the close of business on the Confirmation Date and will be entitled, for purposes of distributions under the Plan, to recognize and deal only with those holders of record as of the close of business on the Confirmation Date.

     6.11 Surrender of Cancelled Instruments or Securities. (a) As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the Notes or other instruments cancelled pursuant to the Plan, the holder of such Claim will tender the applicable Notes or other instruments evidencing such Claim to the Disbursing Agent. Any Cash or New Ithaca Common Stock to be distributed pursuant to the Plan on account of any such Claim will, pending such surrender, be treated as an undeliverable distribution pursuant to Section 6.9 of the Plan.

     (b) Except as provided in Section 6.11(c) hereof, each holder of an Allowed Claim will tender such Note or other instrument to the Disbursing Agent, together with a letter of transmittal to be provided to such holders by the Disbursing Agent, as promptly as practicable following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions


                                       14
                                   Exhibit A
with respect to the authority of the holder of the Note or other instrument to act and the authenticity of any signatures required thereon. All surrendered Notes or other instruments will be marked as cancelled by the Disbursing Agent, and delivered to Reorganized Ithaca.

     (c) In addition to any requirements under applicable law, any holder of a Claim evidenced by a Note or other instrument that has been lost, stolen, mutilated or destroyed will, in lieu of surrendering such Note or other instrument, deliver to the Disbursing Agent: (i) evidence satisfactory to the Disbursing Agent of such loss, theft, mutilation or destruction and (ii) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a Claim. Upon compliance with this
Section 6.11(c) by a holder of a Claim evidenced by a Note or other instrument such holder will, for all purposes under the Plan, be deemed to have surrendered a Note or other instrument.

     6.12 Disputed Claims. (a) With respect to any Disputed Claims, for the purposes of effectuating the provisions of this Section 6.12 and the distributions to holders of Allowed Claims, the Bankruptcy Court, on or prior to the Effective Date or such date or dates thereafter as the Bankruptcy Court shall set, may fix or liquidate the amount of such Disputed Claims pursuant to
Section 502(c) of the Bankruptcy Code, in which event the amounts so fixed or liquidated shall be deemed the maximum amounts of the Disputed Claims pursuant to Section 502(c) of the Bankruptcy Code for purposes of distribution under the Plan.

     (b) When a Disputed Claim becomes an Allowed Claim, Reorganized Ithaca shall distribute to the holder of such Allowed Claim, the property distributable to such holder as provided in this Plan.

     6.13 Disputed Payments. In the event of any dispute between and among Claimants and/or the holders of a Disputed Claim as to the right of any Person to receive or retain any payment or distribution to be made to such Person under the Plan, the Reorganized Debtor may, in lieu of making such payment or distribution to such Person, instead hold such payment or distribution until the disposition thereof shall be determined by a Final Order of the Bankruptcy Court or other court with appropriate jurisdiction.

     6.14 Unclaimed Property. Any Person who fails to claim any Cash or New Ithaca Common Stock within one year from the Effective Date or from such other date as a Claim becomes an Allowed Claim shall forfeit all rights to any distribution under the Plan. Upon forfeiture, such Cash and/or New Ithaca Common Stock (including interest thereon) shall be the property of Reorganized Ithaca. Persons who fail to claim Cash and/or New Ithaca Common Stock forfeit their rights thereto and shall have no claim whatsoever against the Debtor or Reorganized Ithaca or any holder of an Allowed Claim to whom distributions are made.

     6.15 Set-Offs. Nothing contained in this Plan shall constitute a waiver or release by the Debtor of any right of set-off the Debtor may have against any Person other than the holders of Noteholder Claims or Bank Group Secured Claims.

     6.16 Withholding Taxes. Reorganized Ithaca shall be entitled to deduct any federal, state or local withholding taxes from any payments made with respect to Allowed Claims, as appropriate.

     6.17 Revesting. Except as otherwise provided by the Plan, upon the Effective Date, title to all properties and assets dealt with by the Plan shall pass to the Reorganized Debtor free and clear of all Claims, Liens, encumbrances and interests (except those Claims, Liens, encumbrances and interests created pursuant to this Plan) of creditors and of equity security holders and the Confirmation Order shall be a judicial determination of discharge and extinguishment of all Liabilities and Liens.

     6.18 Discharge. Except as otherwise expressly provided in Section 1141 of the Bankruptcy Code or the Plan, the distributions made pursuant to the Plan will be in full and final satisfaction, settlement, release and discharge as against the Debtor, of any and all Claims and Equity Interests of any nature whatsoever that arose before the Effective Date, including, without limitation, any interest accrued or expenses incurred thereon from and after the Filing Date, whether or not (a) a proof of claim or interest based on such debt, obligation or interest is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) such Claim or interest is allowed under Section 502 of the Bankruptcy Code or (c) the holder of such Allowed Claim or interest has accepted the Plan. Upon the Effective Date, all holders of Claims against the Debtor, and holders of interests in the Debtor shall be precluded from asserting against the Debtor, or any of its assets or properties, any other or further Claims or


                                       15
                                   Exhibit A
interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, and the Confirmation Order shall permanently enjoin such holders of Claims and Equity Interests, and their successors and assigns, from enforcing or seeking to enforce any such Claims or Equity Interests.

     6.19 Waiver of Contractual Subordination Rights. As of the Effective Date, each holder of an Allowed Claim (a) by virtue of the acceptance of the Plan by such holder's Class in accordance with Section 1126 of the Bankruptcy Code, (b) by virtue of the acceptance of the Plan by such holder, (c) by virtue of the acceptance of any distribution under the Plan on account of such Claim or (d) by virtue of the confirmation of the Plan, waives, releases and relinquishes any and all rights, claims or causes of action arising under or in any way related to any pre-Filing Date subordination agreement, whether arising out of contract or under applicable law, including, without limitation, Section 510 of the Bankruptcy Code and the provisions of the Indenture, which subordinates Claims to the payment and distributions of consideration made or to be made hereunder or otherwise to any other holder of a Claim against the Debtor.

     6.20 Release By Certain Holders of Certain Persons.

     (a) Except as otherwise expressly provided herein or in the Confirmation Order, on the Effective Date, in consideration for, or as part of the treatment accorded to, the holders of Claims and Equity Interests under the Plan, each Creditor Party, Equity Party, the Debtor and the Reorganized Debtor shall be deemed to have (i) released all rights, causes of action and claims, in law or in equity, whether based on tort, fraud, contract or otherwise, which they, individually or collectively, theretofore or thereafter possessed or may possess against any Equity Party, in each case only with respect to the Released Liabilities of an Equity Party and (ii) forever covenanted with each Equity Party, not to sue, assert any claim against, or otherwise seek recovery from, any Equity Party, whether based upon tort, fraud, contract or otherwise, in connection only with any Released Liabilities of an Equity Party.

     (b) Except as otherwise expressly provided herein or in the Confirmation Order, on the Effective Date, in consideration for, or as part of the treatment accorded to the holders of Claims and Equity Interests under the Plan, each Creditor Party, Equity Party, the Debtor and the Reorganized Debtor shall be deemed to have (i) released all rights, causes of action and claims, in law or in equity, whether based on tort, fraud, contract or otherwise, which they, individually or collectively, theretofore or thereafter possessed or may possess against any Creditor Party, in each case only with respect to Released Liabilities of a Creditor Party and (ii) forever covenanted with each Creditor Party not to sue, assert any claim against, or otherwise seek recovery from, any Creditor Party, whether based upon tort, fraud, contract or otherwise, in connection only with any Released Liabilities of a Creditor Party.

     (c) Without in any manner limiting the generality of the releases granted pursuant to Section 6.20(a) and (b), on the later of the date the Confirmation Order becomes a Final Order or the Effective Date, the Debtor, the Reorganized Debtor, Holdings and Bestform Foundations, Inc. shall be deemed to have unconditionally and mutually released one another from any and all claims, Liabilities or causes of action that any of the parties may have asserted, could have asserted, or could in the future assert, directly or indirectly, against each other; provided, however, that nothing contained in this paragraph 6.20(c) shall release any rights, obligations or covenants which are to be performed pursuant to the Plan or the Intercompany Compromise and Settlement.

     6.21 Injunctions. (a) Unless otherwise provided in the Plan, all injunctions or stays provided for in the Reorganization Case pursuant to section 105 or 362 of the Bankruptcy Code, or otherwise, and in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     (b) The Confirmation Order shall provide that the distributions and transfers of property pursuant to the terms of the Plan are made free and clear of all Claims (except as otherwise expressly provided in the Plan) and that, upon confirmation of the Plan (except as otherwise expressly provided in the Plan or the Intercompany Compromise and Settlement), all holders of Claims or Equity Interests shall be permanently enjoined from and restrained against commencing or continuing any suit, action or proceeding or asserting against the Reorganized Debtor or its assets or property any Claim, Equity Interest or cause of action based upon any act or omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date.

                                       16
                                   Exhibit A

     (c) The Confirmation Order shall provide that the Debtor, the Reorganized Debtor, each Equity Party and each Creditor Party shall be permanently enjoined from and after the Effective Date from, with respect only to any Released Liability of any Equity Party, (i) commencing or continuing in any manner any action or other proceeding of any kind against or affecting any Equity Party,
(ii) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order affecting any Equity Party, (iii) creating, perfecting or enforcing any encumbrance of any kind against or affecting any Equity Party, (iv) asserting any right of setoff, right of subrogation or recoupment of any kind against or affecting any obligation due any party by or from any Equity Party or the property of any Equity Party and (v) commencing or continuing in any manner any action or other proceeding of any kind with respect to the release granted to any Equity Party pursuant to Section 6.20(a) of this Plan.

     (d) The Confirmation Order shall provide that the Debtor, the Reorganized Debtor, each Equity Party and each Creditor Party shall be permanently enjoined from and after the Effective Date from, with respect to any Released Liability of any Creditor Party, (i) commencing or continuing in any manner any action or other proceeding of any kind against or affecting any Creditor Party, (ii) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order affecting any Creditor Party, (iii) creating, perfecting or enforcing any encumbrance of any kind against or affecting any Creditor Party, (iv) asserting any right of setoff, right of subrogation or recoupment of any kind against or affecting any obligation due any party by or from any Creditor Party or the property of any Creditor Party and (v) commencing or continuing in any manner any action or other proceeding of any kind with respect to any matter that is subject to the release granted to any Creditor Party pursuant to Section 6.20(b) of this Plan.

     6.22 Exculpation. None of the Debtor, the Reorganized Debtor, the Bank Group Steering Committee, the Bank Group, the Agent, the Co-Agents, the
Collateral Agent, the Cash Collateral Agent, the Official Committee, the Informal Committee, the Indenture Trustee, the Equity Parties, nor any of their respective officers, directors, employees, members, attorneys, accountants, financial consultants or agents or their respective successors and assigns shall have or incur any Liability to any holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of, the negotiation, preparation or formulation of the Plan, the pursuit of Confirmation of the Plan, the consummation of the Plan, or other administration of the Plan or property to be distributed under the Plan, except for willful misconduct or gross negligence; provided, however, that nothing in the Plan shall, or shall be deemed to, release the Debtor or Reorganized Debtor from, or exculpate the Debtor or Reorganized Debtor with respect to, their respective obligations and covenants arising pursuant to this Plan.

     6.23 Carrying Out of Terms. Pursuant to Section 303 of the Delaware General Corporation Law, all terms of this Plan may be put into effect and carried out, without further action by the directors or shareholders of Ithaca or Reorganized Ithaca, who shall be deemed to have unanimously approved the Plan and all agreements and transactions provided for or contemplated herein.

     6.24 Section 1146 Exemption. In accordance with Section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, or the revesting, transfer or sale of any real or personal property of the Debtor pursuant to, in implementation of, or as contemplated by the Plan, (b) the making, delivery, creation, assignment, amendment or recording of any note or other obligation for the payment of money or any mortgage, deed of trust or other security interest under, in furtherance of, or in connection with the Plan, the issuance, renewal, modification or securing of indebtedness by such means, and (c) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

                                       17
                                   Exhibit A

     6.25 Reorganized Debtor's Authority. Until the Effective Date, and thereafter pursuant to Section 9.1 hereof, the Bankruptcy Court shall retain jurisdiction of the Debtor, its properties and interests in property, and its operations.

     6.26 Registration Rights. Reorganized Ithaca and certain holders of New Ithaca Common Stock shall enter into a registration rights agreement (the "Registration Rights Agreement"), substantially in the form annexed as Exhibit "H" to the Disclosure Statement.

     6.27 Full and Final Satisfaction. All payments and all distributions hereunder shall be in full and final satisfaction, settlement, release and discharge of all Claims and Equity Interests, except as otherwise provided in the Plan.

     6.28 Fractional Cents. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole cent (rounding down in the case of less than .50 and rounding up in the case of .50 or more).

     6.29 Fractional Distributions; Round Lots. Any other provision of this Plan notwithstanding, no fractional shares of New Ithaca Common Stock shall be issued or distributed in connection with the Plan. Whenever the issuance of a fractional share of New Ithaca Common Stock would otherwise be called for, the actual issuance shall reflect a rounding down of such fraction to the nearest whole share if the fraction is less than .50, and a rounding up of such fraction to the nearest whole share if the fraction is .50 or more.

     6.30 Indenture Trustee Charging Lien. In full satisfaction of Allowed Claims secured by an Indenture Trustee Charging Lien, the Indenture Trustee will receive from Reorganized Ithaca, Cash equal to the amount of such Claim, and the Indenture Trustee Charging Lien will be released. Distributions to be made to holders of Allowed Claims pursuant to the Plan will not be reduced on account of payment of Allowed Claims secured by an Indenture Trustee Charging Lien.

                                   ARTICLE VII

                   EXECUTORY CONTRACTS, IDEMNIFICATION CLAIMS
                              AND RETIREE BENEFITS

     7.1 Executory Contracts and Unexpired Leases. Any unexpired lease or executory contract that has not been expressly rejected by the Debtor with the Bankruptcy Court's approval on or prior to the Confirmation Date shall, as of the Confirmation Date (subject to the occurrence of the Effective Date), be deemed to have been assumed by the Debtor unless there is pending before the Bankruptcy Court on the Confirmation Date a motion to reject such unexpired lease or executory contract or such executory contract or unexpired lease is otherwise designated for rejection, provided that (a) such lease or executory contract is ultimately rejected, and (b) the filing of the Confirmation Order shall be deemed to be a rejection of all then outstanding unexercised stock options. In accordance with Section 1123(a)(5)(G) of the Bankruptcy Code, on the Effective Date, or as soon as practicable thereafter, the Debtor shall cure all defaults under any executory contract or unexpired lease assumed pursuant to this Section 7.1 by making a Cash payment in an amount agreed to between the Debtor and the Claimant, or as otherwise fixed pursuant to a Final Order.

     7.2 Indemnification and Contribution Obligations. Notwithstanding anything to the contrary contained herein, and except as otherwise provided in the Intercompany Compromise and Settlement, all Persons holding or asserting Indemnification Claims (whether directly, by subrogation or otherwise) shall be entitled to obtain recovery on account of such claims solely from the proceeds of any applicable directors' and officers' insurance policy maintained by the Debtor or Reorganized Debtor, as the case may be, and shall not, under any circumstances, be entitled to obtain recovery in respect of such Indemnification Claims from the Reorganized Debtor; provided, however, that (a) the foregoing limitation on recovery for Indemnification Claims shall not apply in respect of Ordinary Course Indemnification Claims or Bank Indemnification Claims, which claims shall be, and hereby are, assumed by the Debtor, or Reorganized Debtor, as the case may be, without limitation, and (b) the Reorganized Debtor shall remain responsible for, and shall pay, in respect of any and all Indemnification Claims, all retention amounts and coinsurance obligations arising under, or necessary to maintain, its directors' and officers' insurance policies. The Debtor or Reorganized Debtor, as the case may be, shall continue and maintain all presently existing directors' and officers' insurance policies, and all such policies shall remain in full force and effect following Confirmation.

                                       18
                                   Exhibit A

     7.3 Retiree Benefits. Payment of all Retiree Benefits shall continue, solely to the extent, and for the period, the Debtor is contractually or legally obligated to provide such benefits.

                                  ARTICLE VIII

                             CONDITIONS PRECEDENT TO
                            EFFECTIVENESS OF THE PLAN

     8.1 Conditions to Effective Date. The occurrence of the Effective Date of this Plan is subject to satisfaction of each of the following conditions precedent:

          (a) The aggregate amount of scheduled (where no superseding proof of Claim is timely filed) and filed Tax Claims and Priority Claims shall not exceed $150,000 (exclusive of amounts required to cure defaults in executory contracts or unexpired leases to be assumed pursuant to the
     Plan).

          (b) The aggregate amount of scheduled (where no superseding proof of Claim is timely filed) and filed General Secured Claims shall not exceed $150,000.

          (c) The aggregate amount of scheduled (where no superseding proof of Claim is timely filed) and filed General Unsecured Claims shall not exceed $20,000,000.

          (d) The Clerk of the Bankruptcy Court shall have entered the Confirmation Order and the Confirmation Order shall have become a Final Order (a draft Confirmation Order to be delivered by the Debtor to the Informal Committee, the Official Committee and the Bank Group Steering Committee no later than two Business Days prior to the date of the Confirmation Hearing).

          (e) All other actions and documents necessary to implement the provisions of the Plan on the Effective Date shall have been, respectively, effected or executed and delivered.

          (f) The New Ithaca Bank Group Documents shall be in form and substance reasonably satisfactory to each Lender, the Official Committee and the Informal Committee.

          (g) A cash collateral (and, if applicable, a debtor-in-possession financing) order shall have been entered in the Reorganization Case in form and substance reasonably satisfactory to each Lender, the Official Committee and the Informal Committee.

          (h)   All   outstanding   obligations   of  the   Debtor   under   any
     debtor-in-possession financing arrangements shall have been paid in full or otherwise satisfied, and such arrangements shall have been terminated.

          (i) The Termination Date shall not have passed.

     8.2 Waiver of Conditions. The Debtor expressly reserves the right to waive, with the consent of the Informal Committee, the Official Committee and the Bank Group Steering Committee, in whole or in part, any of the conditions set forth in Section 8.1 of the Plan (except that no such waiver may be made of the condition in Section 8.1(i), if the effect thereof would be to allow the Effective Date to occur after March 31, 1997). Any such waiver or modification of a condition precedent in this Article VIII may be effected at any time, without notice (except for those parties whose consent is required pursuant to this Section 8.2), without leave or order of the Bankruptcy Court and without any formal action.

                                   ARTICLE IX

                            RETENTION OF JURISDICTION

     9.1 From and after the Confirmation Date, the Bankruptcy Court shall retain such jurisdiction as is legally permissible, including, but not limited to, the following purposes:

          (a) To hear and determine any and all objections to the allowance of a Claim or any controversy as to the classification of Claims, provided that only the Debtor may file objections to Claims;

          (b) To hear and determine any and all applications by Professionals for compensation and reimbursement of expenses;


                                       19
                                   Exhibit A

          (c) To hear and determine any and all pending applications for the rejection and disaffirmance of executory contracts and unexpired leases, and fix and allow any Claims resulting therefrom;

          (d) To liquidate any Disputed Claim;

          (e) To enforce the provisions of the Plan, including the injunction, exculpation and releases provided for in this Plan;

          (f) To correct any defect, cure any omission, or reconcile any inconsistency in the Plan or in the Confirmation Order as may be necessary to carry out its purpose and the intent of the Plan;

          (g) To determine any Liability to a governmental unit which may be asserted as a result of the transactions contemplated herein;

          (h) To hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code; and

          (i) To determine such other matters as may be provided for in the Confirmation Order or as may be authorized under the provisions of the Bankruptcy Code.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     10.1  Termination  of  Committees.  Except as  otherwise  provided  in this
Section 10.1, on the Effective Date, the Official Committee, the Informal Committee and the Bank Group Steering Committee shall cease to exist and their respective members and employees or agents (including, without limitation, attorneys, investment bankers, financial advisors, accountants and other professionals) shall be released and discharged from any further authority, duties, responsibilities and obligations relating to, arising from or in connection with the Reorganization Case. The Official Committee, the Informal Committee and the Bank Group Steering Committee shall continue to exist after such date (a) solely with respect to (i) all fee applications filed pursuant to
Section 330 of the Bankruptcy Code or Claims for fees and expenses by professionals employed by the Debtor or agreed to be paid by the Debtor, (ii) any post-confirmation modifications to the Plan or Confirmation Order, and (iii) any matters pending as of the Effective Date before the Bankruptcy Court to which the Official Committee, the Informal Committee or the Bank Group Steering Committee is party, until such matters are resolved; and (b) in the case of the Informal Committee, until substantially all of the distributions to be made with respect to the Noteholder Claims under this Plan have been made, for the purpose of ensuring that such distributions have been made properly.

     10.2 Avoidance and Recovery Actions. Effective as of the Effective Date, the Debtor waives the right to prosecute, and releases, any avoidance or recovery actions under Sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code or any other causes of action, or rights to payments of claims, that belong to or could have been raised by the Debtor or its estate, except for any such action which may be pending on the Effective Date as to which Reorganized Ithaca's rights shall not be waived and released and Reorganized Ithaca shall retain and may prosecute any such actions.

     10.3 Headings. Headings are utilized in the Plan are for the convenience of reference only, and shall not constitute a part of the Plan for any other purpose.

     10.4 Defects, Omissions and Amendments. The Debtor may, with the approval of the Bankruptcy Court and without notice to holders of Claims and Equity Interests insofar as it does not materially and adversely affect the interest of holders of Claims and Equity Interests, correct any defect, omission or inconsistency in the Plan (and the exhibits thereto or to the Disclosure Statement) in such manner and to such extent as may be necessary to expedite the execution of the Plan. The Plan (and the exhibits thereto or to the Disclosure Statement) may be altered or amended before or after Confirmation as provided in
Section 1127 of the Bankruptcy Code if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims and Equity Interests. The Plan (and the exhibits thereto or to the Disclosure Statement) may be altered or amended before or after the Confirmation Date in a manner which, in the opinion of the Bankruptcy Court,


                                       20
                                   Exhibit A
materially and adversely affects holders of Claims and Equity Interests, after a further hearing and acceptance of the Plan as so altered or amended as provided in Section 1127 of the Bankruptcy Code. Notwithstanding anything in this Section
10.4 to the contrary, the Debtor shall not make any alteration or amendment to the Plan (or the exhibits thereto or to the Disclosure Statement) without obtaining the affirmative consent of the Official Committee, the Informal Committee and the Bank Group Steering Committee.

     10.5 Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, the rights and obligations arising under the Plan shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

     10.6 Notices. All notices, requests or demands for payments provided for in the Plan shall be in writing and shall be deemed to have been given when personally delivered by hand or deposited in any general or branch post office of the United States Postal Service or received by telex or telecopier. Notices, requests and demands for payments shall be addressed and sent, postage prepaid or delivered, in the case of notices, requests or demands for payments to:
Ithaca  Industries,  Inc., Highway 268W, P.O. Box 620,  Wilkesboro,  N.C. 28697,
Attn: Eric N. Hoyle, with a copy to Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036, Attn: Alan B. Hyman, Esq., and or at any other address designated by Debtor by notice to each holder of an Allowed Claim or Equity Interest, and, in the case of notices to holders of Allowed Claims and Equity Interests, at the last known address according to the Debtor's books and records or at any other address designated by a holder of an Allowed Claim on its proof of claim or filed with the Bankruptcy Court, provided that any notice of change of address shall be effective only upon receipt.

     10.7  Severability.  Should any  provision in the Plan be  determined to be
unenforceable,   such  determination  shall  in  no  way  limit  or  affect  the enforceability and operative effect of any or all other provisions of the Plan.

     10.8  Implementation.  The Debtor  shall take all steps,  and  execute  all
documents,   including  appropriate   releases,   necessary  to  effectuate  the
provisions contained in this Plan.

     10.9 Inconsistency. In the event of any inconsistency between the Plan and the Disclosure Statement, any exhibit to the Plan or Disclosure Statement or any other instrument or document created or executed pursuant to the Plan, the Plan shall govern.

Dated: New York, New York
       August 29, 1996

                            ITHACA INDUSTRIES, INC.,

                            By: /s/ JIM D. WALLER
                               ---------------------------------
                                    Jim D. Waller
                                    President and Chief Executive Officer

PROSKAUER ROSE GOETZ & MENDELSOHN LLP Counsel to Ithaca Industries, Inc.

By:   /s/ ALAN B. HYMAN
   ------------------------------
     Alan B. Hyman (AH-6655)
     Jeffrey W. Levitan (JL-6155)
     Members of the Firm
     1585 Broadway
     New York, New York 10036
    (212) 969-3000

                                                                       Exhibit C






                             ITHACA INDUSTRIES, INC.

                              LIQUIDATION ANALYSIS

                                    EXHIBIT C

                             ITHACA INDUSTRIES, INC.
                                 CHAPTER 11 CASE

                                       I.
                                  INTRODUCTION

     The Ithaca Industries, Inc. ("Ithaca") Liquidation Analysis reflects the estimated cash proceeds, net of liquidation related costs, available to creditors if the company were to be liquidated through a Chapter 7 proceeding. The Liquidation Analysis is based on Ithaca's reported balance sheet as of March 29, 1996 and includes a number of estimates and assumptions which, although developed by and considered reasonable by management, are subject to significant economic and competitive uncertainties and contingencies beyond the control of Ithaca and its management. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF ITHACA WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SET FORTH BELOW.

                                       II.
                                 KEY ASSUMPTIONS

1.  Basis of Presentation

     This Liquidation Analysis reflects Ithaca Industries, Inc.'s unconsolidated net book values at March 29, 1996, including investments in two wholly owned subsidiaries, Ithaca, S.A. and Ithaca Canada. The two subsidiaries lease essentially all operating assets and personnel from Ithaca; and therefore are assumed to have no separate going concern or liquidation values.

2.  March 29, 1996 Balance Sheet Adjustments

     In January 1996 the company established various inventory, accounts receivable and property & equipment reserves in connection with its restructuring effort. For purposes of the Liquidation Analysis, the balance sheet account entitled "Assets Held for Disposition" has been eliminated and the respective assets have been reflected at historical net book values for purposes of estimating liquidation values. A summary of the respective balance sheet adjustments is as follows:

                                              (Dollars in Millions)
                                                     3/29/96
                               ------------------------------------------------
                                Reported            Reserve           Adjusted
                                  NBV               Reclass*            NBV
                               --------             --------         ----------
          Accts. Rec.          $     50.4           $      .5        $     50.9
          Inventory            $     54.4           $    25.4        $     79.8
          P.P.E.               $     53.3           $     6.0        $     59.3

- -------------
* The reserve reclass reflects the write-up of previously reserved assets held for disposition.

3.  Liquidation Period

     The liquidation of the company is assumed to begin on April 1, 1996 under the direction of a Court appointed Trustee and continue for 12 months, during which time all the major assets would either be sold or conveyed to the respective lien holders and the cash proceeds, net of liquidation related costs, would be distributed to creditors.


                                        1
                                    Exhibit C

4.  Going Concern Sale of the Company

     The Liquidation Analysis assumes that while Ithaca's individual business units are profitable, the company could not be sold as a going concern (either in its entirety or in part) to a third party due to the significant risk of losing key private label customer accounts. Management believes that if the company were forced into a Chapter 7 liquidation, major customers would likely source their private label products through alternative manufacturers. Therefore, the Liquidation Analysis was prepared based on the assumption that the company ceased operations on April 1, 1996 and all existing assets were subsequently liquidated for the benefit of creditors.

5.  Accounts Receivable

     The Chapter 7 Trustee would retain accounting staff to process the liquidation of inventory and collect outstanding accounts receivable. It is assumed that the net realization of the collection efforts would be hampered by customers deducting unauthorized sales discounts and credits, and initiating unauthorized merchandise returns.

6.  Inventory

     The company's inventory is comprised of finished goods, work-in-process, and raw materials. The Liquidation Analysis assumes that the company's existing private label and branded finished goods inventories would be initially marketed to the company's regular customers, then offered to deep discount retailers. Raw materials and work-in-process would be "as-is" at heavily discounted prices. The company licenses certain private label brands through license agreements. The Liquidation Analysis assumes no value for these license agreements.

7.  Property & Equipment

     The disposition of all real estate would be completed via a Bankruptcy Court auction at heavily discounted sale prices. The Liquidation Analysis assumes that equipment and other personal property is sold at 10% of net book value.

8.  WARN Notice

     The Liquidation Analysis assumes that the company would be required to provide 60 days' advance notice to its employees of plant closings and layoffs in order to comply with the Worker Adjustment and Retraining Notification Act ("WARN") 29 U.S.C.ss.2101.

9.  Liquidation Costs

     The Liquidation Analysis assumes the Chapter 7 Trustee would retain certain financial and operational employees, attorneys, accountants, and liquidators/auctioneers to assist in the liquidation process. In addition, the Trustee would provide "Stay-Bonuses" to key employees.

10.  Preference and Other Litigation Recovery

     The Liquidation Analysis has not considered any possible recovery from preference or other litigation.

                                       2
                                   Exhibit C

                                      III.
                              LIQUIDATION ANALYSIS

                             Ithaca Industries, Inc.
                              (Dollars in Millions)

                                                            Liquidation Proceeds
                                              Adjusted NBV  --------------------
                                               at 3/29/96   Recovery       %
                                               ----------   --------    --------
Liquidation Proceeds
    Cash                                   (A)   $    3.3    $    6.2     187.9%
    Accounts Receivable                    (B)       50.9        34.3      67.4%
    Inventory                              (C)       79.8        30.6      38.3%
    Tax Refund/Deferred Taxes              (D)       23.4        20.3      86.8%
    Other Current Assets                   (E)        2.0         0.0       0.0%
    Property, Plant & Equip                (F)       59.3        19.7      33.2%
    Intangible Assets                      (G)        4.2      --           0.0%
    Other Assets                           (H)        0.7          .1      14.3%
                                                 --------    --------    ------
                                                 $  223.6    $  111.2      49.7%
                                                 ========    ========    ======

Distribution of Liquidation Proceeds

    Administrative Liquidation Costs:
        Accrued Payroll & Benefits         (I)   $   12.5    $    7.6      60.8%
        Shutdown Payroll & Benefit Costs   (J)       13.0        13.0     100.0%
        Professional Fees                  (K)        3.7         3.7     100.0%
        Non-Payroll Costs                  (L)        3.3         3.3     100.0%
                                                 --------    --------    ------
                                                     32.5        27.6      84.9%
                                                 --------    --------    ------
    Priority Claims:
        Taxes                              (M)         .5          .5     100.0%
        Reclamation                        (N)        3.0         1.5      50.0%
                                                 --------    --------    ------
                                                      3.5         2.0      57.1%
                                                 --------    --------    ------
    Secured Claims:                        (O)
        Banks
          Revolver                                   40.0        40.0     100.0%
          Term                                       77.8        41.4      53.2%
                                                 --------    --------    ------
                                                    117.8        81.4      69.1%
        Other                                          .6          .2      33.3%
                                                 --------     -------    ------
                                                    118.4        81.6      68.9%
                                                 --------     -------    ------
    Unsecured Claims*
        Sub-Debt                                    135.6         0.0       0.0%
        Trade                                        15.5         0.0       0.0%
        Lease Rejection (Real Estate)                 3.0         0.0       0.0%
        Other (Contingency)                           2.0         0.0       0.0%
                                                 --------    --------    ------
                                                    156.1         0.0       0.0%
                                                 --------    --------    ------
                                                 $  310.5    $  111.2
                                                 ========    ========

- ----------
*    Excludes estimated Bank Group deficiency claim of $36.4 million.



                                       3
                                   Exhibit C

Liquidation Analysis Footnotes

(A) Cash

          A reconciliation of book and bank cash at March 29, 1996 is as follows:

                                                       Liquidation Proceeds
                                    NBV          ------------------------------
                                  3/29/96         Recovery                %
                                 ---------       ----------           ---------
Reported Book Cash                $    3.3       $     3.3              100.0%
Outstanding A/P Checks    (1)         --               2.9               N/A
                                  --------       ---------             ------
Bank Cash                         $    3.3       $     6.2              187.9%
                                  ========       =========             ======


     (1) The Liquidation Analysis assumes that a Chapter 7 filing would void all outstanding accounts payable checks, increasing the March 29, 1996 cash balance and trade accounts payable, accordingly (it is assumed that outstanding payroll checks of $1.1 million are cleared).

(B)  Accounts Receivable

     Accounts Receivable are comprised of the following:

                                                         Liquidation  Proceeds
                                                      --------------------------
                                            NBV
                                          3/29/96      Recovery           %
                                        ----------    ----------       ---------
Trade Accounts Receivable       (1)      $  49.5       $   33.3           67.3%
Due from Ithaca Holdings, Inc.  (2)          1.0            1.0          100.0%
Due from Ithaca S.A.            (3)           .4           --             --
                                         --------      --------         ------
                                         $   50.9      $   34.3           67.4%
                                         ========      =========        ======


                                       4
                                   Exhibit C

Liquidation Analysis Footnotes

     (1) The Liquidation Analysis assumes that the collection of outstanding accounts receivable would require up to nine months to be completed, while all product sales after April 1, 1996 would be made on a cash basis, requiring no further collection effort. The majority of the receivables are owed to Ithaca by retailers. Due to the adverse effect that the dissolution of Ithaca would have on the retailers, it is expected that they would take substantial credits against Ithaca if it were to liquidate. Therefore, this analysis assumes a realization of approximately 67% on receivables.

            Trade A/R NBV (3/29/96)                                   $   49.5
            Estimated Customer Setoff Adjustments:
            -------------------------------------
                Advertising                                               (2.0)
                Fixtures & Others                                          (.5)
                Unauthorized Credits                                     (10.0)
                                                                      --------
            Adjusted Trade A/R NBV                                        37.0
            Liquidation Collection Reserve (10%)                          (3.7)
                                                                      --------
            Estimated Net Realizable Value                            $   33.3
                                                                      ========


     (2) The Due from Ithaca Holdings, Inc. receivable balance represents net intercompany charges between Ithaca and its parent company (Holdings). In liquidation, this receivable is forecasted to be fully recoverable.

     (3) The Due from Ithaca, S.A. receivable balance represents a net receivable from Ithaca's Honduras subsidiary. As previously noted, this subsidiary has no assets to liquidate in satisfaction of the debt, therefore the Liquidation Analysis assumes no recovery.

(C)  Inventory

      Inventory is comprised of the following:

                                                      Liquidation Proceeds
                              NBV                -----------------------------
                            3/29/96               Recovery                %
                          ----------             ----------           ---------
Finished Goods   (1)      $     47.8              $    24.8             51.9%
WIP (2)                         19.2                    3.3             17.2%
Raw (3)                         25.4                    2.5              9.8%
                            --------               --------           ------
                                92.4                   30.6             33.1%
Reserves:
  LIFO           (4)           (10.6)                   --               --
  Other          (5)            (2.0)                   --               --
                            --------               --------           ------
Net Value                   $   79.8               $   30.6             38.3%
                            ========               ========           ======


                                       5
                                   Exhibit C

Liquidation Analysis Footnotes

     (1) The Liquidation Analysis assumes that the company initially offers its finished goods inventory to existing customers on a close-out basis, recovering 60% of cost. These customers are assumed to accept 60% of the finished goods inventory. The balance of the inventory is to be liquidated through deep discount retailers at 40% of cost. The total recovery for finished goods inventory is forecasted at 52% of cost.

     (2) Work-In-Process (WIP) consists of approximately $6 million partially completed goods located in Honduras and $13 million located in the U.S. The Honduran goods are assumed to realize no value due to logistical and importation restrictions for unprocessed materials. The domestic WIP is assumed to be sewn through and realize a net 25% of cost, after the expenses of completing the product.

     (3) Raw materials are assumed to realize a composite recovery of 10%, reflecting a mixture of consumption in completing WIP and disposal at historical liquidation prices.

     (4) The LIFO reserve is an accounting entry to adjust the inventory to "first in" price levels rather than at "last in" price levels. For liquidation purposes, it is appropriate to base recovery values on the gross inventory value before the LIFO reserve, therefore, the reserve has been reflected separately.

     (5) Other reserves represent a general and ongoing obsolences/shrink provision established by the company.

(D)  Tax Refund/Deferred Taxes

     The Income Tax Refund/Deferred Income Taxes are comprised of the following:

                                                     Liquidation Proceeds
                                   NBV          ------------------------------
                                 3/29/96         Recovery                %
                                ----------      ----------           ---------
1996 Tax Refund    (1)          $   13.2          $   12.2              92.4%
Deferred Taxes     (2)              10.2               8.1              79.4%
                                --------          --------            ------
                                $   23.4          $   20.3              86.8%
                                ========          ========            ======


     (1) Ithaca is required to pay $1.0 million to settle 1993 and 1994 IRS tax audit liabilities, resulting in net cash proceeds of $12.2 million.

     (2) The deferred tax asset account represents the net impact of book versus tax-timing differences. In the context of a liquidation, the $10.2 million deferred tax account coupled with the projected FY 1997 net operating losses, would result in an estimated income tax cash benefit of $8.1 million (paid by Ithaca Holdings pursuant to a tax sharing agreement).

                                       6
                                   Exhibit C

Liquidation Analysis Footnotes

(E)  Other Current Assets

     Other current assets include prepaid license royalties, insurance, security deposits, and other. The Liquidation Analysis assumes no recovery on these assets.

(F)  Property, Plant & Equipment

     Property, Plant & Equipment is comprised of the following:

                                                       Liquidation Proceeds
                                          NBV        -------------------------
                                        3/29/96      Recovery             %
                                       ----------    ----------       --------
P.P. & E.:
  Undeveloped Land            (1)       $     .9       $     .3         33.3%
  Land, Bldg. & Impr.         (2)           35.8           14.2         39.7%
  Leasehold Improvements      (3)            1.7            0.0          0.0%
  Vehicles                    (4)             .1            0.0          0.0%
  Machinery & Equipment       (5)           20.2            5.2         25.7%
  Const.-In-Progress          (6)             .6            0.0         16.7%
                                        --------       --------       ------
                                        $   59.3       $   19.7         33.2%
                                        ========       ========       ======


     (1) Undeveloped land represents 63 acres of property located in North Augusta, SC within the city's industrial zone. The Liquidation Analysis assumes a value of $.3 million.

     (2) Land, Building and Improvements represents 26 properties located in North Carolina, Arizona and Georgia. The Liquidation Analysis assumes an average liquidation value of seven dollars per square foot.

     (3) Leasehold Improvements consists of buildouts, renovations and repairs to nine manufacturing and warehouse facilities. The Liquidation Analysis assumes no value as the leases are assumed to be rejected.

     (4) Vehicles represent trucks, trailers, vans and automobiles used at the various facilities. The vehicles' average age is 10 years. The Liquidation Analysis assumes a minimal recovery value.

     (5) Machinery and equipment represents furniture, office equipment, plant equipment and fixtures at all leased and owned facilities. The Liquidation Analysis assumes an average cost recovery of 25%.

     (6) Construction-in-progress represents deposits on partially completed equipment installations. The Liquidation Analysis assumes no liquidation value.

                                       7
                                   Exhibit C

Liquidation Analysis Footnotes

(G) Intangible Assets

     Intangible assets represent unamortized costs which have no liquidation value.

(H) Other Assets

     Other assets are comprised of the following:

                                                      Liquidation Proceeds
                                  NBV              --------------------------
                                3/29/96            Recovery            %
                               ----------          ----------       ---------
Honduras Rent Deposit   (1)      $  .5                 --              0.0%
CSV - Life Ins          (2)         .2              $     .1           50.0%
                                 -----              --------         ------
                                 $  .7              $     .1           14.3%
                                 =====              ========         ======


     (1)  Ithaca  leases  three  manufacturing   facilities  in  Honduras,  each
requiring a security deposit equal to five months rent. The Liquidation Analysis assumes the lessor off-sets the deposit against the lease termination claim.

     (2) Key man life insurance estimated net cash surrender value.

(I)  Accrued Payroll & Benefits

     The Liquidation Analysis assumes that all employee related accrued payroll and benefit costs are paid as follows:

                                                   Liquidation Proceeds
                            NBV                ---------------------------
  Admin. Claims           3/29/96               Recovery             %
  -------------         ----------             ----------        ---------
Worker's Comp           $    4.9                $  --                0.0%
Payroll & Taxes              2.8                     2.8           100.0%
Medical Benefits*            2.9                     2.9           100.0%
Vacation*                    1.9                     1.9           100.0%
                        --------                --------          ------
                        $   12.5                $    7.6            60.8%
                        ========                ========          ======

- -----------
*    Represents Priority Claims



                                        8
                                    Exhibit C

Liquidation Analysis Footnotes

(J)  Shutdown Payroll & Benefit Costs

      Shutdown costs are comprised of the following:

            WARN                 (1)                    $      11.0
            Liquidation Team     (2)                            2.0
                                                        -----------
                                                        $      13.0
                                                        ===========

     (1) During the 60 day WARN period, it is assumed that the entire workforce will continue to be paid and that they will complete WIP, prepare inventory for sale (de-labeling, picking, packing), assist in shipping, and prepare the facilities for auction sales.

 (2) The proposed liquidation team would be comprised of the following:

                                         Estimated
                                      Average Annual  Liquidation
                                        Salary per      Period     Liquidation
                                         Employee      Post-WARN      Costs
Department                Headcount   (in thousands)  (in months) (in millions)
- -----------              ----------    ------------   ----------   ----------
Production Supervisory       45          $  30           6           $   .7
Sales                        26             35           6               .5
General & Administrative     20             40           6-12            .6
Security                     15             35           6               .2
                            ----                                     ------
Total                        106                                     $  2.0
                            ====                                     ======


(K)  Professional Fees

     The administration and coordination of the Ithaca liquidation would require a Court appointed Trustee. The duties of the Trustee would be to liquidate the assets, reconcile/settle claims and distribute proceeds to creditors. The cost of administering the liquidation is estimated as follows:

            Trustee Fees (2% of liquidation proceeds)            $   2.2
            Legal Fees                                               1.0
            Other                                                     .5
                                                                 -------
                                                                 $   3.7
                                                                 =======


                                        9
                                    Exhibit C

Liquidation Analysis Footnotes

(L)  Non-Payroll Liquidation Costs

     The Liquidation Analysis assumes that related overhead costs would continue in order to support the departments as follows:

                                     Duration
                                     In Months
                                     --------
Lease Expense              (1)           2             $    0.3
Sales T&E/Other Exps.      (2)           6                  1.0
G&A Expense                (3)           9                  2.0
                                                       --------
                                                       $    3.3
                                                       ========

     (1) Comprises facility lease payments for 60 days as WIP inventory production is completed and transferred to owned distribution centers. Production related costs to dispose of existing inventories are reflected in the inventory recovery rates.

     (2) Represents travel and entertainment and other selling related costs.

     (3) Represents estimated corporate G&A costs during the liquidation period.

(M)  Taxes

     The Liquidation Analysis assumes all priority real estate tax liabilities for FY 1997 are paid (through the date of the property sales).

(N)  Reclamation Claims

     The Liquidation Analysis assumes that vendors shipping raw materials to the company ten days prior to the Chapter 7 filing would receive a reclamation claim in accordance with section 546 of the Bankruptcy Code. The company currently receives approximately $1.5 million in raw materials per week. The Liquidation Analysis assumes that 50% of reclamation claims are filed and paid.

                                       10
                                    Exhibit C

Liquidation Analysis Footnotes

(O)  Secured Creditors

     Secured creditors include the following:

     (1) Bank Group

     Ithaca's Bank Group was granted a first priority security interest in the following owned assets: (a) cash and accounts receivable, (b) all contracts, (c) all inventory, (d) property, plant & equipment, and (e) essentially all other tangible and intangible company assets. Therefore, the Liquidation Analysis assumes that all liquidation proceeds, after satisfying administrative claims and certain equipment lessors, is distributed to the Bank Group in partial satisfaction of their debt.

     In addition, the company has approximately $6.4 million in outstanding letters of credit to guarantee payment of workers' compensation (WC) claims. The Liquidation Analysis assumes all WC claims are satisfied as administrative payments in the bankruptcy and the letters of credit are terminated.

     (2) Other

     Other is comprised primarily of capitalized equipment leases assumed to be liquidated at 33% of the outstanding NBV or $.2 million.

                                       11
                                    Exhibit C

                                                                       Exhibit D

                          CERTAIN FINANCIAL PROJECTIONS

      Set forth below are financial projections which incorporate the estimated effect of the transactions contemplated by the Plan on the Company's capitalization, results of operations, balance sheets and cash flow for the three-year period ending January, 1999. In connection with the Company's development of the Plan, certain projections of the future financial performance of the Company's operations were prepared. Significant assumptions underlying the financial projections are set forth and should be read in conjunction therewith.

      The Company does not, as a matter of course, publish its business plans and strategies or make projections of its anticipated financial position or results of operations. Accordingly, the Company does not anticipate that it will, and disclaims any obligation to, furnish updated business plans or projections to holders of Claims or Equity Interests after the Effective Date, or to include such information in documents required to be filed with the Securities and Exchange Commission or otherwise make such information public.

      The industry in which the Company competes is highly competitive and the Company's earnings may be significantly adversely affected by the actions of its competitors, either through competitive influx, price pressure, modernization of facilities or business expansion. Also, many of the products which the Company produces are subject to changes in fashion demands. In addition, the products of the Company are sold to companies whose businesses are cyclical in nature and are subject to changes in general economic conditions which affect market demand.  The  projections  generally  assume  that  no  material  change  in the competitive environment which presently exists will occur, and that no significant changes in the product mix will occur as a result of shifting consumer demand.

      THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, THE FINANCIAL ACCOUNTING STANDARDS BOARD, OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION REGARDING FINANCIAL FORECASTS. FURTHERMORE, SUCH PROJECTIONS HAVE NOT BEEN EXAMINED, REVIEWED OR COMPILED BY THE COMPANY'S INDEPENDENT AUDITORS. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THESE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS (WHICH THE COMPANY BELIEVES ARE REASONABLE), AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. CONSEQUENTLY, THE INCLUSION OF THE PROJECTIONS HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY (OR ANY OTHER PERSON) THAT THE PROJECTIONS WILL BE REALIZED, AND ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED BELOW. DUE TO THE FACT THAT SUCH
PROJECTIONS ARE SUBJECT TO SIGNIFICANT UNCERTAINTY AND ARE BASED UPON ASSUMPTIONS WHICH MAY NOT PROVE TO BE CORRECT, NEITHER THE COMPANY NOR ANY OTHER PERSON ASSUMES ANY RESPONSIBILITY FOR THEIR ACCURACY OR COMPLETENESS.


                                       1
                                   Exhibit D

                             Ithaca Industries, Inc.
                            Comparative Balance Sheet
                                     FY1997


                                                Projected     Estimated October
                                                ----------   -------------------
                                                  August        Pre-      Post-
                                                             Petition   Petition
Assets:
  Current Assets:
    Cash                                            1.0         2.0         2.0
    Accounts Receivable                            40.2        45.5        45.5
    Inventory                                      63.0        53.7        53.7
    Income Tax Refund Receivable                    1.6         3.6         3.6
    Other Current Assets                            1.5         1.5         1.5
                                                  -----       -----       -----
                                                  107.3       106.3       106.3

  Property, Plant & Equipment, Net                 50.5        52.5        52.5
  Intangible Assets                                 0.6         0.5         0.5
  Deferred Debt Expense                             2.9         2.7         0.0
  Goodwill                                          0.0         0.0         0.0
  Assets Held for Disposition                       3.9         3.3         3.3
  Deferred Income Taxes                             9.8         7.6         7.6
  Other Assets                                      0.7         0.7         0.7
                                                  -----       -----       -----
                                                  175.7       173.6       170.9
                                                  =====       =====       =====
Liabilities and Stockholders' Deficit
  Current Liabilities:
    Accounts Payable                               15.0        13.4        13.4
    Accrued Expenses                               15.5        13.2        13.2
    Accrued Interest                               16.8        19.0         0.0
    Reserve for Discontinued Operations             8.4         6.8         6.8
                                                  -----       -----       -----
                                                   55.7        52.4        33.4
  Long-Term Debt:
    Senior Revolving                               17.0        18.6        40.8
    Senior Term                                    77.2        77.2        55.0
    Subordinated                                  124.6       124.6         0.0
    Miscellaneous                                   0.5         0.2         0.2
    Deferred Income Tax                             0.0         0.0         0.0
                                                  -----       -----       -----
    Total Liabilities                             275.0       273.0       129.4

  Stockholders' Deficit:
    Common Stock                                    0.0         0.0         0.0
    Additional Paid In Capital                      9.0         9.0         9.0
    Accumulated Deficit                          (108.3)     (108.4)       32.5
                                                  -----       -----       -----
                                                  175.7       173.6       170.9
                                                  =====       =====       =====


                                       2
                                   Exhibit D

                             Ithaca Industries, Inc.
                                  Business Plan
                         Projected Plan Projected Income
                                  FY1997-FY1999


(Dollars in Millions)                    FY1997          FY1998          FY1999
                                         ------          ------          ------
Net Sales                                $292.0          $330.0          $374.8
Cost of Sales                             249.1           277.0           311.0
Gross Profit                               42.9            53.0            63.8
  GP%                                      14.7%           16.1%           17.0%
SSG&A                                      34.4            33.2            34.6
                                         ------          ------          ------
Operating Income                           $8.5          $ 19.8           $29.2

Debt Forgiveness                         (137.7)            0.0             0.0
  Interest Expense                         19.2            11.5            11.8
  Interest Income                          (0.2)           (0.2)           (0.2)
  Other Income                             (0.5)           (0.5)           (0.5)
                                         ------          ------          ------
Net Income Before Taxes                  $127.7           $ 9.0           $18.1
Income Tax Expense/(Credit)                (1.3)            6.9            10.5
                                         ------          ------          ------
Net Income/(Loss)                        $129.0           $ 2.1            $7.6
                                         ======          ======          ======
Operating Income                            8.5            19.8            29.2
  Depreciation & Amortization               9.0             8.5             7.8
  EBITDA                                 $ 17.5          $ 28.3           $37.0


                                       3
                                   Exhibit D


                             Ithaca Industries, Inc.
                                  Business Plan
                            Projected Balance Sheets
                                  FY1997-FY1999


                                                 Actual
                                                January     January 31,    January 31,   January 31,
(Dollars in Millions)                             1996         1997           1998          1999
                                                -------     -----------    ----------    ----------
Assets:
  Current Assets:
    Cash                                        $ 10.4          $ 2.0         $ 2.0         $ 2.0
    Accounts Receivable                           30.6           33.0          35.6          39.9
    Inventory                                     56.1           60.6          65.4          73.3
    Income Tax Refund Receivable                  13.2            6.9           0.0           0.0
    Other Current Assets                           1.6            1.6           1.6           1.6
                                               -------         ------        ------        ------
                                                 111.9          104.1         104.6         116.8

  Property, Plant & Equipment, Net                54.3           51.8          51.5          49.7
  Intangible Assets                                0.9            0.4           0.0           0.0
  Deferred Debt Expense                            3.7            0.0           0.0           0.0
  Goodwill                                         0.0            0.0           0.0           0.0
  Assets Held for Disposition                     17.1            1.8           1.3           0.6
  Deferred Income Taxes                            9.9            0.0           0.0           0.0
  Other Assets                                     0.7            0.7           0.7           0.7
                                               -------         ------        ------        ------
                                               $ 198.5         $158.8        $158.1        $167.8
                                               =======         ======        ======        ======
Liabilities and Stockholders' Deficit
  Current Liabilities:
    Accounts Payable                            $ 16.4         $ 13.1        $ 14.2        $ 15.9
    Accrued Expenses                              13.9           11.0          11.8          13.1
    Accrued Interest                               9.5            0.0           0.0           0.0
    Reserve for Discontinued Operations           12.2            1.9           0.9           0.5
                                               -------         ------        ------        ------
                                                  52.0           26.0          26.9          29.5
  Long-Term Debt:
    Senior Revolving                              37.0           39.3          40.0          42.5
    Senior Term                                   77.8           58.0          53.0          49.0
    Subordinated                                 124.6            0.0           0.0           0.0
    Miscellaneous                                  0.7            0.1           0.1           0.1
    Deferred Income Tax                            0.0            0.0           0.6           1.6
                                               -------         ------        ------        ------
    Total Liabilities                            292.1          123.4         120.6         122.7

  Stockholders' Deficit:
    Common Stock                                   0.0            0.0           0.0           0.0
    Additional Paid In Capital                     9.0            9.0           9.0           9.0
    Accumulated Earnings/(Deficit)              (102.6)          26.4          28.5          36.1
                                               -------         ------        ------        ------
                                               $ 198.5         $158.8        $158.1        $167.8
                                               =======         ======        ======        ======

                                       4
                                   Exhibit D

                             Ithaca Industries, Inc.
                                  Business Plan
                               Projected Cash Flow
                                  FY1997-FY1999


(Dollars in Millions)                             FY1997      FY1998     FY1999
                                                  -------    -------    -------
EBITDA                                             17.5        28.3       37.0

Changes in Working Capital - Sources/(Uses):
  Receivables                                      (2.4)       (2.6)      (4.3)
  Inventory                                        (4.5)       (4.8)      (7.9)
  Accounts Payable                                 (3.3)        1.1        1.7
  Accrued Expenses                                 (2.9)        0.8        1.3
                                                   -----       -----      -----
                                                  (13.1)       (5.5)      (9.2)
Cash Flow from Investing Activities
  Asset Sale Proceeds                               0.0         0.0        0.0
  Capital Expenditures                             (6.0)       (8.0)      (6.0)
                                                   -----       -----      -----
                                                   (6.0)       (8.0)      (6.0)
Discontinued Operations:
  Proceeds                                         15.3         0.5        0.7
  Shut-down costs                                  (4.9)       (1.0)      (0.4)

Professional Fees                                  (5.4)        0.0        0.0

Income Taxes:
  Refunds                                          18.4         6.9        0.0
  Payments                                         (1.0)       (6.0)      (9.5)
Other Income                                      141.9         0.7        0.7
                                                  -----       -----      -----
Net Cash Flow Before Debt Service                 162.7        15.9       13.3

Debt Service Payments:
  Bank Debt
    Principal                                     (19.8)       (5.0)      (4.0)
    Interest                                      (11.6)      (11.5)     (11.8)

Bondholders' Principal                           (124.6)        0.0        0.0
Bondholders' Interest                             (16.8)        0.0        0.0
Capital Leases (P&L)                               (0.6)       (0.1)       0.0
Revolver Borrowings/(Repay)                         2.3         0.7        2.5

Net Cash Flow                                      (8.4)        0.0        0.0
Beginning Cash                                     10.4         2.0        2.0
                                                  -----       -----      -----
Ending Cash                                         2.0         2.0        2.0
                                                  =====       =====      =====


                                       5
                                   Exhibit D

                     ASSUMPTIONS UNDERLYING THE PROJECTIONS

     1. The projections assume confirmation of the Plan with an Effective Date of November 29, 1996.

     2. Net sales in fiscal 1997 are projected to be significantly below fiscal 1996 because of the discontinuation of unprofitable products and programs as part of the Company's business plan. Sales of continuing business are projected to increase approximately 13% in fiscal 1998 over fiscal 1997 and approximately 14% in fiscal 1999 over fiscal 1998 reflecting the addition of new programs and the growth of current programs.

     3. The projections assume that operating margins improve significantly over the period reflecting improved manufacturing costs, increased product sourcing, and reduced overheads, primarily from staffing reductions. The improved gross margins assume the Company's ability to source or manufacture its products at a competitively favorable cost, including alignment of capacity to sales demand, further migration to offshore sewing ("807") production, and the development of an offshore sourcing organization. No fiscal 1997 operating statement impact is assumed from the disposition of assets and shutdown costs related to the products that were discontinued and provided for in the 1996 fiscal year financial statements. Anticipated cash recoveries from such assets are included in the projections in the fiscal year in which they are expected to be realized.

     4. Capital expenditures are projected based on required replacement of certain production equipment, additional information systems equipment, and the consolidation and upgrading of hosiery distribution.

     5. Interest expense is based on the Credit Agreement as amended by various waivers prior to the Effective Date of the Plan, and the proposed revised credit agreement as of and after the Effective Date of the Plan. The projections include accrued interest on the Notes through August 30, 1996. The projections provide that all accrued interest is discharged at the Effective Date via the conversion of the Notes and accrued interest thereon to equity.

     6. Income taxes reflect the impact in fiscal 1997 of the fiscal 1996 discontinued operations book reserves becoming deductible for tax in fiscal 1997 when the related assets are actually liquidated and the expenses incurred. As a result of the debt conversion in fiscal 1997, the Company is projected to lose future tax deductibility of depreciation for its plant, property, and equipment held at the time of the conversion.

     7. The projections do not include the "fresh start" accounting adjustments which will be required for public reporting following the confirmation of the Plan.

     8. Other non-financial assumptions that are embodied in the projections include:

          a) The absence of political or economic disruptions, quotas, labor disruptions, embargoes or currency fluctuations that might adversely affect the Company, particularly in Honduras and other foreign nations where the Company currently or in the future sources its products.

          b) The Company's ability to pass on to retailers and consumers cost increases in raw materials.

          c) Continued improvement of the Company's information systems.

          d) The ability of the Company to have access to adequate capital to meet its working capital needs and to fund necessary capital expenditures.


                                       6
                                   Exhibit D

                                                                       Exhibit E

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       of

                             Ithaca Industries, Inc.

     1. Name. The name of the corporation is Ithaca Industries, Inc. (the "Corporation").

     2. Address; Registered Office and Agent. The address of the Corporation's registered office is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801; and its registered agent at such address is The Corporation Trust Company.

     3. Purpose. The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (as amended from time to time, the "DGCL").

     4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is 30,000,000, divided as follows:
2,500,000 shares of Preferred Stock, of the par value of $.01 per share (the "Preferred Stock"), and 27,500,000 shares of Common Stock, of the par value of $.01 per share (the "Common Stock").

     5. Designation of Classes; Relative Rights, Etc. The designation, relative rights, preferences and limitations of the shares of each class are as follows:

            5.1 Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, preferences, rights and qualifications, limitations or restrictions thereof, and such distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions adopted by the Board of Directors of the Corporation (the "Board of Directors") providing for the issue of such shares of Preferred Stock from time to time pursuant to authority to do so which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting rights or powers, full or limited, or, subject to Section 5.3, may be without voting rights or powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and
(h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions adopted by the Board of Directors providing for the issue of such Preferred Stock pursuant to the authority vested in the Board by this Section 5.1, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Preferred Stock. The term "facts" as used in the preceding sentence shall have the meaning given to it in section 151(a) of the DGCL. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund

                                       1
                                   Exhibit E
or otherwise) or that if convertible or exchangeable have been converted into or exchanged for shares of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be reissued as a part of the series of which they were originally a part or as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to any conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

     5.2 Common Stock. All shares of Common Stock shall be identical and shall entitle the holders thereof to the following rights and privileges:

            5.2.1 Voting Rights. Subject to the provisions of any applicable law or of the By-laws of the Corporation (the "By-laws"), as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except for voting rights granted to holders of Preferred Stock as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes. Each holder of record of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation and the Common Stock shall vote as a single class on all matters on which the Common Stock is entitled to vote.

            5.2.2 Dividends. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, subject to the prior rights of the holders of Preferred Stock, if any, the holders of Common Stock shall be entitled to share in such dividend ratably according to the number of shares of Common Stock so held.

            5.2.3 Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the prior rights of creditors and of the holders of Preferred Stock, if any, the holders of Common Stock shall be entitled to share, ratably according to the number of shares of Common Stock held by them, as a single class, in the remaining assets of the Corporation available for distribution to its stockholders.

     5.3 Restriction on Issuances of Non-Voting Equity Securities. The Corporation shall not issue any nonvoting equity securities; provided, that this provision, which is included in this Certificate of Incorporation in compliance with section 1123(a)(6) of the United States Bankruptcy Code of 1978, as amended, shall have no force or effect beyond that required by such section 1123(a)(6) and shall be effective only for so long as such section 1123(a)(6) is in effect and applicable to the Corporation.

     5.4 Consideration. Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

     5.5 No Pre-Emptive Rights. The holders of shares of Common Stock are not entitled to any preemptive right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized or of bonds, debentures or other securities convertible into or exchangeable for stock.

     6. Compromise, Arrangement or Reorganization. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the

                                       2
                                   Exhibit E
stockholders or class of stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     7. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including breaches resulting from such director's grossly negligent behavior, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the DGCL or
(d) for any transaction from which the director derived any improper personal benefits. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     8. Indemnification.

            8.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving as a director, officer, manager, member, employee or agent or in any other capacity at the request of the Corporation, for any other corporation, company, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity") while serving as a director or officer of the Corporation, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the extent specified by the Board of Directors of the Corporation at any time and to the extent not prohibited by law, the Corporation may indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed Proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving as a director, officer, manager, member, employee or agent or in any other capacity at the request of the Corporation, for any Other Entity, against judgment, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

            8.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the DGCL, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

                                       3
                                   Exhibit E

            8.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Amended and Restated Certificate of Incorporation, the By-laws, any agreement (including any policy of insurance purchased or provided by the Corporation under which directors, officers, employees and other agents of the Corporation are covered), any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

            8.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

            8.5 The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, manager, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the By-laws or under section 145 of the DGCL or any other provision of law.

            8.6 The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

            8.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

            8.8 Any director or officer of the Corporation serving in any capacity in (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i) shall be deemed to be doing so at the request of the Corporation.

            8.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                                       4
                                   Exhibit E

     9. Directors. This Section is inserted for the management of the business and for the conduct of the affairs of the Corporation and it is expressly provided that it is intended to be in furtherance of and not in limitation or exclusion of the powers conferred by applicable law.

            9.1 Number, Election, and Terms of Office of Board of Directors. The business of the Corporation shall be managed by a Board of Directors consisting of not less than 3 or more than 10 members. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by resolution adopted by a majority of the entire Board of Directors then in office, whether or not present at a meeting. Directors may be elected by written ballot or by voice vote.

            9.2 Tenure. Except as set forth in the immediately succeeding sentence, the term of office of each director shall expire at the first annual meeting of stockholders of the Corporation next following the Corporation's fiscal year ending January 31, 1998. The director designated by the Butler Noteholders (as defined in the Corporation's plan of reorganization dated August 29, 1996, as the same may be amended (the "Plan"), under Chapter 11 of Title 11 of the United States Code) pursuant to the Plan shall have an initial term of office expiring at the annual meeting of stockholders of the Corporation next following the Corporation's fiscal year ending January 30, 1999. Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

            9.3 Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the remaining directors then in office although less than a quorum, or by a sole remaining director, and directors so chosen shall hold office until their respective successors are duly elected and qualified. When any director shall give notice of resignation effective at a future date, the Board of Directors may fill such vacancy to take effect when such resignation shall become effective.

     10. Action by Stockholders. Notwithstanding the provisions of section 228 of the DGCL (or any successor statute), any action required or permitted by the DGCL to be taken at any annual or special meeting of stockholders of the Corporation may be taken only at such an annual or special meeting of stockholders and cannot be taken by written consent without a meeting. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the By-laws.

     11. Special Meetings of Stockholders. Special meetings of stockholders for any purpose may be called at any time by the Board of Directors, the Chairman of the Board of Directors or by the President of the Corporation. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting or in the waiver of notice thereof.

     12. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time adopt, amend or repeal the By-laws; provided, however, that any By-laws adopted or amended by the Board of Directors may be amended or repealed, and any By-laws may be adopted, by a vote of the stockholders having at least a majority in voting power of the then issued and outstanding shares of capital stock of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation, which restates and amends the Corporation's Certificate of Incorporation, after having been duly adopted, recommended and approved by the Board of Directors and adopted by the affirmative vote of a majority of the outstanding shares of Common Stock in accordance with sections 242 and 245 of the DGCL, to be signed by its duly authorized officer this ___ day of __________, 1996.

                                         ______________________________________
                                         Name:
                                         Title:

                                       5
                                   Exhibit E

                                                                       Exhibit F

                          AMENDED AND RESTATED BY-LAWS

                                       of

                             Ithaca Industries, Inc.

                            (A Delaware Corporation)

                            ------------------------


                                    ARTICLE 1

                                   DEFINITIONS

       As used in these By-laws, unless the context otherwise requires, the term:

     1.1 "Assistant Secretary" means an Assistant Secretary of the Corporation.

     1.2 "Assistant Treasurer" means an Assistant Treasurer of the Corporation.

     1.3 "Audit Committee" means the Audit Committee of the Board.

     1.4 "Board" means the Board of Directors of the Corporation.

     1.5 "Business Day" means any day which is not a Saturday, a Sunday or a day on which banks are authorized to close in the City of New York.

     1.6 "Butler  Noteholders"  means the Butler  Noteholders (as defined in the
Plan).

     1.7 "By-laws" means the by-laws of the Corporation, as amended from time to time.

     1.8  "Certificate  of   Incorporation"   means  the  amended  and  restated
certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

     1.9 "Chairman" means the Chairman of the Board of Directors of the Corporation.

     1.10 "Chief Financial Officer" means the Chief Financial Officer of the Corporation.

     1.11 "Corporation" means Ithaca Industries, Inc.

     1.12 "Directors" means directors of the Corporation.

     1.13 "Entire Board" means all directors of the Corporation in office, whether or not present at a meeting of the Board, but disregarding vacancies.

     1.14 "Executive Committee" means the Executive Committee of the Board.

     1.15 "General Corporation Law" means the General Corporation Law of the State of Delaware, as amended from time to time.

     1.16 "Office of the Corporation" means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

     1.17 "Plan" means the Corporation's plan of reorganization dated August 29, 1996, under Chapter 11 of Title 11 of the United States Code.

     1.18 "President" means the President of the Corporation.

     1.19 "Secretary" means the Secretary of the Corporation.

     1.20 "Stockholders" means stockholders of the Corporation.

     1.21 "Treasurer" means the Treasurer of the Corporation.

     1.22 "Vice President" means a Vice President of the Corporation.

                                       1
                                   Exhibit F

                                    ARTICLE 2

                                  STOCKHOLDERS

       2.1 Place of Meetings. Every meeting of stockholders shall be held at the office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

       2.2 Annual Meeting. A meeting of stockholders shall be held annually for the election of Directors and the transaction of other business at such hour and on such business day in each year as may be determined by resolution adopted by affirmative vote of a majority vote of the Entire Board and designated in the notice of meeting.

       2.3 Deferred Meeting for Election of Directors, Etc. If the annual meeting of stockholders for the election of Directors and the transaction of other business is not held on the date designated therefor or at any adjournment of a meeting convened on such date, the Board by resolution adopted by affirmative vote of a majority vote of the Entire Board, shall call a meeting of stockholders for the election of Directors and the transaction of other business as soon thereafter as convenient.

       2.4 Special Meetings. A special meeting of stockholders, unless otherwise prescribed by statute, may be called at any time by the Board, the Chairman of the Board or by the President. At any special meeting of stockholders, no business may be transacted other than (i) such business stated in the notice thereof given pursuant to Section 2.6 hereof or in any waiver of notice thereof given pursuant to Section 2.7 hereof (in a form prepared by the Secretary) or
(ii) such business as is related to the purpose or purposes of such meeting and which is properly brought before the meeting by or at the direction of the Board.

       2.5 Fixing Record Date. For the purpose of (a) determining the Stockholders entitled (i) to notice of or to vote at any meeting of Stockholders or any adjournment thereof or (ii) to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock; or (b) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date shall not be (x) in the case of clause (a)(i) above, more than sixty nor less than ten days before the date of such meeting and (y) in the case of clause (a)(ii) or (b) above, more than sixty days prior to such action. If no such record date is fixed:

              2.5.1 the record date for determining Stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

              2.5.2 the record date for determining stockholders for any purpose other than those specified in Section 2.5.1 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

       When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

       2.6 Notice of Meetings of Stockholders.  Except as otherwise  provided in
Section 2.7 hereof, whenever under the provisions of any statute, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by any statute, the Certificate of Incorporation or these By-laws, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each Stockholder entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.6 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to


                                       2
                                   Exhibit F
another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

       2.7 Waivers of Notice. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the Stockholder or Stockholders entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

       2.8 List of Stockholders. The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, the Stockholder's agent or attorney, at the Stockholder's expense, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The Corporation shall maintain the list of Stockholders in written form or in another form capable of conversion into written form within a reasonable time. The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list of Stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

       2.9 Quorum of Stockholders; Adjournment. Except as otherwise provided by any statute, the Certificate of Incorporation or these By-laws, the holders of a majority of all outstanding shares of stock entitled to vote at any meeting of Stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. When a quorum is once present to organize a meeting of Stockholders, it is not broken by the subsequent withdrawal of any Stockholders. The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

       2.10 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, every Stockholder of record shall be entitled at every meeting of Stockholders to one vote for each share of capital stock standing in his or her name on the record of Stockholders determined in accordance with Section 2.5 hereof. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, each reference in the By-laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in assuming that the persons in whose names shares of capital stock stand on the stock ledger of the Corporation are entitled to vote such shares. Holders of redeemable shares of stock are not entitled to vote after the notice of redemption is mailed to such holders and a sum sufficient to redeem the stocks has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares of stock. At any meeting of Stockholders (at which a quorum was present to organize the meeting), all matters which may be properly considered at such meeting, except as otherwise provided by statute or by the Certificate of Incorporation or by these By-laws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is

                                       3
                                   Exhibit F
present when the vote is taken. Directors may be elected either by written ballot or by voice vote. In voting on any other question on which a vote by ballot is required by law or is demanded by any Stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the Stockholder voting or the Stockholder's proxy and shall state the number of shares voted. On all other questions, the voting may be by voice vote. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary.

       2.11 Voting Procedures and Inspectors of Election at Meetings of Stockholders. The Corporation, in advance of any meeting of Stockholders, shall appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise.

       2.12 Conduct of Meetings. (a) At each meeting of Stockholders, the President, or in the absence of the President, the Chairman, or if there is no Chairman or if there be one and the Chairman is absent, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on time served in such office, present), shall act as chairman of the meeting. The Secretary, or in his or her absence one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

       (b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board may be made (i) by or at the direction of the Board,
(ii) by any nominating committee or person appointed by the Board or (iii) by any Stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the provisions of the following paragraph (persons nominated in accordance with (iii) above are referred to herein as "Stockholder nominees").

       In addition to any other applicable requirements, all nominations of Stockholder nominees must be made by written notice given by or on behalf of a Stockholder of record of the Corporation (the "Notice of Nomination"). The Notice of Nomination must be delivered personally to, or mailed to, and received at the principal executive offices of the Corporation, addressed to the attention of the Secretary. To be timely, Notice of Nomination must have been received by the Secretary of the Corporation (a) in the case of an annual meeting, not less than 60 nor more than 90 days in advance of the first anniversary of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, the Notice of Nomination to be timely must have been received by the Secretary of the Corporation no later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made; and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the fifth day following such public announcement. For purposes of this section, in the

                                       4
                                   Exhibit F
case of the first annual meeting following the initial public offering of the Corporation's Common Stock, the date of the previous annual meeting will be deemed to be 5/15/96. Each such notice shall set forth: (i) the name and address, as they appear on the Corporation's books, of the stockholder who intends to make the nomination and the name(s) and address(es) of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of shares of the Corporation and the number and class so held and will be entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a definitive proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the consent of each nominee to serve as a director of the Corporation, if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these By-laws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.12(b). Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances. Except as otherwise required by law, the chairman of any meeting of stockholders shall have the power and duty (i) to determine whether a nomination was made in accordance with the requirements set forth in this By-law and (ii) if any proposed nomination was not made in compliance with this By-law, to declare that such defective nomination shall be disregarded.

       (c) At any annual meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of Stockholders, (i) business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a Stockholder in accordance with the terms of the following paragraph (business brought before the meeting in accordance with (iii) above is referred to as "Stockholder business").

       In addition to any other applicable requirements, all proposals of Stockholder business must be made by written notice given by or on behalf of a Stockholder of record of the Corporation (the "Notice of Business"). To be timely, a stockholder's notice must have been received by the Secretary of the Corporation not less than 60 nor more than 90 days in advance of the first anniversary of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must have been received no later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. For purposes of this section, in the case of the first annual meeting following the initial public offering of the Corporation's Common Stock, the date of the previous year's annual meeting shall be deemed to be 5/15/96. Such Notice of Business shall set forth (i) the name and record address of the Stockholder proposing such Stockholder business; (ii) a representation that the Stockholder is a holder of record of shares of the Corporation and the number and class so held and will be entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (iii) the class and number of shares of the Corporation that are beneficially owned by the Stockholder; (iv) a brief description of the Stockholder business desired to be brought before the annual meeting and the reasons for conducting such Stockholder business at the annual meeting, and; (v) any material interest of the Stockholder in such Stockholder business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting of Stockholders except in accordance with the procedures set forth in this Section 2.12(c), provided, however, that nothing in this Section 2.12(c) shall be deemed to preclude discussion by any Stockholder of any business properly brought before the annual meeting in accordance with said procedure. In addition, the shareholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. Only such business shall be conducted at any annual meeting of stockholders as shall have been brought before such meeting in accordance with

                                       5
                                   Exhibit F
the requirements set forth in this By-law. Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of any stockholder to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as otherwise required by law, the chairman of any annual meeting of stockholders shall have power and duty (i) to determine whether any business proposed to be brought before the meeting was brought in accordance with the requirements set forth in this By-law and (ii) if any proposed business was not brought in compliance with this By-law to declare that such defective proposal shall be disregarded. For purposes of this By-law and the next preceding By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press or any comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

       2.13 Order of Business. The order of business at all meetings of Stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

       2.14 Action by Stockholders. Notwithstanding the provisions of section 228 of the General Corporation Law (or any successor statute), any action required or permitted by the General Corporation Law to be taken at any annual or special meeting of Stockholders of the Corporation may be taken only at such an annual or special meeting of Stockholders and cannot be taken by written consent without a meeting.

                                    ARTICLE 3

                                    DIRECTORS

       3.1 General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these By-laws, the Board may exercise all powers and perform all acts that are not required, by these By-laws or the Certificate of Incorporation or by statute, to be exercised and performed by the Stockholders.

       3.2 Number; Qualification; Term of Office. The Board shall consist of not less than 3 or more than 10 members. Until another number is fixed by Board in accordance with the next following sentence, the Board shall consist of 7 members. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by resolution adopted by a majority of the entire Board then in office, whether or not present at a meeting. Except as set forth in the immediately succeeding sentence, the term of office of each director shall expire at the first annual meeting of stockholders of the Corporation next following the Corporation's fiscal year ending January 31, 1998. The director designated by the Butler Noteholders pursuant to the Plan shall have an initial term of office expiring at the annual meeting of stockholders of the Corporation next following the Corporation's fiscal year ending January 30, 1999. Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

       3.3 Election. Directors shall, except as otherwise required by statute or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy at the meeting and entitled to vote in the election.

       3.4 Newly Created Directorships and Vacancies. Unless otherwise provided in the Certificate of Incorporation, newly created Directorships resulting from any increase in the authorized number of Directors and vacancies occurring in the Board for any other reason, may be filled by the affirmative votes of a majority of the entire Board, although less than a quorum, or by a sole remaining Director, and Directors so chosen shall hold office for a term expiring at the next following annual meeting of Stockholders, or, in each case

                                       6
                                   Exhibit F
until their respective successors are duly elected and qualified, or until the respective Directors' earlier death, resignation or removal.

       3.5 Resignation. Any Director may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

       3.6 Removal. Any one or more or all of the Directors may be removed, at any time, but only for cause by the Stockholders having at least a majority in voting power of the then issued and outstanding shares of capital stock of the Corporation.

       3.7 Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this
Section 3.7 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

       3.8 Times and Places of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to a resolution of the Board) in the notice of the meeting.

       3.9 Annual Meetings. On the day when and at the place where the annual meeting of stockholders for the election of Directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.11 hereof for special meetings of the Board or in a waiver of notice thereof.

     3.10 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places as shall from time to time be determined by the Board.

       3.11 Special Meetings. Special meetings of the Board may be called by the Chairman, the President or the Secretary or by any two or more Directors then serving on at least one day's notice to each Director given by one of the means specified in Section 3.14 hereof other than by mail, or on at least three days' notice if given by mail. Special meetings shall be called by the Chairman, President or Secretary in like manner and on like notice on the written request of any two or more of the Directors then serving.

       3.12 Telephone Meetings. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.12 shall constitute presence in person at such meeting.

       3.13 Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least one day's notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.14 hereof other than by mail, or at least three days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

       3.14 Notice Procedure. Subject to Sections 3.11 and 3.15 hereof, whenever, under the provisions of any statute, the Certificate of Incorporation or these By-laws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director's address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram, telex, telecopy or similar means addressed as aforesaid.

                                       7
                                   Exhibit F

       3.15 Waiver of Notice. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice unless so required by statute, the Certificate of Incorporation or these By-laws.

       3.16 Organization. At each meeting of the Board, the Chairman, or in the absence of the Chairman the President, or in the absence of the President a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

       3.17 Quorum of Directors. The presence in person of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, but a majority of a smaller number may adjourn any such meeting to a later date.

       3.18 Action by Majority Vote. Except as otherwise expressly required by statute, the Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

       3.19 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                    ARTICLE 4

                             COMMITTEES OF THE BOARD

       4.1 Committees. The Board may, by resolution passed by a vote of the Entire Board, designate one or more committees of the Board, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board passed as aforesaid, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it, but no such committee shall have the power or authority of the Board in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation under section 251 or section 252 of the General Corporation Law, recommending to the stockholders (a) the sale, lease or exchange of all or substantially all of the Corporation's property and assets, or (b) a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution designating it expressly so provides, no such committee shall have the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Unless otherwise specified in the resolution of the Board designating a committee, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each

                                       8
                                   Exhibit F
committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these By-laws.

     4.2 Committee Minutes. The committees shall keep regular minutes of their proceedings and report the same to the Board.

                                    ARTICLE 5

                                    OFFICERS

       5.1 Positions. The officers of the Corporation shall be a President, a Secretary, a Treasurer or a Chief Financial Officer and such other officers as the Board may appoint, including a Chairman, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may designate one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-laws otherwise provide.

     5.2 Appointment. The officers of the Corporation shall be chosen by the Board at its annual meeting or at such other time or times as the Board shall determine.

       5.3 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a Director.

       5.4 Term of Office. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer's successor is chosen and qualifies or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by vote of a majority of the entire Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. The removal of an officer without cause shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

     5.5 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

       5.6 Chairman. The Chairman, if one shall have been appointed, shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.

       5.7 President. The President shall be the Chief Executive Officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of Directors. The President shall preside at all meetings of the Stockholders and at all meetings of the Board at which the Chairman (if there be one) is not present. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by the Board.

       5.8 Vice Presidents. At the request of the President, or, in the President's absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board or, in the absence of any such

                                       9
                                   Exhibit F
designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by statute otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Board or by the President.

       5.9 Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the stockholders and shall perform such other duties as may be prescribed by the Board or by the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by statute are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board or by the President.

       5.10 Treasurer or Chief Financial Officer. The Treasurer or Chief Financial Officer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer or Chief Financial Officer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the President or the Board, whenever the President or the Board shall require the Treasurer or Chief Financial Officer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer or Chief Financial Officer of a corporation and such other duties as may from time to time be assigned to the Treasurer or Chief Financial Officer by the Board or the President.

       5.11 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer or Chief Financial Officer, respectively, or by the Board or by the President.

                                    ARTICLE 6

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

       6.1 Execution of Contracts. The Board, except as otherwise provided in these By-laws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

                                       10
                                   Exhibit F

       6.2 Loans. The Board may prospectively or retroactively authorize the President or any other officer, employee or agent of the Corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances, or otherwise limited.

       6.3 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

       6.4 Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board.

                                    ARTICLE 7

                               STOCK AND DIVIDENDS

       7.1 Certificates Representing Shares. The shares of capital stock of the Corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the General Corporation Law) as shall be approved by the Board. Such certificates shall be signed by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or Chief Financial Officer or an Assistant Treasurer, and may be impressed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

       7.2 Transfer of Shares. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by the holder's duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

       7.3 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

       7.4 Lost, Destroyed, Stolen and Mutilated Certificates. The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his or her legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to

                                       11
                                   Exhibit F
advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

       7.5 Rules and Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

       7.6 Restriction on Transfer of Stock. A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing such capital stock, a restriction, even though permitted by Section 202 of the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of stockholders or among such stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

     7.7 Dividends, Surplus, Etc. Subject to the provisions of the Certificate of Incorporation and of law, the Board:

              7.7.1 may declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as it, in its discretion, shall deem advisable giving due consideration to the condition of the affairs of the Corporation;

              7.7.2 may use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness; and

              7.7.3 may set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.

                                    ARTICLE 8

                                 INDEMNIFICATION

       8.1 Indemnity Undertaking. To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or is or was serving as a director, officer, employee or agent or in any other capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity") while serving as a Director or officer of the Corporation, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the extent specified by the Board

                                       12
                                   Exhibit F
at any time and to the extent not prohibited by law, the Corporation may indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed Proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving as a director, officer, employee or agent or in any other capacity at the request of the Corporation for any Other Entity, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

       8.2 Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

       8.3 Rights Not Exclusive. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these By-laws, any agreement (including any policy of insurance purchased or provided by the Corporation under which directors, officers, employees and other agents of the Corporation are covered), any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

       8.4 Continuation of Benefits. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 8 shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

       8.5 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 8, the Certificate of Incorporation or under section 145 of the General Corporation Law or any other provision of law.

       8.6 Binding Effect. The provisions of this Article 8 shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Article 8 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer or other person intend to be, and shall be legally bound. No repeal or modification of this Article 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

       8.7 Procedural Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. Neither the failure of the Corporation (including its Board, its independent legal counsel and its Stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal

                                       13
                                   Exhibit F
counsel and its Stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

       8.8 Service Deemed at Corporation's Request. Any Director or officer of the Corporation serving in any capacity in (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

       8.9 Election of Applicable Law. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                                    ARTICLE 9

                                BOOKS AND RECORDS

       9.1 Books and Records. There shall be kept at the principal office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the stockholders, the Board and any committee of the Board. The Corporation shall keep at its principal office, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

       9.2 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

       9.3 Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the stockholders for inspection.

                                   ARTICLE 10

                                      SEAL

       The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   ARTICLE 11

                                   FISCAL YEAR

       The fiscal year of the Corporation shall end on the Saturday nearest January 31 of each year, and may be changed by resolution of the Board.

                                       14
                                   Exhibit F

                                   ARTICLE 12

                              PROXIES AND CONSENTS

       Unless otherwise directed by the Board, the Chairman, the President, any Vice President, the Secretary or the Treasurer or Chief Financial Officer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any Other Entity owned by the Corporation. Any such officer may appoint such person or persons as the officer shall deem proper to (a) represent and vote the shares or other ownership interests so owned by the Corporation at any and all meetings of holders of shares or other ownership interests of such Other Entity, whether general or special, and (b) execute and deliver consents respecting such shares or other ownership interests. Any such officer may also attend any meeting of the holders of shares or other ownership interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.

                                   ARTICLE 13

                                EMERGENCY BY-LAWS

       Unless the Certificate of Incorporation provides otherwise, the following provisions of this Article 13 shall be effective during an emergency, which is defined as when a quorum of the Corporation's Directors cannot be readily assembled because of some catastrophic event. During such emergency:

       13.1 Notice to Board Members. Any one member of the Board or any one of the following officers: Chairman, President, any Vice President, Secretary, or Treasurer or Chief Financial Officer, may call a meeting of the Board. Notice of such meeting need be given only to those Directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

       13.2 Temporary Directors and Quorum. One or more officers of the Corporation present at the emergency Board meeting, as is necessary to achieve a quorum, shall be considered to be Directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum of the Directors are present (including any officers who are to serve as Directors for the meeting), those Directors present (including the officers serving as Directors) shall constitute a quorum.

     13.3 Actions Permitted To Be Taken. The Board as constituted in Section 13.2, and after notice as set forth in Section 13.1 may:

          13.3.1 prescribe emergency powers to any officer of the Corporation;

          13.3.2 delegate to any officer or Director, any of the powers of the Board;

          13.3.3 designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

          13.3.4  relocate  the  principal  place  of  business,   or  designate
     successive or simultaneous principal places of business; and

          13.3.5 take any other convenient, helpful or necessary action to carry on the business of the Corporation.

                                   ARTICLE 14

                                   AMENDMENTS

       The Board may from time to time adopt, amend or repeal the By-laws; provided, however, that any By-laws adopted or amended by the Board may be amended or repealed, and any By-laws may be adopted, by a vote of the Stockholders having at least a majority in voting power of the then issued and outstanding shares of capital stock of the Corporation.

                                       15
                                   Exhibit F

                                                                       Exhibit G

                     INTERCOMPANY COMPROMISE AND SETTLEMENT

     INTERCOMPANY COMPROMISE AND SETTLEMENT, dated August __, 1996 (the "Agreement"), among Ithaca Holdings, Inc., a Delaware corporation ("Holdings"), Ithaca Industries, Inc., a Delaware corporation ("Industries"), and Bestform Foundations, Inc., a Delaware corporation ("Bestform").

                              W I T N E S S E T H :

     WHEREAS, Bestform and Industries are each wholly-owned subsidiaries of Holdings (in the case of Bestform, indirectly through BFI Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("BFI Holdings"), and, in the case of Industries, directly).

     WHEREAS, upon consummation of the proposed Prepackaged Plan of Reorganization of Industries under Chapter 11 of the Bankruptcy Code (the "Plan"), Holdings will cease to hold any stock of Industries and Industries will, therefore, no longer be a subsidiary of Holdings.

     WHEREAS, the parties believe it would be desirable to set forth herein their agreement respecting the resolution of a number of intercompany matters upon the consummation of the Plan and the manner in which they will cooperate with each other following such consummation respecting a number of matters, including tax matters, insurance matters and the termination of the Licensing Agreement, dated as of November 1, 1991 (as amended, the "License Agreement"), by and between Bestform and Industries.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Resignations; Name Change.

          (a) Holdings shall cause (i) Jim D. Waller to resign from the Board of Directors of Holdings, BFI Holdings, Bestform and any other corporation that is a direct or indirect subsidiary of BFI Holdings and to resign as Chairman of the Board, President and Chief Executive Officer of Holdings and BFI Holdings, and (ii) William H. McElwee, III to resign as an Assistant Secretary of Holdings, in each case effective upon the Effective Date of the Plan (as defined therein).

          (b) Industries and Holdings hereby acknowledge that Eric N. Hoyle has previously been terminated as Chief Financial Officer, Vice President, Secretary and Treasurer of Holdings and Vice President, Secretary and Treasurer of BFI Holdings and that Peter Johnson has replaced Eric Hoyle in each such position.

          (c) Holdings shall cause Stephen M. McLean and Richard Redden to resign from the Board of Directors of Industries effective upon the Effective Date.

          (d) Within 60 days of the Effective Date, the Board of Directors of Holdings shall present to the stockholders of Holdings an amendment of the certificate of incorporation of Holdings, the effect of which will be to change the corporate name of Holdings to a name that does not include the word "Ithaca." Holdings shall use its best efforts to obtain approval of such change of name and shall promptly effect the same following and contingent upon such approval.

     2. Corporate Documents and Cooperation. Industries hereby agrees to turn over to Holdings, any and all of Holdings' corporate documents in Industries' possession; provided, however, that Industries may retain copies of such documents that are necessary for the operation of its business. The parties further agree to cooperate with each other in order to effectuate the intent and purposes of this Agreement.

     3. License Agreement.

          (a) Bestform and Industries hereby agree that the License Agreement shall automatically terminate on the date hereof and that neither party shall have a claim against the other as a result thereof. Bestform and Industries hereby agree to act in accordance with the License Agreement in respect of such termination and the termination of all joint production programs, except as set forth in Section 3(b).


                                       1
                                   Exhibit G

          (b) Within thirty days of the date hereof, Industries shall complete and deliver to Bestform an accurate schedule of Industries' inventory of finished goods related to the joint production programs described in section 3(a) and current raw materials designated for use in the production thereof (collectively "Program Inventory") as of the date hereof. Industries shall deliver on a date to be mutually agreed upon (which date shall not be later than sixty days after the date hereof) f.o.b. Industries' plant, the Program Inventory to Bestform and Bestform shall pay for the same at an amount therefor equal to Industries' cost therefor using Industries normal method of valuing its inventory for financial statement purposes. The schedule of Program Inventory shall set forth such cost. Notwithstanding the foregoing, (i) Bestform shall not purchase work-in-process but Industries may complete work-in-process on hand as of the date hereof and Bestform will purchase the first quality finished goods so produced and (ii) Bestform shall not be obligated to purchase raw materials on hand as of the date hereof in excess of reasonable quantities. Bestform shall pay for all Program Inventory purchased hereunder within 30 days of delivery.

     4. Insurance Matters.

          (a) Holdings and each of its direct and indirect subsidiaries, including Bestform and Industries, currently participate in a joint insurance program which is administered by Marsh & McLennan (the "Current Program"). Each of Holdings and Industries will place into effect separate new insurance programs which will become effective as soon as practicable but in no event later than upon the Effective Date and the Current Program will terminate as to all periods from and after the Effective Date upon the Effective Date.

          (b) Notwithstanding Section 4(a), the parties acknowledge that the Current Program will continue to remain in place as to insured losses occurring prior to the Effective Date, both as to claims that were made prior to the Effective Date and claims that may be filed after the Effective Date. The parties will use their best efforts to address all such claims in the following manner: Holdings or its designee will be responsible for all matters relating to and claims arising under the Current Program that relate to Holdings, BFI Holdings, Bestform or the other subsidiaries of BFI Holdings ("Bestform Matters"). Industries or its designee will be responsible for all matters relating to and claims arising under the Current Program that relate to Industries or its subsidiaries ("Industries Matters"). Without limiting the generality of the foregoing, claim payments relating to Bestform Matters will be paid by Holdings, BFI Holdings, Bestform or the other subsidiaries of BFI Holdings and claim payments relating to Industries Matters will be paid by Industries or its subsidiaries. In the event that Holdings, BFI Holdings, Bestform or any of the other subsidiaries of BFI Holdings receives any monies on account of an Industries Matter, Bestform shall promptly pay, or shall cause BFI Holdings or any the subsidiaries of BFI Holdings to promptly pay such amount to Industries, and in the event that Industries or its subsidiaries receives any monies on account of a Bestform Matter such party shall promptly pay such amount to Bestform. The parties shall use their best efforts to cause the insurer to cooperate with them and to act in a manner consistent with the foregoing; provided, however, that Industries shall indemnify Holdings, BFI Holdings, Bestform and the other subsidiaries of BFI Holdings for any liability incurred by them under or in connection with the Current Program that relates to Industries Matters and Holdings and Bestform shall indemnify Industries and its subsidiaries for any liability incurred by them under or in connection with the Current Program that relates to Bestform Matters.

          (c) Each party agrees that it will substitute or renew on a timely basis all letters of credit currently supporting the Current Program. Industries and Holdings will seek from time to time to reduce the aggregate amount of such letters of credit and on each occasion when there is any change (whether increase or decrease) in the amount of letters of credit that the insurers require to support the Current Program, Holdings and Industries will use their best efforts to cause the insurers to allocate the proportion of the aggregate letters of credit between, on the one hand, Holdings, BFI Holdings, Bestform and the other subsidiaries of BFI Holdings and, on the other hand, Industries and its subsidiaries. Holdings and Industries further agree that each shall be responsible for causing their respective pro rata amount of the letters of credit to be timely posted.

                                       2
                                   Exhibit G

     5. Intercompany Tax Payments. Under the Tax Sharing Agreement (the "Industries Agreement"), dated as of November 17, 1992, by and between Holdings and Industries, Holdings is obligated to pay to Industries the amount by which the federal, state and local income taxes otherwise payable by the consolidated group of which Holdings is the common parent (the "Group") is reduced as the result of the Group's utilization of a loss of Industries (such payment, the "Loss Payment"). Under the Industries Agreement, a Loss Payment is made no later than the fifth day prior to the due date, without extension, of the Group's consolidated federal income tax return or any relevant combined state or local income tax return (each, a "Loss Payment Date").

          (a) Each of Holdings and Industries hereby agrees and acknowledges that the Industries Agreement (i) shall terminate with respect to taxable years of Industries beginning after the date (the "Deconsolidation Date") on which Industries ceases to be a member of the Group and (ii) shall continue in full force and effect with respect to Taxable Periods (as defined in the Industries Agreement) beginning before the Deconsolidation Date (including, without limitation, respecting adjustments upon audit or amended returns). The parties hereto expect that the loss of Industries for the taxable year of Industries ending on the Deconsolidation Date (such year, the "Final Taxable Year") will be fully utilized by the Group in the taxable year of the Group that includes the Deconsolidation Date. Notwithstanding anything in this Agreement or the Industries Agreement to the contrary, (x) Industries shall be entitled to any and all refunds or reductions of taxes attributable to Industries' losses or other attributes of Industries (whether by way of actual payment, offset or other reduction in tax liability) arising in taxable years of Industries (or any affiliated group of which Industries is a member) ending after the Deconsolidation Date, (y) in the event that any such refund is payable to Holdings or the Group, Holdings shall pay to Industries an amount equal to such refund (including any interest thereon) within five (5) business days after such refund is received by Holdings or the Group and (z) Holdings and the Group shall cooperate with, and use their best efforts to assist, Industries in connection with its efforts to file for and receive any such refund.

          (b) Holdings hereby agrees that on the date on which quarterly payments of estimated federal taxes are due for the third quarter of the current taxable year of the Group, it will make a payment to Industries equal to the amount that would constitute the Loss Payment if such Loss Payment were calculated on the basis of the net operating loss of Industries for the entire Final Taxable Year and the taxable income of the Group for the period with respect to which such estimated tax payments are or would be payable.

          (c) Holdings hereby agrees that on the date on which quarterly payments of estimated federal taxes are due for the fourth quarter of the current taxable year of the Group, it will make a payment to Industries computed in accordance with the principle of Section 4(b) as applied to such fourth quarter, to the extent the amount so computed exceeds the amount paid with respect to the third quarter. If the amount paid with respect to the third quarter exceeds the amount calculated for the fourth quarter under this Section 4(c) (determined as if no payment had been made under Section 4(b)), then Industries shall repay the amount of such excess on the due date of the fourth quarter estimated taxes.

          (d) The provisions of Paragraph 2(c) of the Industries Agreement shall thereafter apply to the extent that the Loss Payment as calculated thereunder exceeds the amounts calculated with respect to the third and fourth quarters of the Group pursuant to Sections 4(b) and 4(c) hereof. If the quarterly payments so calculated are greater than the amount of the Loss Payment as finally determined in accordance with Paragraph 2(c) of the Industries Agreement, then Industries shall repay the amount of such excess on the date of filing of the relevant tax return of the Group for the current taxable year of the Group.

          (e) Notwithstanding any other provision hereof, any amount paid by Holdings pursuant to Sections 4(b) and 4(c) hereof shall be reduced such that the amount so paid is equal to the discounted present value of the amount calculated under such subparagraphs, discounted at the prime rate as set forth in The Wall Street Journal on the date of payment minus 0.5%, from the Loss Payment Date with respect to the relevant tax return of the Group for the current taxable year to the date on which such payment is made. Such discounting shall not be taken into account for purposes of any other calculation under this Section 4.

     6. Other Intercompany Payments. As of June 28, 1996, the intercompany account between Holdings and Industries was $ due from Holdings to Industries. The intercompany account between Industries and Holdings is being cleared in the ordinary course of business. From the date hereof


                                       3
                                   Exhibit G
     through the date the Plan is filed, the parties hereto will maintain such intercompany accounts in a manner consistent with past practice. Upon Industries' chapter 11 filing, the parties shall continue to maintain the intercompany account until the Effective Date, subject to the approval of the Bankruptcy Court that is presiding over Industries' chapter 11 case. Subject to the above, the parties will continue to pay, satisfy and settle intercompany items in the ordinary course to the extent such items have heretofore been settled in the ordinary course (e.g. insurance payments and/or premiums, tax refund payments) and upon the Effective Date, any balance due under the intercompany account shall be satisfied in full in cash.

     7. Sanwa Lease. Industries entered into a Lease Agreement, dated August 30, 1995, with Sanwa Business Credit Corporation ("Sanwa") pursuant to which Industries has leased certain equipment. Industries acknowledges that Bestform has co-signed such lease and certain equipment schedules issued thereunder and that such leasing arrangements were entirely for the benefit of Industries and not Bestform. Industries agrees to use its best efforts to refinance such lease arrangements without recourse to Bestform or to renegotiate such lease, such that Bestform shall solely be a guarantor of Industries' obligations thereunder and Sanwa shall grant Bestform subrogation rights to the extent of any payments made by Bestform to Sanwa. Industries agrees to make such requests to Sanwa in writing at least once a year. Industries further agrees to indemnify Bestform for all losses, costs and expenses that may hereafter arise, including reasonable attorney's fees, by reason of Bestform having any liability under such lease or equipment schedule. In the event of any default in such obligations, Bestform shall be subrogated to all of the rights of Sanwa or its assignee under such lease and equipment schedule.

     8. AT&T Long Distance. Industries agrees to permit Holdings and Bestform to withdraw from or terminate the AT&T long distance service that is currently being provided to them. Industries has advised Holdings and Bestform that it has been advised by AT&T that it can withdraw from or terminate such service without any penalty, premium or other condition.

     9. Notice. All notices, requests, demands and other communications hereunder shall be made in writing and shall be deemed to have been given if (a) delivered by hand, upon such delivery, (b) sent by facsimile, upon the receipt of a confirmation thereof, (c) sent by a reputable overnight courier service, on the day after deposit therewith, or (c) mailed first class, registered mail, return receipt requested, postage and registry fees prepaid, on the third day after deposit with the United States Postal Service, to the other party at the address set forth below.

          (a)  To Holdings:

               Ithaca Holdings, Inc.
               c/o Bestform Foundations, Inc.
               38-01 47th Avenue
               Long Island City, NY 11101
               Facsimile: 718-786-5935
               Attention: Chief Financial Officer

          (b)  To Industries:

               Ithaca Industries, Inc.
               Highway 268 West
               P.O. Box 620
               Wilkesboro, NC 28697
               Facsimile: 910-667-2979
               Attention: Chief Financial Officer

          (c)  To Bestform:

               Bestform Foundations, Inc.
               38-01 47th Avenue
               Long Island City, NY 11101
               Facsimile: 718-786-5935
               Attention: Chief Financial Officer

                                       4
                                   Exhibit G

          Any address may be changed by notice given to the other parties as aforesaid, by the party whose address for notice is to be changed; provided, however, that any such notice of change of address shall be effective only upon receipt.

          10. Interpretation. This Agreement shall be interpreted and construed in accordance with the laws of the State of New York. The captions of sections of this Agreement have been inserted as a matter of convenience only and shall not control or affect the meaning or construction of any of the terms or provisions hereof.

          11. Entire Agreement. The parties hereto agree that all understandings and agreements heretofore made between them with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses their agreement with respect to the subject matter hereof. There are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, among the parties hereto with respect to the subject matter hereof, other than as set forth in this Agreement. All prior agreements among the parties with respect to the subject matter hereof are superseded by this Agreement, which integrates all promises, agreements, conditions, and understandings among the parties with respect thereto.

          12. Modification or Amendment. No modification or amendment of this Agreement shall be binding unless agreed to in writing and executed by each of the parties.

          13. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement. The signature of any party to a counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

          14. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, assigns and legal representatives. This Agreement is intended for the sole benefit of the parties hereto and is not being entered into for the benefit of any person not a party hereto.

     IN WITNESS WHEREOF, Holdings, Industries and Bestform have caused this Agreement to be duly executed and delivered as of the date first above written.

                                         ITHACA HOLDINGS, INC.

                                         By: ______________________

                                             Name: Peter L. Johnson
                                             Title: Chief Financial Officer

                                         ITHACA INDUSTRIES, INC.

                                         By: ______________________

                                             Name: Eric N. Hoyle
                                             Title: Chief Financial Officer

                                         BESTFORM FOUNDATIONS, INC.

                                         By: ______________________

                                             Name: Peter L. Johnson
                                             Title: Chief Financial Officer

                                                                       Exhibit H
================================================================================

                          REGISTRATION RIGHTS AGREEMENT




                                      among






                             ITHACA INDUSTRIES, INC.



                                       and




                          THE STOCKHOLDERS PARTY HERETO




                       -----------------------------------

                           Dated as of _________, 1996

                       ----------------------------------


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.     Definitions .........................................................   1
2.     Securities Subject to this Agreement ................................   2
       (a)     Registrable Securities ......................................   2
       (b)     Holders of Registrable Securities ...........................   2

3.     Demand Registration; Shelf Registration .............................   2
       (a)     Request for Demand Registration .............................   2
       (b)     Effective Demand Registration ...............................   3
       (c)     Expenses ....................................................   3
       (d)     Underwriting Procedures .....................................   3
       (e)     Selection of Underwriters ...................................   4
       (f)     Limitations on Demand Registrations .........................   4
       (g)     Shelf Registration ..........................................   4
4.     Piggy-Back Registration .............................................   5
       (a)     Piggy-Back Rights ...........................................   5
       (b)     Priority of Registrations ...................................   5
       (c)     Expenses ....................................................   5
       (d)     Conditions and Limitations on Piggyback Registrations .......   5
5.     Holdback Agreements .................................................   6
       (a)     Restrictions on Public Sale by Holders ......................   6
       (b)     Restrictions on Public Sale by the Company ..................   6
6.     Registration Procedures .............................................   6
       (a)     Obligations of the Company ..................................   6
       (b)     Seller Information ..........................................   8
       (c)     Notice to Discontinue .......................................   8
7.     Registration Expenses ...............................................   9
8.     Indemnification; Contribution .......................................   9

       (a)     Indemnification by the Company ..............................   9
       (b)     Indemnification by Holders ..................................  10
       (c)     Conduct of Indemnification Proceedings ......................  10
       (d)     Contribution ................................................  10
9.     Registration and Trading of Common Stock;
          Listing; Rule 144; Other Exemptions ..............................  11
       (a)     Registration and Trading of Common Stock                       11
       (b)     Rule 144; Other Exemptions ..................................  11
10.    Certain Limitations on Registration Rights ..........................  11
11.    Miscellaneous .......................................................  11
       (a)     Recapitalizations, Exchanges, etc. ..........................  11
       (b)     No Inconsistent Agreements; Other Registration Rights .......  11
       (c)     Remedies ....................................................  11
       (d)     Amendments and Waivers ......................................  12
       (e)     Notices .....................................................  12
       (f)     Successors and Assigns ......................................  12
       (g)     Counterparts ................................................  12
       (h)     Headings ....................................................  12
       (i)     Governing Law ...............................................  13
       (j)     Jurisdiction ................................................  13
       (k)     Severability ................................................  13
       (l)     Rules of Construction .......................................  13
       (m)     Entire Agreement ............................................  13
       (n)     Further Assurances ..........................................  13


                                        i
                                    Exhibit H

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of ________, 1996, between ITHACA INDUSTRIES, INC., a Delaware corporation (the "Company") and the stockholders who have executed this Agreement.

     This Agreement is made in connection with the filing of the Plan (as defined below).

     The parties hereby agree as follows:

     1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated hereunder.

     "Approved Underwriter" has the meaning assigned such term in Section 3(e).

     "Approved Underwriter Amount" has the meaning assigned such term in Section 3(d).

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

     "Butler Noteholders" has the meaning assigned such term in the Plan.

     "Common Stock" means the Common Stock, $0.01 par value, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

     "Company Underwriter" has the meaning assigned such term in Section 4(a).

     "Demand  Registration"  has the  meaning  assigned  such  term  in  Section
3(a)(i).

     "Designated Holder" means the stockholders who are parties to this Agreement and any of their respective transferees to whom Registrable Securities have been transferred other than the transferee to whom such securities have been transferred pursuant to a registration statement under the Act or Rule 144 under the Act; provided, that such transferee agrees in writing to be bound by the terms of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

     "Holder" has the meaning assigned such term in Section 2(b).

     "Indemnified Party" has the meaning assigned such term in Section 8(c).

     "Indemnifying Party" has the meaning assigned such term in Section 8(c).

     "Initiating Holders" has the meaning assigned to such term in Section 3(a)(i).

     "Inspector" has the meaning assigned such term in Section 6(a)(x).

     "NASD" has the meaning assigned such term in Section 6(a)(xvi).

     "NASDAQ" has the meaning assigned to such term in Section 6(a)(xviii).

     "Northwestern" means The Northwestern Mutual Life Insurance Company.

     "Person" means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.


                                       1
                                   Exhibit H

     "Plan" means the Company's plan of reorganization dated August 29, 1996, as the same may be amended, under Chapter 11 of Title 11 of the United States Code.

     "Registrable Securities" means, subject to Section 2(a), each of the following: (a) shares of Common Stock issued to the stockholders party hereto upon consummation of the Plan and (b) securities issued or issuable in respect of shares of Common Stock issued, issuable or held pursuant to clause (a) above by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

     "Registration Expenses" has the meaning assigned such term in Section 7.

     "SEC" means the Securities and Exchange Commission.

     "Shelf Registration" has the meaning assigned to such term in Section 3(g).

     "Total Securities" has the meaning assigned such term in Section 4(a).

     "Underwriters" has the meaning assigned such term in Section 6(d).

     "Valid Business Reason" has the meaning assigned such term in Section 3(f).

     2. Securities Subject to this Agreement.

          (a) Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective under the Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement or (ii) the entire amount of Registrable Securities proposed to be sold in a single sale, in the opinion of counsel satisfactory to the Company, may be distributed to the public in such single sale pursuant to Rule 144 in compliance with the requirements of paragraphs (c), (e), (f) and (g) of Rule 144 (notwithstanding the provisions of paragraph (k) of such Rule) (or any successor provision then in effect) under the Act.

          (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities (a "Holder") whenever such Person (i) is a party to this Agreement (or a permitted transferee thereof who has agreed in writing to be bound by the terms of this Agreement) and (ii) owns Registrable
Securities. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

     3. Demand Registration; Shelf Registration.

        (a) Request for Demand Registration.

               (i) Subject to Section 3(f) below, the Holders may, in accordance with Section 3(a)(ii), request in writing the registration of Registrable Securities under the Act (each such registration under this Section 3(a) that satisfies the requirements set forth in Section 3(b) shall be referred to herein as a "Demand Registration" and the Holder or Holders requesting such Demand
Registration in accordance with the provisions of Section 3(a)(ii) shall be referred to herein as the "Initiating Holders"). Notwithstanding the foregoing, in no event shall the Company be required to effect more than three Demand Registrations. Each request for a Demand Registration by the Initiating Holders in respect thereof shall specify the amount of the Registrable Securities proposed to be sold, the intended method of disposition thereof and the jurisdictions in which registration is desired. Upon a request for a Demand Registration, the Company shall promptly take such steps as are necessary or appropriate to prepare for the registration of the Registrable Securities to be registered. Within fifteen (15) days after the receipt of such request, the Company shall give written notice thereof to all other Designated Holders and include in such registration all Registrable Securities held by a Designated Holder from whom the Company has received a written request for inclusion therein at least ten (10) days prior to the filing of the registration


                                       2
                                   Exhibit H
statement; provided, however, that the Designated Holders shall not be precluded from participating in such Demand Registration unless at least twenty (20) days have elapsed since their receipt of such notice from the Company. Subject to
Section 3(d), the Company shall be entitled to include in any registration statement and offering made pursuant to a Demand Registration, authorized but unissued shares of Common Stock, shares of Common Stock held by the Company as treasury shares or shares of Common Stock held by Stockholders other than the Holders; provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of the underwriting agreement or arrangements, if any, entered into by the Initiating Holders exercising the Demand Registration rights.

     (ii) Demand Registrations may be requested by the Holders as follows:

                    (A) one (1) Demand Registration may be requested in writing by each of Northwestern and the Butler Noteholders; provided, however, that either of such Holders shall forfeit its right to request such Demand Registration pursuant to this paragraph (A) at such time as such Holder owns less than 50% of the Registrable Securities owned of record by such Holder as of the date hereof;

                    (B) one (1) Demand Registration may be requested in writing by Designated Holders holding at least 20% of the Registrable Securities held by all of the Designated Holders; provided, however, that Northwestern and the Butler Noteholders shall not be permitted to join in any request pursuant to this subparagraph (ii)(B) of this Section 3(a) unless such Holder shall have previously exercised or forfeited prior to exercise its right to request a Demand Registration pursuant to clause (A) of this Section 3(a)(ii); and, provided, further, however, that for each Demand Registration under Section 3(a)(ii)(A) that shall have been forfeited prior to exercise, the number of Demand Registrations permitted under this Section 3(a)(ii)(B) shall be increased by one; and

                    (C) the Company shall cooperate with the Designated Holders in order to facilitate communications among such Persons solely for the purpose of obtaining the consent of sufficient Designated Holders to request a Demand Registration pursuant to Section 3(a)(ii)(B), including, without limitation, by providing a list of shareholders of the Company with their respective ownership of Registrable Securities and contact information, which shall be used solely for purposes of this Agreement.

       (b) Effective Demand Registration.  A registration  requested pursuant to
Section 3(a) hereof shall not count as one of the demands to which the Designated Holders are entitled thereunder unless such registration statement is declared effective and remains effective for at least ninety (90) days following the first day of effectiveness of such registration statement after, and resulting from, the request therefor.

       (c) Expenses. In any registration initiated as a Demand Registration, the Company shall pay all Registration Expenses in connection therewith, whether or not such requested Demand Registration becomes effective.

       (d) Underwriting Procedures. If the Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders to which the requested Demand Registration relates so elect, the offering of such Registrable Securities pursuant to such requested Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(e). In such event, the Initiating Holders and the Company shall use their respective reasonable efforts to include all Registrable Securities (including those securities requested by the Company to be included in such registration) requested by the Holders or the Company to be included in such registration. Notwithstanding the foregoing sentence, if the Approved Underwriter advises the Company in writing that, in its opinion, the aggregate amount of such Registrable Securities requested to be included in such offering (including those securities requested by the Company to be included in such registration) is sufficiently large to have an adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that in the opinion of the Approved Underwriter may be sold without any such effect on the success of such offering (the "Approved Underwriter Amount"), and (i) if the number of Registrable Securities to be included in such registration is greater than the Approved Underwriting Amount, then each Designated Holder shall be entitled to


                                       3
                                   Exhibit H
have included in such registration Registrable Securities equal to its pro rata portion of the Approved Underwriter Amount, as based on the amounts of Registrable Securities sought to be registered by the Designated Holders in their requests for participation in the requested Demand Registration, and the Company and any Person who is not a Designated Holder shall not include any securities therein, and (ii) to the extent that the number of Registrable
Securities to be included by the Designated Holders is less than the Approved Underwriter Amount, securities that the Company and any Person who is not a Designated Holder proposes to register may also be included.

       If, as a result of the proration provision of this Section 3(d), any Designated Holder shall not be entitled to include all Registrable Securities in a registration that such Designated Holder has requested to be included, such Designated Holder may elect to withdraw its request to include Registrable
Securities in such registration or may reduce the number requested to be included; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal or reduction shall be irrevocable.

       (e) Selection of Underwriters. If any requested Demand Registration is in the form of an underwritten offering, the Company shall (i) select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, that such underwriter shall be reasonably satisfactory to the Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders to be included in the requested Demand Registration, and (ii) be willing to enter into an underwriting agreement with the Approved Underwriter in customary form reasonably satisfactory to the Company with all desiring Designated Holders (subject to the pro-ration provisions of Section 3(d)).

       (f) Limitations on Demand Registrations. The Demand Registration rights granted to the Holders in Section 3(a) are subject to each of the following limitations: (i) the Company shall not be required to cause a Demand Registration pursuant to Section 3(a) to be declared effective within a period of one-hundred eighty (180) days following the date the Plan is consummated or within a period of one-hundred eighty (180) days after the effective date of any registration statement (other than the Shelf Registration or a registration statement on Form S-4 or Form S-8 or any successor form) of the Company under the Act covering securities of the same class as any Registrable Securities and
(ii) if the Board of Directors of the Company, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving the Company or any of its subsidiaries (a "Valid Business Reason"), the Company may postpone filing or effecting a registration statement relating to a Demand Registration, or withdraw the same, until such Valid Business Reason no longer exists, but in no event for more than one-hundred eighty (180) days after the date of postponement or withdrawal, as the case may be; provided, however, that the Company may not postpone or withdraw a filing under this Section 3(f)(ii) more than once in any twelve-month period.

       Upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (ii) above, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company's expenses) all copies, other than permanent file copies, then in such Holder's possession, of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall give any notice of postponement or withdrawal of a registration statement, the Company shall, at such time as the Valid Business Reason that caused such postponement or withdrawal no longer exists (but in no event later than one-hundred eighty (180) days after the date of the postponement), use its best efforts to effect promptly the registration under the Act of the Registrable Securities covered by the postponed or withdrawn registration statement in accordance with this Section 3 (unless a majority of the Initiating Holders delivering the Demand Registration request shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement), and such registration shall not be postponed or withdrawn pursuant to clause (ii) above.

       (g) Shelf Registration.

               (i) The Company shall use its reasonable best efforts to file within ninety (90) days after consummation of the Plan a "shelf" registration statement with respect to the Registrable Securities on Form S-3, if such form is available to the Company, or on Form S-1, otherwise, pursuant to Rule 415


                                       4
                                   Exhibit H
under the Securities Act (the "Shelf Registration"). The Company shall use its reasonable best efforts to have the Shelf Registration declared effective as soon as reasonably practicable after such filing.

               (ii) Unless a registration effected under the Shelf Registration is a Demand Registration, such registration shall not be in the form of an underwritten offering. The Company shall pay the Registration Expenses in connection with such registration in accordance with Section 7.

     4. Piggy-Back Registration.

       (a) Piggy-Back Rights. If the Company proposes to file or files a registration statement under the Act with respect to an offering by the Company for its own account of any class of security (other than a registration statement on Form S-4 or S-8 (or any successor form thereto)) under the Act, then the Company shall give written notice of such proposed filing or filing to each of the Holders, which notice shall be delivered no later than the date on which such filing is made and shall describe in detail the proposed registration and distribution and offer such Holders the opportunity to register the number of Registrable Securities as each such Holder may request. The Company shall use its best efforts to permit the Holders who have requested to participate in the registration for such offering within fifteen (15) days of the delivery of notice provided for in the preceding sentence to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein. Notwithstanding the foregoing, if such registration involves an underwritten offering and the managing underwriters or underwriters (the "Company Underwriter") shall advise the Holders of Registrable Securities in writing that, in its opinion, the total amount of securities requested to be included in such offering (the "Total Securities") is sufficiently large so as to have an adverse effect on the success of the distribution of the Total Securities, then the Company shall include in such registration, to the extent of the number of Registrable Securities which the Company is so advised can be sold in (or during the time of) such offering without having such adverse effect, first, all Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock that the Company proposed to register for its own account, second, all securities proposed to be registered by the Designated Holders, pro rata among such Designated Holders, and third, all other securities proposed to be registered.

       (b) Priority of Registrations. Subject to the provisions of Section 3(f), if the Company proposes to register securities pursuant to Section 4(a) hereof on the same day that the Designated Holders request a registration pursuant to
Section 3(a) hereof, then the Demand Registration requested pursuant to Section 3(a) hereof shall be given priority.

       (c) Expenses. The Company shall bear all Registration Expenses in connection with any registration pursuant to this Section 4 in accordance with
Section 7.

       (d) Conditions and Limitations on Piggyback Registrations. If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and, without prejudice, however, to the rights of Holders under Section 3, (i) in the case of a determination not to register, shall be relieved of its obligation to register the Registrable Securities in connection with such abandoned registration and (ii) in the case of a determination to delay the registration of its securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities.

       Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this
Section 4 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

                                       5
                                   Exhibit H

     5. Holdback Agreements.

       (a) Restrictions on Public Sale by Holders. Each Holder agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Act, during such reasonable period of not less than ninety (90) days and not more than one-hundred eighty (180) days (which period, in any case, shall not exceed the applicable period under Section 5(b)) commencing on the effective date of such Demand Registration or piggy-back registration or other underwritten offering (except as part of such registration), as may be requested by the Approved Underwriter or the Company Underwriter, in the case of an underwritten public offering. Each Holder also agrees that, during such reasonable period of duration (of at least ninety (90) days but not more than one hundred eighty (180) days (which period, in any case, shall not exceed the applicable period under Section 5(b)) specified by the Company and an underwriter of Common Stock in connection with any underwritten public offering by the Company, commencing on the effective date of a registration statement of the Company filed under the Act relating to such offering, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period (except Registrable Securities included in such registration).

       (b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities for its own account (except pursuant to registrations on Form S-4 or S-8 (or any successor form thereto) under the Act) during such reasonable period of at least ninety
(90) days and not more than one-hundred eighty (180) days commencing on the effective date of any registration statement (other than the Shelf Registration) in which the Holders are participating, as may be requested by the Approved Underwriter or the Company Underwriter (except for securities being sold by the Company for its own account under such registration statement).

     6. Registration Procedures.

       (a) Obligations of the Company. Whenever registration of Registrable Securities is required pursuant to Section 3 or 4 of this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

               (i) file any necessary post-effective amendments to the Shelf Registration (including, without limitation, any post-effective amendment necessary to include a form of prospectus reasonably requested by any Approved Underwriter or Company Underwriter) and use its reasonable best efforts to have such amendment to the Shelf Registration declared effective as soon as reasonably practicable after such filing (in any event not later than sixty (60) days thereafter) and, subject to Sections 3(f) and 6(a)(iv), shall use its reasonable best efforts to keep the Shelf Registration as so amended continuously effective;

               (ii) in the event the Shelf Registration is unavailable for any offering contemplated by this Agreement, as determined by the Company and its counsel, or as otherwise requested by an Approved Underwriter, subject to
Section 3(f), (A) prepare and file with the SEC (in any event not later than sixty (60) Business Days after receipt of a request to file a registration statement with respect to Registrable Securities) a registration statement on any form on which registration is requested for which the Company then qualifies, which counsel for the Company shall deem appropriate and pursuant to which such offering may be made in accordance with the intended method of distribution thereof (except that the registration statement shall contain such of the information now required to be included in a registration statement on Form S-1 as is reasonably requested for marketing purposes by the Approved Underwriter or the Company Underwriter), and (B) use its best efforts to cause any such Demand Registration to become effective as soon as reasonably practicable after such filing (in any event not later than sixty (60) days thereafter);

               (iii) notify each seller of Registrable Securities pursuant to any registration statement of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                                       6
                                   Exhibit H

               (iv)  prepare  and  file  with  the  SEC  such   amendments   and
supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the registration form utilized by the Company or by the instructions applicable to such registration form or by the Act or the rules and regulations promulgated thereunder, until the earlier of (A) such time as all of such Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition or otherwise by the sellers thereof set forth in such registration statement and (B) in the case of the Shelf Registration, three (3) years, and, in the case of a registration statement other than the Shelf Registration, subject to Section 3(f)(ii), one-hundred eighty (180) days, in any case, after the initial effective date of such registration statement; provided, however, that the Company shall be permitted by written notice to the Designated Holders to suspend the availability of the Shelf Registration for (A) up to ninety (90) days during any twelve-month period and (B) during any period in which the Company is not eligible to use Form S-3 for the Shelf Registration, for such additional periods as shall be necessary to cause any post-effective amendments to the Shelf Registration to become effective; provided, further, however, that the three-year period shall be extended by one (1) additional day for each day that the availability of the Shelf Registration is suspended pursuant to the preceding proviso;

               (v) as soon as reasonably possible, furnish to each seller of Registrable Securities, prior to filing a registration statement or any supplement or amendment thereto, copies of such registration statement, supplement or amendment as it is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

               (vi) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(a)(vi), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

               (vii) use its reasonable best efforts to obtain all other approvals, covenants, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the sellers of such Registrable Securities to consummate the disposition of such Registrable Securities;

               (viii) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus so that, after delivery of such supplement or amendment to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

               (ix) enter into and perform customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

               (x) make available for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any managing underwriter (each, an "Inspector" and, collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and any subsidiaries' officers, directors and employees, and the independent public


                                       7
                                   Exhibit H
accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement;

               (xi) obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters, as the managing underwriter may reasonably request;

               (xii) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and as are customarily included in such opinions;

               (xiii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen
(15) months after the effective date of the registration statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Act;

               (xiv) keep each seller of Registrable Securities advised as to the initiation and progress of any registration under Section 3 or 4 hereunder;

               (xv) provide officers' certificates and other customary closing documents;

               (xvi) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and underwriters' counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD");

               (xvii)  provide  appropriate  officers  as  are  requested  by an
Approved Underwriter or a Company Underwriter to participate in a "road show" or similar marketing effort being conducted by such underwriter with respect to an underwritten Demand Registration or piggy-back registration including Registrable Securities;

               (xviii)  use its  reasonable  best  efforts  to  cause  all  such
Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, to be listed on the NASD automated quotation system ("NASDAQ") and, if listed on the NASD automated quotation system, use its reasonable best efforts to (A) secure designation of all such Registrable Securities as a NASDAQ "national market system security" within the meaning of Rule llAa2-1 under the Exchange Act and (B) cause such Registrable Securities to be listed on the Nasdaq Stock Market's National Market or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD; and

               (xix) use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

       (b) Seller Information. The Company may require as a condition precedent of the Company's obligations under this Section 6 that each seller of Registrable Securities as to which any registration is being effected furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

       (c) Notice to Discontinue. Each Holder agrees that, upon receipt of any notice from the Company of the suspension of the availability of the Shelf


                                       8
                                   Exhibit H

Registration under Section 6(a)(iv) or the happening of any event of the kind described in Section 6(a)(viii), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until (as applicable) the end of such suspension period or such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(viii) and, if so directed by the Company in the case of an event described in Section 6(a)(viii), such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 6(a)(iv)) by the number of days during the period (as applicable) of suspension of availability under Section 6(a)(iv) or from and including the date of the giving of such notice pursuant to Section 6(a)(viii) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 6(a)(viii).

     7. Registration Expenses. The Company shall pay all of its expenses (other than underwriting discounts and commissions) arising from or incident to the performance of, or compliance with, this Agreement, including, without limitation, (a) SEC, stock exchange and NASD registration and filing fees, (b) all fees and expenses incurred in complying with securities or blue sky laws (including, without limitation, reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and customary delivery expenses, (d) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits required in connection with any registration) and (e) the reasonable fees, charges and expenses of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, regardless of whether the registration statement filed in connection with such registration is declared effective. The Company shall also pay the reasonable fees, charges and disbursements of a single counsel to all of the Designated Holders participating in any requested Demand Registration or Shelf Registration solely as such fees, charges and disbursements relate to the review of (i) the "Selling Shareholders" or "Plan of Distribution" section of any registration statement under which such registration is being effected or (ii) any other documents to be executed by such Designated Holders in connection with such registration. All of the expenses described in this Section 7 are referred to in this Agreement as "Registration Expenses." Notwithstanding the foregoing provisions of this
Section 7, in connection with any registration hereunder, each Holder of Registrable Securities being registered shall pay all underwriting discounts and commissions, all expenses of counsel (except as set forth in the preceding sentence) and experts retained by such Holder, and any capital gains, income or transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering.

     8. Indemnification; Contribution.

       (a) Indemnification by the Company. In the event of any proposed registration of securities of the Company pursuant to Section 3 or 4, the Company agrees to indemnify and hold harmless each Holder, its directors, officers, partners, employees, advisors and agents, and each Person who controls (within the meaning of the Act or the Exchange Act) such Holder, to the extent permitted by law, from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements and other charges of counsel) or other liabilities resulting from or arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any document incorporated by reference in any of the foregoing or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of such Holder expressly for use therein. The Company shall also indemnify any underwriters of the Registrable Securities, their officers, directors and employees, and each Person who controls any such underwriter (within the meaning of the Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

                                       9
                                   Exhibit H

       (b) Indemnification by Holders. In connection with any proposed registration in which a Holder is participating pursuant to Section 3 or 4 hereof, each such Holder shall furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any registration statement or prospectus to be used in connection with such registration and each Holder agrees to indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, officers, employees and each Person who controls (within the meaning of the Act and the Exchange Act) the Company or such underwriter to the same extent as the foregoing indemnity from the Company to the Holders (subject to the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the liability of any Holder under this Section 8(b) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability.

       (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that, the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless
(i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct; provided, however, that the Indemnifying Party shall only have to pay the fees and expenses of one firm of counsel for all Indemnified Parties in each jurisdiction. In either of such cases the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party. The rights accorded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

       (d) Contribution. If the indemnification provided for in Section 8(a) from the Indemnifying Party is unavailable to an Indemnified Party in respect of any losses, claims, damages, expenses or other liabilities referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, expenses or other liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, expenses or other liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party's and Indemnified Party's relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, expenses or other liabilities


                                       10
                                   Exhibit H
referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

       The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution pursuant to this Section 8(d).

     9. Registration and Trading of Common Stock; Listing; Rule 144; Other Exemptions.

       (a) Registration and Trading of Common Stock. The Company shall use its reasonable best efforts to cause the Common Stock to be registered under the Exchange Act and to be eligible to trade on the NASDAQ. The Company shall use its reasonable best efforts to arrange for at least two market makers to register as such with respect to the Common Stock with the NASD.

       (b) Rule 144; Other Exemptions. The Company covenants that it shall file any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and that it shall take such further action as each Holder may reasonably request (including, but not limited to, providing any information necessary to comply with Rules 144 and 144A (if available with respect to resales of the Registrable Securities) under the Act), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A (if available with respect to resales of the Registrable Securities) under the Act, as such rules may be amended from time to time, or (ii) any other rules or regulations now existing or hereafter adopted by the SEC.

     10. Certain Limitations on Registration Rights. In the case of a registration under Section 4 if the Company has determined to enter into an underwriting agreement in connection therewith, no person may participate in such registration unless such person (a) agrees to sell such person's securities on the basis provided therein and (b) completes and executes all questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other documents required under the terms of such underwriting agreements.

     11. Miscellaneous.

       (a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

       (b) No Inconsistent Agreements; Other Registration Rights. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement other than any lock-up agreement with the underwriters in connection with an underwritten offering pursuant to which the Company agrees, for a period not in excess of one hundred eighty (180) days, not to register for sale, and not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

       (c) Remedies. The Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.
                                       11
                                   Exhibit H

       (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of such section may not be given unless the Company has obtained the prior written consent of the Designated Holders holding at least a majority of the Registrable Securities held by all of the Designated Holders.

       (e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

               (i)  if to the Company:

                       Ithaca Industries, Inc.
                       Highway 268 West
                       P.O. Box 620
                       Wilkesboro, North Carolina 28697
                       Attention: Chief Executive Officer

                       with a copy to:

                       Paul, Weiss, Rifkind, Wharton & Garrison
                       1285 Avenue of the Americas
                       New York, New York 10019-6064
                       Telecopier No.: (212) 757-3990
                       Attention: Carl L. Reisner, Esq.

               (ii)  if to Holders:

                       at the address set forth in the Company's records.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

       (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that the registration rights of the Holders and the other obligations of the Company contained in this Agreement shall, with respect to any
Registrable Security, be automatically transferred from a Holder to any subsequent holder of such Registrable Security (including any pledgee). Notwithstanding any transfer of such rights, all of the obligations of the Company hereunder shall survive any such transfer and shall continue to inure to the benefit of all transferees. In the case of transfers of Registrable Securities made by Northwestern or the Butler Noteholders (or their successors to the rights and limitations described in this sentence), if such Person shall notify the Company that such Person is assigning the rights and such transferee is assuming the limitations specific to such Person as are set forth in Section 3(a)(ii), then such rights and limitations shall be so assigned and assumed and the transferee shall hold and be subject to the same in lieu of the transferor; provided, however, that for purposes of the determination of whether such rights and limitations are to be given effect under this Agreement at any time, the ownership by such transferee of Registrable Securities shall be measured against the initial ownership on the date hereof of Registrable Securities of the initial Holder whose rights and limitations are being assigned to and assumed by such transferee.

       (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                                       12
                                   Exhibit H

       (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law of such State.

       (j) Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10(e), such service to become effective 10 days after such mailing.

       (k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

       (l) Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

       (m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings in respect of the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

       (n) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

                                          ITHACA INDUSTRIES, INC.

                                          By
                                             --------------------------------
                                          Name:
                                          Title:

                                          THE STOCKHOLDERS:

                                          -----------------------------------


                                       13
                                   Exhibit H

                                                                       Exhibit I

                             ITHACA INDUSTRIES, INC.
                       1996 Long-Term Stock Incentive Plan

     SECTION 1. Purpose. The purposes of this Ithaca Industries, Inc. 1996 Long-Term Stock Incentive Plan are to promote the interests of Ithaca
Industries, Inc. and its stockholders by (i) attracting and retaining exceptional officers and other key employees and consultants of the Company and its Subsidiaries, as defined below; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and
(iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

     SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by or controls the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

     "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Other Stock-Based Award or Performance Compensation Award.

     "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "Board" shall mean the Board of Directors of the Company.

     "Change of Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than a disposition to a Person or Persons who are the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of at least fifty percent (50%) of the combined voting power of the outstanding voting stock of the Company at the time of disposition,
(ii) any Person or group (other than the Company, any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares of the Company) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office; provided that in no event shall any public offering of the Company' s equity securities pursuant to an effective registration statement under the Securities Act of 1933 be deemed to constitute a Change of Control.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean (i) a committee of the Board designated by the Board to administer the Plan and composed of not less two directors, each of whom is intended to be a "Non-Employee Director" (within the meaning of Rule 16b-3) and an "outside director" (within the meaning of Code section 162(m)) to the extent Rule 16b-3 and Code section 162(m), respectively, are applicable to the Company or (ii) during any period when Rule 16b-3 and Code section 162(m) are not applicable to the Company, if at any time such a committee has not been so designated by the Board, the Board or any authorized committee thereof.

                                       1
                                   Exhibit I

     "Company" shall mean Ithaca Industries, Inc., together with any successor thereto.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall mean, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (B) with respect to the Shares, as of any date, (i) the mean between the high and low sales prices of the Shares as reported on the composite tape for securities traded on the New York Stock Exchange for the immediately preceding trading date (or if not then trading on the New York Stock Exchange, the mean between the high and low sales price of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

     "Incentive Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     "Negative Discretion" shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award; provided that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as "Performance-Based Compensation" under Section 162(m) of the Code. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) or 11(d)(vi) of the Plan. Notwithstanding anything herein to the contrary, in no event shall Negative Discretion be exercised by the Committee with respect to any Option or Stock Appreciation Right (other than an Option or Stock Appreciation Right that is intended to be a Performance Compensation Award under
Section 11 of the Plan).

     "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

     "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     "Other Stock-Based Award" shall mean any right granted under Section 10 of the Plan.

     "Participant" shall mean any officer or other key employee or consultant of the Company or its Subsidiaries eligible for an Award under Section 5 and selected by the Committee to receive an Award under the Plan.

     "Performance Award" shall mean any right granted under Section 9 of the Plan.

     "Performance Compensation Award" shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

     "Performance Criteria" shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Subsidiary, Affiliate, division or operational unit of the Company) and shall be limited to the following: Return on net assets, return on shareholders' equity, return on assets, return on capital,
shareholder   returns,   profit  margin,   earnings  before   interest,   taxes,
depreciation and amortization (EBITDA), earnings per Share, net earnings, operating earnings, market price per Share and sales or market share. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

                                       2
                                   Exhibit I

     "Performance Formula" shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

     "Performance Goals" shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of a Performance Period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as Performance-Based Compensation under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company; or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

     "Performance Period" shall mean the one or more periods of time of at least one year in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Compensation Award.

     "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Plan" shall mean this Ithaca Industries, Inc. 1996 Long-Term Stock Incentive Plan.

     "Restricted Stock" shall mean any Share granted under Section 8 of the Plan.

     "Restricted Stock Unit" shall mean any unit granted under Section 8 of the Plan.

     "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

     "Shares" shall mean the common shares of the Company, $.01 par value, or such other securities of the Company (i) into which such common shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b).

     "Stock Appreciation Right" shall mean any right granted under Section 7 of the Plan.

     "Subsidiary" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

     "Substitute Awards" shall have the meaning specified in Section 4(c).

     SECTION 3. Administration. (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and designate those Awards which shall constitute Performance Compensation Awards; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether,  to what extent, and under what circumstances  Awards may

                                       3
                                   Exhibit I
be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award (subject to Section 162(m) of the Code with regard to Performance Compensation Awards) shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

     (c) The mere fact that a Committee member shall fail to qualify as a "Non-Employee Director" or "outside director" within the meaning of Rule 16b-3 and Code section 162(m), respectively, shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan.

     (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

     (e) With respect to any Performance Compensation Award granted to a Participant under the Plan, the Plan shall be interpreted and construed in accordance with Section 162(m) of the Code.

     SECTION 4. Shares Available for Awards.

     (a) Shares Available. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 928,962; the maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any Participant in any fiscal year shall be 273,224 and the maximum number of Shares which may be paid to a Participant in the Plan in connection with the settlement of any Award(s) designated as Performance Compensation Awards in respect of a single Performance Period shall be 109,290 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such Award shall, to the maximum extent permitted under Section 162(m) of the Code, again be, or shall become, Shares with respect to which Awards may be granted hereunder.

     (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted,
(ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award; provided, in each case, that no such adjustment shall be authorized to the extent that such authority or adjustment would cause an Award designated by the Committee as a Performance Compensation Award under Section 11 of the Plan or an Option or Stock
Appreciation Right with an exercise price or grant price (as applicable) equal to Fair Market Value of a Share to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

                                       4
                                   Exhibit I

     (c) Substitute Awards. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines ("Substitute Awards"). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

     (d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     SECTION 5. Eligibility. Any officer or other key employee or consultant to the Company or any of its Subsidiaries (including any prospective officer, key employee or consultant), who is not a member of the Committee, shall be eligible to be designated a Participant.

     SECTION 6. Stock Options.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to Non-Qualified Stock Options.

     (b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement.

     (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Options with an exercise price equal to the Fair Market Value per Share as of the date of grant are intended to qualify as "performanced-based compensation" under Section 162(m) of the Code. In the sole discretion of the Committee, Options may be granted with an exercise price that is less than the Fair Market Value per Share and such Options may, but need not, be intended to qualify as Performanced Based Compensation in accordance with Section 11 hereof.

     (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, (i) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least 6 months) or
(ii) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell such Shares and deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

     SECTION 7. Stock Appreciation Rights.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and

                                       5
                                   Exhibit I
limitations applicable to the exercise thereof. Stock Appreciation Rights with a grant price equal to the Fair Market Value per Share as of the date of grant are intended to qualify as "performanced-based compensation" under Section 162(m) of the Code. In the sole discretion of the Committee, Stock Appreciation Rights may be granted with a grant price that is less than the Fair Market Value per Share and such Options may, but need not, be intended to qualify as Performanced Based Compensation in accordance with Section 11 hereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after the date of grant.

     (b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

     (c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

     SECTION 8. Restricted Stock and Restricted Stock Units.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

     (b) Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

     (c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

     SECTION 9. Performance Awards.

     (a) Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a "Performance Award", which shall consist of a right which is (i) denominated in cash or Shares, (ii) payable in amounts, as determined by the Committee, based upon the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

     (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance

                                       6
                                   Exhibit I
period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

     (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

     SECTION 10. Other Stock-Based Awards.

     (a) General. The Committee shall have authority to grant to Participants an "Other Stock-Based Award", which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.

     (b) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this
Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

     SECTION 11. Performance Compensation Awards.

     (a) General. The Committee shall have the authority, at the time of grant of any Award described in Sections 6 through 10 (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to the Fair Market Value per Share on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as Performance-Based Compensation under Section 162(m) of the Code.

     (b) Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code) which Participant will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such
Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

     (c) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is(are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

                                       7
                                   Exhibit I

     (d) Payment of Performance Compensation Awards

     (i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

     (ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant's Performance Award has been earned for the Performance Period.

     (iii) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate.

     (iv) Negative Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgement, such reduction or elimination is appropriate.

     (v) Timing of Award Payments. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by this Section 11.

     (vi) Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 109,290 Shares or, in the event the Performance Compensation Award is paid in cash, the equivalent cash value thereof on the last day of the Performance Period to which such Award relates. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date.

     SECTION 12. Amendment and Termination.

     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act or Code section 162(m) (provided that the Company is subject to the requirements of Section 16 of the Exchange Act or Code section 162(m), as the case may be, as of the date of such action).

     (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be
effective   without  the  consent  of  the  affected   Participant,   holder  or
beneficiary.

     (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in

                                       8
                                   Exhibit I
applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority or adjustment would cause an Award designated by the Committee as a Performance Compensation Award under Section 11 of the Plan to fail to qualify as "Performance-Based Compensation" under Section 162(m) of the Code.

     SECTION 13. Change of Control. In the event of a Change of Control after the date of the adoption of this Plan, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control.

     SECTION 14. General Provisions.

     (a) Nontransferability.

     (i) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative.

     (ii) No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

     (b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

     (c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (d) Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

     (e) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

     (f) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

                                       9
                                   Exhibit I

     (g) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (h) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

     (i) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

     (j) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to such applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (k) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

     (l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (m) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (n) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     SECTION 16. Term of the Plan.

     (a) Effective Date. The Plan shall be effective as of the date of its approval by the shareholders of the Company.

                                       10
                                   Exhibit I

     (b) Expiration Date. Unless sooner terminated by the Board, the Plan shall remain effective until the earlier to occur of (i) January 31, 2006 and (ii) the first meeting of shareholders of the Company at which directors are to be elected that occurs after the Company's registration of any class of common equity securities under Section 12 of the Securities Exchange Act of 1934 (the "Expiration Date"). No Award shall be granted under the Plan after the Expiration Date unless the Plan has been re-approved by the Company's shareholders. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the Expiration Date.

                                       11
                                   Exhibit I